Exhibit 10.1


                                                                EXECUTION COPY





                          SENIOR CREDIT AGREEMENT

                         dated as of June 12, 2000

                                   among

                           RITE AID CORPORATION,

                          The Banks Party Hereto,

                            CITICORP USA, INC.,
                      as Senior Administrative Agent,

                            CITICORP USA, INC.,
                        as Senior Collateral Agent,

                                    and

            HELLER FINANCIAL, INC. and FLEET RETAIL FINANCE INC.
                           as Syndication Agents,




==============================================================================





                           TABLE OF CONTENTS
                           -----------------

                                                                        PAGE
                                                                        ----


                               ARTICLE 1
                              DEFINITIONS

SECTION 1.01.   DEFINITIONS.................................................1
SECTION 1.02.   ACCOUNTING TERMS AND DETERMINATIONS........................29
SECTION 1.03.   CLASSES AND TYPES OF LOANS.................................29
SECTION 1.04.   TERMS DEFINED IN DEFINITIONS ANNEX.........................29
SECTION 1.05.   OTHER DEFINITIONAL PROVISIONS..............................30


                               ARTICLE 2
                              THE CREDITS

SECTION 2.01.   COMMITMENTS................................................30
SECTION 2.02.   LOANS    ..................................................31
SECTION 2.03.   BORROWING PROCEDURE........................................33
SECTION 2.04.   NOTES AND RECORDS..........................................34
SECTION 2.05.   SENIOR FEES................................................35
SECTION 2.06.   INTEREST ON LOANS..........................................36
SECTION 2.07.   DEFAULT INTEREST...........................................37
SECTION 2.08.   TERMINATION AND REDUCTION OF COMMITMENTS...................37
SECTION 2.09.   CONVERSION AND CONTINUATION OF BORROWINGS..................38
SECTION 2.10.   REPAYMENT OF BORROWINGS....................................40
SECTION 2.11.   OPTIONAL PREPAYMENT........................................40
SECTION 2.12.   MANDATORY PREPAYMENTS......................................41
SECTION 2.13.   BREAKAGE ..................................................43
SECTION 2.14.   PRO RATA TREATMENT.........................................44
SECTION 2.15.   PAYMENTS ..................................................45
SECTION 2.16.   SWINGLINE LOANS............................................45
SECTION 2.17.   LETTERS OF CREDIT..........................................48
SECTION 2.18.   ADJUSTMENTS TO BORROWING BASE ADVANCE RATES................53


                               ARTICLE 3
                               CONDITIONS

SECTION 3.01.   FIRST CREDIT EVENT.........................................54
SECTION 3.02.   ALL CREDIT EVENTS..........................................60


                               ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES

SECTION 4.01.   CORPORATE EXISTENCE AND POWER..............................61
SECTION 4.02.   CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION.61
SECTION 4.03.   BINDING EFFECT.............................................62
SECTION 4.04.   FINANCIAL AND OTHER INFORMATION............................62
SECTION 4.05.   ACCURACY OF INFORMATION....................................63
SECTION 4.06.   LITIGATION.................................................63
SECTION 4.07.   COMPLIANCE WITH ERISA......................................64
SECTION 4.08.   TAXES    ..................................................64
SECTION 4.09.   SUBSIDIARIES...............................................64
SECTION 4.10.   ENVIRONMENTAL MATTERS......................................65
SECTION 4.11.   YEAR 2000 COMPLIANCE.......................................65
SECTION 4.12.   OTHER REPRESENTATIONS......................................65
SECTION 4.13.   EXISTING AND INDEPENDENT LETTERS OF CREDIT.................65
SECTION 4.14.   INSURANCE..................................................66
SECTION 4.15.   SOLVENCY ..................................................66
SECTION 4.16.   TITLE TO PROPERTIES........................................66
SECTION 4.17.   INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.67
SECTION 4.18.   LABOR MATTERS..............................................67


                               ARTICLE 5
                               COVENANTS

SECTION 5.01.   INFORMATION................................................67
SECTION 5.02.   PAYMENT OF OBLIGATIONS.....................................71
SECTION 5.03.   MAINTENANCE OF PROPERTY; INSURANCE.........................72
SECTION 5.04.   CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE...........74
SECTION 5.05.   COMPLIANCE WITH LAWS.......................................74
SECTION 5.06.   INSPECTION OF PROPERTY, BOOKS AND RECORDS..................74
SECTION 5.07.   RESTRICTION ON OTHER AGREEMENTS, PAYMENT LIMITATIONS, DEBT
                PREPAYMENTS, AMENDMENTS TO OTHER AGREEMENTS................74
SECTION 5.08.   FURTHER ASSURANCES.........................................76
SECTION 5.09.   BORROWING BASE REVIEWS.....................................76
SECTION 5.10.   SUBSIDIARIES...............................................77
SECTION 5.11.   INTERCOMPANY TRANSFERS.....................................77
SECTION 5.12.   INVENTORY PURCHASING.......................................77
SECTION 5.13.   CASH MANAGEMENT SYSTEM.....................................78
SECTION 5.14.   RESTRICTION ON SALE AND LEASEBACK TRANSACTIONS.............78
SECTION 5.15.   RESTRICTION ON LIENS.......................................79
SECTION 5.16.   CAPITAL EXPENDITURES.......................................80
SECTION 5.17.   MINIMUM EBITDA.............................................81
SECTION 5.18.   MINIMUM INTEREST COVERAGE RATIO............................82
SECTION 5.19.   MINIMUM FIXED CHARGE COVERAGE RATIO........................83
SECTION 5.20.   RESTRICTION ON DEBT........................................84
SECTION 5.21.   LIMITATION ON INVESTMENTS AND ACQUISITIONS.................86
SECTION 5.22.   CONSOLIDATIONS AND MERGERS.................................88
SECTION 5.23.   DISPOSITIONS OF ASSETS.....................................88
SECTION 5.24.   USE OF PROCEEDS............................................89
SECTION 5.25.   RESTRICTIONS ON ASSET HOLDINGS BY THE BORROWER.............90
SECTION 5.26.   RESTRICTED PAYMENTS........................................91
SECTION 5.27.   BUSINESS OF BORROWER AND SUBSIDIARIES......................91
SECTION 5.28.   TRANSACTIONS WITH AFFILIATES...............................91
SECTION 5.29.   NEW SYNTHETIC LEASES.......................................92
SECTION 5.30.   CORPORATE SEPARATENESS.....................................93
SECTION 5.31.   LIMITATION ON DERIVATIVE OBLIGATIONS.......................93


                                 ARTICLE 6
                                  DEFAULTS

SECTION 6.01.   EVENTS OF DEFAULT..........................................93
SECTION 6.02.   NOTICE OF DEFAULT..........................................96


                                 ARTICLE 7
                                 THE AGENTS

SECTION 7.01.   APPOINTMENT AND AUTHORIZATION..............................96
SECTION 7.02.   SENIOR ADMINISTRATIVE AGENT AND AFFILIATES.................97
SECTION 7.03.   ACTION BY AGENTS...........................................97
SECTION 7.04.   CONSULTATION WITH EXPERTS..................................97
SECTION 7.05.   LIABILITY OF SENIOR ADMINISTRATIVE AGENT...................97
SECTION 7.06.   INDEMNIFICATION............................................98
SECTION 7.07.   CREDIT DECISION............................................98
SECTION 7.08.   RESIGNATION OF AGENTS......................................98
SECTION 7.09.   REMOVAL OF SENIOR ADMINISTRATIVE AGENT.....................99


                                 ARTICLE 8
                          CHANGE IN CIRCUMSTANCES

SECTION 8.01.   BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR...100
SECTION 8.02.   ILLEGALITY.................................................100
SECTION 8.03.   INCREASED COST AND REDUCED RETURN..........................101
SECTION 8.04.   TAXES    ..................................................102
SECTION 8.05.   BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS.104


                                 ARTICLE 9
                               MISCELLANEOUS

SECTION 9.01.   NOTICES  ..................................................105
SECTION 9.02.   NO WAIVERS.................................................105
SECTION 9.03.   EXPENSES; INDEMNIFICATION..................................105
SECTION 9.04.   SETOFF; SHARING OF SETOFFS.................................106
SECTION 9.05.   AMENDMENTS AND WAIVERS; RELEASE OF SENIOR COLLATERAL AND
                SUBSIDIARY GUARANTORS......................................107
SECTION 9.06.   SUCCESSORS AND ASSIGNS.....................................108
SECTION 9.07.   GOVERNING LAW; SUBMISSION TO JURISDICTION..................109
SECTION 9.08.   COUNTERPARTS; INTEGRATION..................................110
SECTION 9.09.   WAIVER OF JURY TRIAL.......................................110
SECTION 9.10.   COLLATERAL TRUST AND INTERCREDITOR AGREEMENT...............110
SECTION 9.11.   CASH SWEEP.................................................110


                                                 ANNEXES

Annex 1                    -        Initial Revolving Credit Commitments and
                                    Term Loan Commitments
Annex 2                    -        Administrative Information
Annex 3                    -        Description of the Transactions
Annex 4                    -        Definitions Annex


                                                 SCHEDULES

Schedule 1.01(a)           -        Existing Litigation
Schedule 1.01(b)           -        Mortgaged Properties
Schedule 1.01(c)           -        Subsidiary Guarantors
Schedule 4.13(a)           -        Independent Standby Letters of Credit
Schedule 4.13(b)           -        Existing Trade Letters of Credit
Schedule 4.14              -        Insurance
Schedule 4.16(b)(i)        -        Leases on Mortgaged Properties
Schedule 4.16(b)(ii)       -        Permitted Liens on Mortgaged Properties
Schedule 4.16(c)           -        Leased Warehouses and Distribution Centers
Schedule 5.14(a)           -        Permitted Sale and Leaseback Transactions
Schedule 5.15(i)           -        Permitted Liens
Schedule 5.20(f)           -        Permitted Debt
Schedule 5.24(b)(iv)       -        Permitted Dividends Payable on Capital Stock
Schedule 5.28              -        Permitted Affiliate Transactions


                                                 EXHIBITS

Exhibit A-1                -        Form of Term Note
Exhibit A-2                -        Form of Revolving Credit Note
Exhibit A-3                -        Form of Swingline Note
Exhibit B                  -        Form of Borrowing Request
Exhibit C                  -        Form of Continuation/Conversion Request
Exhibit D                  -        Form of Issuance Request
Exhibit E                  -        Form of Borrowing Base Certificate
Exhibit F                  -        Form of Assignment and Assumption Agreement
Exhibit G                  -        Form of Senior Subsidiary Guarantee
                                    Agreement
Exhibit H                  -        Form of Senior Subsidiary Security
                                    Agreement
Exhibit I                  -        Form of Senior Indemnity, Subrogation and
                                    Contribution Agreement
Exhibit J                  -        Form of Senior Mortgage
Exhibit K                  -        Form of Second Priority Subsidiary
                                    Guarantee Agreement
Exhibit L                  -        Form of Second Priority Subsidiary
                                    Security Agreement
Exhibit M                  -        Form of Second Priority Indemnity,
                                    Subrogation and Contribution Agreement
Exhibit N                  -        Form of Second Priority Mortgage
Exhibit O-1                -        Form of Opinion of Skadden, Arps, Slate,
                                    Meagher & Flom, Special New York Counsel
                                    to the Borrower
Exhibit O-2                -        Form of Opinion of General Counsel of the
                                    Borrower
Exhibit P                  -        Form of Administrative Questionnaire
Exhibit Q                  -        Form of Intercompany Inventory Purchase
                                    Agreement





                                    SENIOR CREDIT AGREEMENT dated as of
                           June 12, 2000, among RITE AID CORPORATION, a
                           Delaware corporation ("Rite Aid" or the
                           "Borrower"), the Banks (as defined in Article
                           1), CITICORP USA, INC. ("Citicorp USA"), as a Swingline Bank, as an Issuing Bank, and as administrative agent for the Banks (in such capacity, the "Senior Administrative Agent"), CITICORP USA, INC., as collateral agent for the Banks (in such capacity, the "Senior Collateral Agent") and HELLER FINANCIAL, INC. and FLEET RETAIL FINANCE INC., as syndication agents (in such capacity, the "Syndication Agents").

         The Borrower has requested the Banks to extend credit in the form of (a) Term Loans on the Initial Borrowing Date in an aggregate principal amount not in excess of $500,000,000, and (b) Revolving Loans at any time and from time to time before the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $500,000,000. The Borrower has requested the Swingline Banks to extend credit, on an uncommitted basis, at any time and from time to time before the Maturity Date in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of $100,000,000. The Borrower has requested the Issuing Banks to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $100,000,000, to support payment obligations incurred in the ordinary course of business by the Borrower on behalf of its Subsidiaries and by the Borrower's Subsidiaries.

         The Banks and the Swingline Banks are willing to extend such credit to the Borrower and the Issuing Banks are willing to issue letters of credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                 ARTICLE 1
                                DEFINITIONS

         SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

         "Account" means any right to payment for goods sold or leased or for services rendered, whether or not earned by performance.

         "Account Debtor" means, with respect to any Account, the obligor with respect to such Account.

         "Accounts Receivable Advance Rate" means the amount determined in accordance with Section 2.18.

         "Adjusted London Interbank Offered Rate" means, with respect to any Euro-Dollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the London Interbank Offered Rate in effect for such Interest Period and (b) Statutory Reserves.

         "Adjusted Working Capital" means, for any date, current assets (other than cash and cash equivalents) less current liabilities (other than Debt permitted hereunder).

         "Administrative Questionnaire" means, with respect to each Bank, an Administrative Questionnaire in the form of Exhibit P, duly completed by such Bank and submitted to the Senior Administrative Agent (with a copy to the Borrower).

         "Affiliate Transaction" is defined in Section 5.28.

         "Agents" means the Senior Administrative Agent, the Senior Collateral Agent and the Syndication Agents.

         "Aggregate Revolving Credit Exposure" means the aggregate amount of the Banks' Revolving Credit Exposures.

         "Agreement" means this Agreement as the same may be amended from time to time in accordance with the terms hereof.

         "Applicable Date" is defined in Section 8.04(d).

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

         "Assessment Rate" means for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Senior Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by any Bank to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Senior Administrative Agent's domestic offices.

         "Assignee" has the meaning set forth in Section 9.06(c).

         "Assignment and Acceptance Agreement" means an assignment and acceptance agreement in the form of Exhibit F or such other form as may be approved by the Senior Administrative Agent.

         "Bank" means each bank or other institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to
Section 9.06(c), and their respective successors. Unless the context clearly indicates otherwise, the term "Bank" shall include the Swingline Banks.

         "Base CD Rate" means the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

         "Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) Citibank Base Rate, (b) the Base CD Rate in effect on such day plus 1/2 of 1% and
(c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Senior Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Senior Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Citibank Base Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Citibank Base Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

         "Base Rate Borrowing" means a Borrowing comprised of Base Rate Loans.

         "Base Rate Loan" means any Base Rate Term Loan or Base Rate Revolving Loan.

         "Base Rate Revolving Loan" means any Revolving Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article 2.

         "Base Rate Term Borrowing" means a Borrowing comprised of Base Rate Term Loans.

         "Base Rate Term Loan" means any Term Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article 2.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrowing" means a group of Loans of a single Type made by the Banks on a single date and as to which a single Interest Period is in effect.

         "Borrowing Base Amount" means, with respect to the Borrower, an amount in dollars equal to the sum of, without duplication,

                  (a) the Accounts Receivable Advance Rate multiplied by the book value of Eligible Accounts Receivable;

                  (b) plus the Pharmaceutical Inventory Advance Rate multiplied by the Eligible Inventory Value of Eligible Inventory consisting of products that can be dispensed only on order of a licensed professional;

                  (c) plus the Other Inventory Advance Rate multiplied by the Eligible Inventory Value of all other Eligible Inventory;

                  (d) minus any reserves established by the Senior Administrative Agent in the exercise of its reasonable judgment to reflect Borrowing Base Factors.

The Borrowing Base Amount shall be computed weekly in accordance with
Section 5.01(g). The Borrowing Base at any time in effect shall be determined by reference to the Borrowing Base Amount Certificate most recently delivered hereunder.

         "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit E or such other form as the Senior Administrative Agent may approve.

         "Borrowing Base Factors" means landlord's liens affecting Eligible Inventory, factors affecting the saleability or collectability of Eligible Accounts Receivable and Eligible Inventory at retail or in liquidation, factors affecting the market value of Eligible Inventory or Eligible Accounts Receivable, other impediments to the Senior Collateral Agent's ability to realize upon the Eligible Accounts Receivable or the Eligible Inventory and other factors affecting the credit value to be afforded the Eligible Accounts Receivable and the Eligible Inventory.

         "Borrowing Request" means a request by the Borrower in accordance with the terms of Section 2.03 (or in the case of Swingline Loans, Section 2.16) and substantially in the form of Exhibit B.

         "Business Acquisition" means (i) an Investment by the Borrower or any of its Subsidiaries in any other Person (including an Investment by way of acquisition of securities of any other Person) pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Borrower or any of its Subsidiaries or (ii) an acquisition by the Borrower or any of its Subsidiaries of the property and assets of any Person (other than the Borrower or any of its Subsidiaries) that constitute substantially all the assets of such Person or any division or other business unit of such Person; provided, that the acquisition of prescription files, Stores and Persons substantially all of whose assets consist of fewer than ten Stores, in each case, in the ordinary course of business and not inconsistent with the Borrower's business plan delivered pursuant to Section 3.01(l), shall not be a Business Acquisition.

         "Capital Lease" means any lease of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's balance sheet.

         "Cash Management System" is defined in the Senior Subsidiary Security Agreement.

         "Cash Sweep Cash Collateral Account" is defined in the Senior Subsidiary Security Agreement.

         "Cash Sweep Notice" is defined in the Senior Subsidiary Security Agreement.

         "Cash Sweep Period" is defined in the Senior Subsidiary Security Agreement.

         "Citibank Base Rate" means the rate of interest publicly announced by Citibank, N.A., in New York City from time to time as its Citibank Base Rate.

         "Citibank Concentration Account" is defined in the Senior Subsidiary Security Agreement.

         "Citicorp USA" is defined in the preamble.

         "Class" has the meaning set forth in Section 1.03.

         "Commitment" means, with respect to any Bank, such Bank's Revolving Credit Commitment or Term Loan Commitment.

         "Concentration Account" is defined in the Senior Subsidiary Security Agreement.

         "Consolidated Capital Expenditures" means, for any period, the aggregate amount of expenditures by the Borrower and its Consolidated Subsidiaries for plant, property and equipment during such period (including any such expenditure by way of acquisition of a Person or by way of assumption of indebtedness or other obligations of a Person, to the extent reflected as plant, property and equipment), but excluding any such expenditures made for the replacement or restoration of assets to the extent financed by Casualty/Condemnation Proceeds relating to the asset or assets being replaced or restored.

         "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "Consolidated EBITDA" means, for any period, without duplication, Consolidated Net Income for such period, plus (a) to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) consolidated interest expenses, whether cash or non-cash, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) LIFO Adjustments which reduced such Consolidated Net Income, (v) store closing expenses and (vi) any other nonrecurring charge to the extent such nonrecurring charge does not involve any cash expenditure during such period, (vii) all fees, costs, charges and expenses in connection with the Transactions, (viii) all fees, costs, charges and expenses in connection with the restatement of the consolidated financial statements of the Borrower and its Consolidated Subsidiaries for periods before February 26, 2000 and litigation expenses (exclusive of damages or amounts paid in settlement of claims) incurred in connection with litigation, investigation (including internal review) or other proceedings relating to such restatement, (ix) any advisory or other fees payable by the Borrower pursuant to the one-year financial services advisory contract as described in the Borrower's quarterly report on Form 10-Q for the fiscal quarter ended as of August 28, 1999, (x) non-cash compensation expenses related to stock option and restricted stock employee benefit plans, and (xi) the non-cash interest component, as adjusted from time to time, in respect of reserves, less (b) to the extent not deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) any cash expenditure during such period in connection with which a nonrecurring charge was taken and added back to Consolidated Net Income pursuant to clause (a) above in calculating Consolidated EBITDA in any prior period and
(ii) LIFO Adjustments which increased such Consolidated Net Income.

         "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITDA plus Consolidated Rent to (ii) Consolidated Interest Charges plus Consolidated Rent, in each case for such period.

         "Consolidated Interest Charges" means, for any period, the aggregate amount of interest charges, whether expensed or capitalized, incurred or accrued by the Borrower and its Consolidated Subsidiaries, solely to the extent paid or payable in cash, during such period.

         "Consolidated Interest Coverage Ratio" means, with respect to any period, the ratio of Consolidated EBITDA for such period to Consolidated Interest Charges for such period.

         "Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries (exclusive of (a) extraordinary items of gain or loss, (b) any gain or loss in connection with any sale of assets other than sales of inventory in the ordinary course of business, but in the case of loss only to the extent that such loss does not involve any cash expenditure during such period and (c) the Borrower's share of the net income (or loss) of Drugstore.com), determined on a consolidated basis for such period.

         "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date. Consolidated Net Worth includes the Borrower's 8% Convertible Pay-In-Kind Preferred Stock.

         "Consolidated Rent" means, for any period, the consolidated rental expense of the Borrower and its Consolidated Subsidiaries for such period, and including in any event rental costs of closed stores for such period whether or not reflected as an expense in the determination of Consolidated Net Income for such period and including base or basic rent payments under Synthetic Leases.

         "Consolidated Subsidiary" means, with respect to any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

         "Continuation/Conversion Request" means a continuation/conversion request delivered by the Borrower to the Senior Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Senior Administrative Agent.

         "Credit Event" is defined in Section 3.02.

         "Credit Exposure" means, with respect to any Bank, the sum of its Revolving Credit Exposure and its Term Exposure.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Definitions Annex" means the Definitions Annex, attached hereto as Annex 4.

         "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Senior Administrative Agent.

         "Drugstore.com" means Drugstore.com, Inc., a Delaware corporation, and its successors.

         "Eligible Accounts Receivable" means at the time of any determination thereof all Accounts that satisfy at the time of creation and continue to meet the same at the time of such determination the criteria established from time to time by the Agents in their reasonable judgment to reflect Borrowing Base Factors. Initially, those criteria are:

                  (a) such Account constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the Account is located;

                  (b) all payments on such Account are by the terms of such Account due not later than 90 days after the date stated in the original related invoice and are otherwise on terms that are normal and customary in the business of the Borrower and its Subsidiaries;

                  (c) such Account has been invoiced and is not more than 90 days past due;

                  (d) such Account is denominated in dollars;

                  (e) such Account arose from a completed, outright and lawful sale of goods or the completed performance of services by the applicable Subsidiary Guarantor and accepted by the applicable Account Debtor, and the amount of such Account has been properly recognized as revenue on the books of the applicable Subsidiary Guarantor;

                  (f) (i) such Account is owned solely by a Subsidiary Guarantor other than PCS, and (ii) so long as PCS is a Subsidiary Guarantor, if such Account is owned by PCS, such Account is a PCS Linked Account;

                  (g) such Account arose in the ordinary course of business of the applicable Subsidiary Guarantor;

                  (h) not more than 50% of the aggregate amount of Accounts from the same Account Debtor and any Affiliates thereof are more than 90 days past due;

                  (i) to the knowledge of the Borrower and its Subsidiaries, no event of death, bankruptcy, insolvency or inability to pay creditors generally of the Account Debtor of such Account has occurred, and no notice thereof has been received;

                  (j) payment of such Account is not being disputed by the Account Debtor thereof;

                  (k) such Account complies in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Federal Reserve Board;

                  (l) with respect to such Account, the Account Debtor (i) is organized in the United States (or, if such Account Debtor is not organized in the United States, such Account is supported by a letter of credit approved by the Senior Administrative Agent in favor of the applicable Subsidiary Guarantor), (ii) is not an Affiliate or Subsidiary of the Borrower or an Affiliate of any of the Borrower's Subsidiaries (other than with respect to PCS Linked Accounts);

                  (m) such Account is subject to a perfected first priority security interest in favor of the Senior Collateral Agent for the benefit of the Senior Bank Parties pursuant to the Senior Collateral Documents and is not subject to any other Lien (other than the Second Priority Lien);

                  (n) with respect to such Account (if such Account is for an amount greater than $5,000,000), the Account Debtor has not been disapproved by the Majority Banks (based, in such Banks' reasonable judgment, upon the creditworthiness of such Account Debtor);

                  (o) the representations and warranties contained in the Senior Loan Documents with respect to such Account are true and correct in all material respects; and

                  (p) such Account is in full force and effect and constitutes a legal, valid and binding obligation of the Account Debtor enforceable in accordance with its terms.

         "Eligible Inventory" means, at any date of determination thereof, all inventory (as defined in the Uniform Commercial Code) owned by any Subsidiary Guarantor that satisfies at the time of such determination the criteria established from time to time by the Agents in their reasonable judgment to reflect Borrowing Base Factors. Initially, Eligible Inventory shall exclude, without duplication:

                  (a) any such inventory that has been shipped to a customer, even if on a consignment or "sale or return" basis or is otherwise not in the possession or control of or any Subsidiary Guarantor or a warehouseman or bailee of any Subsidiary Guarantor;

                  (b) any inventory against which Subsidiary Guarantor has taken a reserve, to the extent of such reserve;

                  (c) any inventory that has been discontinued or is otherwise of a type (SKU) not currently offered for sale on a regular basis by the Subsidiary Guarantors (including any such inventory obtained in connection with a Business Acquisition) to the extent specified by the Senior Collateral Agent from time to time in its reasonable judgment to reflect Borrowing Base Factors;

                  (d) any inventory not located in the United States or located in a jurisdiction as to which a UCC-1 financing statement has not been filed or otherwise not subject to a valid and perfected Lien under the Senior Collateral Documents, subject to no prior or equal Lien;

                  (e) any supply, scrap or obsolete inventory or inventory that is otherwise unsaleable;

                  (f) any inventory that is past its expiration date, is damaged or not in good condition, is a sample used for marketing purposes or does not meet all material standards imposed by any governmental authority having regulatory authority over such inventory;

                  (g) any inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from whom any of its Subsidiaries has received notice of a dispute in respect of such agreement to the extent that such dispute could reasonably be expected to prevent the sale of such inventory;

                  (h) any inventory which is subject to a negotiable document of title and such document of title has not been delivered to the Senior Collateral Agent;

                  (i) any inventory to the extent that such inventory is not comprised of readily marketable materials of a type manufactured, consumed or held for resale by the Subsidiary Guarantors in the ordinary course of business;

                  (j) any inventory to the extent that such inventory consists of raw materials, component parts and/or work-in-progress;

                  (k) any inventory to which the representations and warranties of the Senior Loan Documents are not true and correct in all material respects;

                  (l) any inventory to which the Subsidiary Guarantors do not have good title or any inventory which a Subsidiary Guarantor holds on consignment or on a "sale or return" basis;

                  (m) any inventory which is owned by PCS; and

                  (n) any inventory (as notified by the Senior
         Administrative Agent to the Borrower) that the Senior
         Administrative Agent has deemed is ineligible in its reasonable judgment to reflect Borrowing Base Factors;

provided, however, that no inventory which is stored at a distribution center leased by the Borrower or any other Person shall be considered "Eligible Inventory" unless the Borrower shall have complied with Section 3.01(cc) (or the Senior Collateral Agent shall have granted a waiver to such compliance pursuant to Section 3.01(cc)).

         "Eligible Inventory Value" means at the time of any determination thereof the lower of cost (less any appropriate reserve for obsolete inventory and any profits accrued in connection with transfers of inventory between the Borrower and its Subsidiaries or between Subsidiaries of the Borrower) and fair market value of the Eligible Inventory at such time, in dollars, determined in accordance with generally accepted accounting principles consistently applied, and effective upon delivery of the Initial Financial Statements, on a basis consistent with that used in the preparation of the Initial Financial Statements.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Borrowing" means a Borrowing comprised of Euro-Dollar
Loans.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Senior Administrative Agent.

         "Euro-Dollar Loan" means any Euro-Dollar Revolving Loan or Euro-Dollar Term Loan.

         "Euro-Dollar Revolving Credit Borrowing" means a Borrowing comprised of Euro-Dollar Revolving Loans.

         "Euro-Dollar Revolving Loan" means any Revolving Loan bearing interest at a rate determined by reference to the Adjusted London Interbank Offered Rate in accordance with the provisions of Article 2.

         "Euro-Dollar Term Borrowing" means a Borrowing comprised of Euro-Dollar Term Loans.

         "Euro-Dollar Term Loan" means any Term Loan bearing interest at a rate determined by reference to the Adjusted London Interbank Offered Rate in accordance with the provisions of Article 2.

         "Event of Default" has the meaning set forth in Section 6.01.

         "Excess Cash Flow" means, for any period, the sum (without duplication) of Consolidated EBITDA for such period,

plus

                  (a) to the extent not included in Consolidated Net Income in calculating Consolidated EBITDA, the sum of (1) any Casualty/Condemnation Proceeds previously received by the Borrower or any Subsidiary in respect of which the time for reinvestment thereof (in accordance with the proviso to the definition of Casualty/Condemnation in respect of Proceeds) has elapsed during such period without such reinvestment having been effected, and
         (2) any Net Cash Proceeds received during such period by the Borrower or any Subsidiary in respect of Asset Sales;

plus

                  (b) decreases in Adjusted Working Capital for such period (other than any portion of such decrease resulting solely from the reclassification of assets or liabilities as short-term or long-term);

plus

                  (c) refunds of Taxes paid in prior periods; and

minus

                  (d) Taxes to the extent paid during such period in cash;

minus

                  (e) Consolidated Interest Charges to the extent paid during such period in cash;

minus

                  (f) increases in Adjusted Working Capital for such period (other than any portion of such increase resulting solely from the reclassification of assets or liabilities as short-term or long-term);

minus

                  (g) to the extent paid in cash during such period, costs and expenses referred to in clauses (v), (vii), (viii) and (ix) of the definition of "Consolidated EBITDA" which were added back to Consolidated Net Income to calculate Consolidated EBITDA for such period;

minus

                  (h) Consolidated Capital Expenditures for such period (except to the extent attributable to the incurrence of Debt under Capital Leases, Attributable Debt under Synthetic Leases or otherwise financed by the incurrence of Debt and except to the extent made with Casualty/Condemnation Proceeds or Net Cash Proceeds from Basket Asset Sales);

minus

                  (i) cash consideration paid by the Borrower or its Subsidiaries for permitted Business Acquisitions or other capital acquisitions (except to the extent financed by the incurrence of Debt and except to the extent made with Casualty/Condemnation Proceeds or Net Cash Proceeds from Basket Asset Sales);

minus

                  (j) cash expenditures made during such period in respect of long-term liabilities (other than Debt) or long-term assets to the extent such expenditures were not deducted in determining Consolidated Net Income for such period;

minus

                  (k) the aggregate principal amount of Debt (including Attributable Debt in respect of Synthetic Leases) paid or prepaid in cash by the Borrower or its Subsidiaries during such period (or immediately after such period in the case of mandatory prepayment of Debt required to be made with Net Cash Proceeds from Asset Sales received during such period), in each case to the extent permitted or required by this Agreement, but excluding (i) Debt in respect of Revolving Credit Loans and Letters of Credit that can be reborrowed or otherwise incurred again, (ii) repayments of Debt made with Net Cash Proceeds from Basket Asset Sales, and (iii) repayments or prepayments of Debt financed by incurring other Debt.

         "Existing Litigation" means the bondholders' class actions and shareholders' class actions pending as of April 10, 2000 in the Eastern District of Pennsylvania, identified in Schedule 1.01(a) and the related pending investigation by the SEC.

         "Existing Trade Letters of Credit" means each trade letter of credit previously issued for the account of the Borrower that is outstanding on the Initial Borrowing Date.

         "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Senior Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States of America (or any successor thereto).

         "Financial Officer" of any person means the chief financial officer, principal accounting officer, Treasurer or senior vice president finance of such person.

         "Fleet National Bank" means Fleet National Bank and its successors.

         "Government Lockbox Account" is defined in the Senior Subsidiary Security Agreement.

         "Government Lockbox Account Agreement" is defined in the Senior Subsidiary Security Agreement.

         "Government Lockbox Account Bank" is defined in the Senior Subsidiary Security Agreement.

         "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Hazardous Materials" means all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Indemnitee" has the meaning set forth in Section 9.03(b).

         "Initial Borrowing Date" means the date of the first Credit Event.

         "Initial Financial Statements" means the consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended February 26, 2000, and for the fiscal quarter ended May 27, 2000.

         "Intercompany Inventory Purchase Agreement" means the Intercompany Inventory Purchase Agreement, dated as of June 12, 2000, among the Borrower, Rite Aid Hdqtrs. Corp., each of the Distribution Subsidiaries and each of the Operating Subsidiaries named therein, substantially in the form of Exhibit Q hereto.

         Interest Payment Date" means, the last day of the Interest Period applicable to any Loan and, in the case of a Euro-Dollar Borrowing with an Interest Period of more than three months duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months duration been applicable to such Loan, and, in addition, the date of any prepayment of such Loan or continuation or conversion of such Loan as or to a Loan of a different Type.

         "Interest Period" means

                  (a) as to any Euro-Dollar Loan, the period commencing on the date of any Borrowing and ending on the seventh day thereafter or on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 1-1/2, 2, 3 or 6 months thereafter, in each case as the Borrower may elect;

                  (b) as to any Base Rate Borrowing of a Term Loan or a Revolving Loan, the period commencing on the date of such Borrowing and extending through the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.09 or repaid or prepaid in accordance with Section 2.11 or 2.12; and

                  (c) as to any Swingline Loan, a period of one week;

provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Euro-Dollar Borrowing having an interest period of one month or longer, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

         "Interest Rate Agreement" means, for any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise. Any repurchase by the Borrower of its own capital stock shall not constitute an Investment for purposes of this Agreement. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

         "Issuance Request" means a letter of credit issuance request delivered by the Borrower to the Senior Administrative Agent, in the form of Exhibit D or such other form as shall be approved by the Senior Administrative Agent and the applicable Issuing Bank.

         "Issuing Bank" is defined in Section 2.17(k), and shall include Citicorp USA, Fleet National Bank, and with respect to the Existing Trade Letters of Credit that become Letters of Credit under this Agreement pursuant to Section 2.17, Mellon Bank.

         "Issuing Bank Fees" is defined in Section 2.05(d).

         "L/C Cash Collateral Account" means the collateral account with Citibank, N.A.,, A/C 30429836, at its office at 399 Park Avenue, New York, New York 10043, in the name of the Senior Collateral Agent and under the sole control and dominion of the Senior Collateral Agent.

         "L/C Commitment" means the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.17.

         "L/C Disbursement" means a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

         "L/C Exposure" means at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Bank at any time means its Revolving Percentage of the aggregate L/C Exposure at such time.

         "L/C Participation Fee" is defined in Section 2.05(d).

         "Letter of Credit" means any letter of credit issued pursuant to
Section 2.17 and includes any Existing Trade Letter of Credit that is deemed to be a Letter of Credit hereunder.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "LIFO Adjustments" means, for any period, the net adjustment to costs of goods sold for such period required by the Borrower's LIFO inventory method, determined in accordance with generally accepted accounting principles.

         "Loans" means the Revolving Loans, the Swingline Loans and the Term Loans.

         "London Interbank Offered Rate" means, with respect to any Euro-Dollar Borrowing, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Senior Administrative Agent's portion of such Euro-Dollar Borrowing, and for a maturity comparable to such Interest Period are offered to the principal London office of the Senior Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days before the commencement of such Interest Period.

         "Majority Banks" means, at any time, Banks having unused Revolving Credit Commitments, Revolving Credit Exposure, unused Term Loan Commitments and outstanding Term Loans representing greater than 50% of the sum of all unused Revolving Credit Commitments, Revolving Credit Exposures, unused Term Loan Commitments and outstanding Term Loans at such time.

         "Majority Revolving Credit Banks" means, at any time, Revolving Credit Banks having unused Revolving Credit Commitments and Revolving Credit Exposures representing greater than 50% of the sum of all unused Revolving Credit Commitments and Revolving Credit Exposures.

         "Material Adverse Effect" means (i) any material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, (ii) any material impairment of the legality, validity and enforceability of the Senior Loan Documents (including without limitation, the validity, enforceability or priority of security interests to be granted), or the rights and remedies of the Senior Secured Parties, or (iii) any material impairment of the Borrower's or the Subsidiary Guarantors' ability to perform its or their obligations under the Senior Loan Documents.

         "Material Financial Obligations" means, without duplication,

                  (a) the Second Priority Debt Obligations,

                  (b) the Independent Standby L/C Obligations, and

                  (c) (i) a principal or face amount of Debt (except Debt outstanding hereunder) and/or (ii) payment or collateralization obligations in respect of Derivatives Obligations and/or (iii) payment or collateralization obligations in respect of leases (other than Capital Leases, which are Debt) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $25,000,000.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

         "Maturity Date" means August 1, 2002.

         "Mortgaged Properties" means the owned real properties of the Subsidiary Guarantors specified on Schedule 1.01(b), together with real properties that are mortgaged pursuant to Section 5.08. Each Mortgaged Property shall include any owned fixtures used in connection with the operation of such Mortgaged Property.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Notes" means any Revolving Credit Notes, Swingline Notes or Term
Notes.

         "Other Inventory Advance Rate" means the amount determined in accordance with Section 2.18.

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PCS EBITDA" means, for any period, Consolidated EBITDA for such period less Retail EBITDA for such period.

         "Perfection Certificate" means the Perfection Certificate substantially in the form of Annex 2 to the Senior Subsidiary Security Agreement.

         "Pharmaceutical Inventory Advance Rate" means the amount determined in accordance with Section 2.18.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Qualified Preferred Stock" means preferred stock of the Borrower that requires no cash payment before the date that is six months after the Maturity Date.

         "Refunding Borrowing" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans of any Class made by any Bank.

         "Regulation T, U, or X" means Regulation T, U or X of the Federal Reserve Board, as in effect from time to time.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

         "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii).

         "Required Prepayment Amount" means, on any date when a mandatory prepayment is to be made pursuant to Section 2.12(c), the amount computed according to the following formula (and after giving effect to any transaction giving rise to a Required Repayment Amount):


         RPA               =        CCEMPD --         (CCECD x VMPD)
                                                ----------------------------
                                                             VCD

         RPA               =        Required Prepayment Amount

         CCECD             =        Aggregate unused Revolving Credit
                                    Commitments, Revolving Credit Exposure
                                    and Term Exposure of all Banks on the
                                    Initial Borrowing Date

         CCEMPD            =        Aggregate unused Revolving Credit
                                    Commitments, Revolving Credit Exposure
                                    and Term Exposure of all Banks on the
                                    date of such mandatory prepayment

         VCD               =        Aggregate amount of Eligible Inventory
                                    Value and Eligible Accounts Receivable
                                    on the Initial Borrowing Date

         VMPD              =        Aggregate amount of Eligible Inventory
                                    Value and Eligible Accounts Receivable
                                    on the date of such mandatory
                                    prepayment

; provided, that (i) notwithstanding the eligibility criteria in effect for other purposes hereunder from time to time, the eligibility criteria used in calculating VMPD shall be the same as those used in calculating VCD, and
(ii) if calculation of the Required Prepayment Amount pursuant to the foregoing formula results in a negative number, the Required Prepayment Amount shall be zero.

         "Restricted Payment" means

                  (a) any dividend or other distribution on any shares of the Borrower's or any Subsidiary's capital stock (except dividends payable solely in shares of the Borrower's capital stock); or

                  (b) any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of the Borrower's or any Subsidiary's capital stock or (ii) any option, warrant or other right to acquire shares of the Borrower's or any Subsidiary's capital stock (other than such payment in connection with employee benefit plans in the ordinary course of business).

         "Retail Capital Expenditures" means, for any period, Consolidated Capital Expenditures for such period, but computed as though neither PCS nor any of PCS's Consolidated Subsidiaries were Consolidated Subsidiaries of the Borrower.

         "Retail EBITDA" means, for any period, Consolidated EBITDA for such period, but computed as though neither PCS nor any of PCS's
Consolidated Subsidiaries were Consolidated Subsidiaries of the Borrower.

         "Retail Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) Retail EBITDA plus Retail Rent to (ii) Retail Interest Charges plus Retail Rent, in each case for such period.

         "Retail Interest Coverage Ratio" means, with respect to any period, the ratio of Retail EBITDA for such period to Retail Interest Charges for such periods.

         "Retail Interest Charges" means, for any period, the aggregate amount of interest charges, whether expensed or capitalized, incurred or accrued by the Borrower and its Consolidated Subsidiaries, solely to the extent paid or payable in cash, during such period; provided, however, that for such period, such interest charges relating to the PCS Facility for such period will be computed as though the aggregate principal amount on which such interest charges are calculated at all times during such period were the lesser of (a) $300,000,000 and (b) the actual principal amount of the PCS Facility from time to time after giving effect to any repayment of the PCS Facility after the consummation of a PCS Disposition.

         "Retail Rent" means, for any period, Consolidated Rent for such period, but computed as though neither PCS nor any of PCS's Consolidated Subsidiaries were Consolidated Subsidiaries of the Borrower.

         "Revolving Credit Bank" means a Bank with a Revolving Credit
Commitment.

         "Revolving Credit Borrowing" means a Borrowing comprised of Revolving Loans.

         "Revolving Credit Commitment" means, with respect to each Bank, the commitment of such Bank to make Revolving Loans hereunder (or to participate in Letters of Credit) as set forth in Annex 1, or in the Assignment and Acceptance pursuant to which such Bank assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.08, and (b) reduced or increased from time to time pursuant to assignments by or to such Bank pursuant to Section 9.06.

         "Revolving Credit Exposure" means, with respect to any Bank at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Bank, plus the aggregate amount at such time of such Bank's L/C Exposure, plus the aggregate amount at such time of such Bank's Swingline Exposure.

         "Revolving Credit Note" means a promissory note of the Borrower, substantially in the form of Exhibit A-2, evidencing Revolving Loans.

         "Revolving Loans" means the revolving loans made by the Banks to the Borrower pursuant to Section 2.01(b).

         "Revolving Percentage" of any Revolving Credit Bank at any time means the percentage of the total Revolving Credit Commitments of all Revolving Credit Banks represented by such Bank's Revolving Credit Commitment, or if the Revolving Credit Commitments shall have expired or terminated, the percentage of the aggregate Revolving Credit Exposures of all Banks represented by such Bank's Revolving Credit Exposure.

         "SEC" means the Securities and Exchange Commission, or any Person succeeding to its functions under the Securities Exchange Act of 1934, as amended.

         "Secured Debt" means Debt which is secured by a Lien on property of the Borrower or any Subsidiary, but shall not include guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other papers arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services.

         "Securitization Facility" is defined in Annex 3.

         "Senior Administrative Agent" means Citicorp USA, in its capacity as agent for the Banks under the Senior Loan Documents, and its successors in such capacity.

         "Senior Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with Citicorp Industrial Credit at 399 Park Avenue, New York, New York 10043, Account No. 38858061, ABA 021000089, Attention: Mae Wong, or such other account as the Administrative Agent shall specify in writing to the Banks.

         "Senior Administrative Agent's Fees" is defined in Section 2.05(b).

         "Senior Commitment Fee" is defined in Section 2.05(a).

         "Senior Fee Letter" means the Fee Letter dated April 10, 2000, between the Borrower and the Senior Administrative Agent, relating to this Agreement.

         "Senior Fees" means the L/C Participation Fees, the Issuing Bank Fees, the Senior Commitment Fees, the fees described in Section 2.05(c), and the Senior Administrative Agent's Fees.

         "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board and any other banking authority, domestic or foreign, to which the Senior Administrative Agent or any Bank (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, in the case of the Base CD Rate (as such term is used in the definition of "Base Rate"), and (b) with respect to the Adjusted London Interbank Offered Rate, for Euro-Dollar Liabilities (as defined in Regulation D of the Federal Reserve Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Euro-Dollar Loans shall be deemed to constitute Euro-Dollar Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Store" means any retail store (which may include any real property, fixtures, equipment, inventory and script files related thereto) operated, or to be operated, by any Subsidiary Guarantor.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "Subsidiary Guarantor" means, initially, each Subsidiary listed on
Schedule 1.01(c), and each other Subsidiary that is or becomes a party to a Senior Subsidiary Guarantee Agreement.

         "Supermajority Banks" means, at any time, Banks having unused Revolving Credit Commitments, Revolving Credit Exposure, unused Term Loan Commitments and outstanding Term Loans representing at least 66-2/3% of the sum of all unused Revolving Credit Commitments, Revolving Credit Exposures, unused Term Loan Commitments and outstanding Term Loans at such time.

         "Swingline Bank" means, subject to Section 2.16(g) either Citicorp USA, or Fleet National Bank.

         "Swingline Exposure" means at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Bank at any time shall equal its Revolving Percentage of the aggregate Swingline Exposure at such time.

         "Swingline Loan" means any loan made by a Swingline Bank pursuant to Section 2.16.

         "Swingline Note" means a promissory note evidencing Swingline Loans, executed and delivered as provided in Section 2.16 in substantially the form of Exhibit A-3.

         "Syndication Agents" is defined in the preamble.

         "Synthetic Lease" means a lease which is treated as an operating lease under generally accepted accounting principles but as ownership of the leased asset by the lessee for purposes of the Internal Revenue Code.

         "Taxes" is defined in Section 8.04(a).

         "Term Borrowing" means a Borrowing comprised of Term Loans.

         "Term Exposure" means, with respect to any Bank at any time, the aggregate principal amount at such time of all outstanding Term Loans of such Bank.

         "Term Loan Commitments" means with respect to each Bank, the commitment of such Bank to make Term Loans hereunder as set forth on Annex 1, or in the Assignment and Acceptance pursuant to which such Bank assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Bank pursuant to
Section 9.06

         "Term Loans" means the term loans made by the Banks to the Borrower pursuant Section 2.01(a).

         "Term Note" means a promissory note of the Borrower, substantially in the form of Exhibit A-1, evidencing Term Loans.

         "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Federal Reserve Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Federal Reserve Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Senior Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

         "Transactions" is defined in Annex 3.

         "Transaction Costs" is defined in Annex 3.

         "Transaction Documents" means the agreements evidencing the Transactions.

         "Type" has the meaning set forth in Section 1.03.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America, including the States, the District of Columbia and Puerto Rico but excluding its other territories and possessions.

         "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly (through Wholly-Owned Consolidated Subsidiaries) owned by the Borrower.

         SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied (effective after delivery of the Initial Financial Statements) on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Senior Administrative Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Senior Administrative Agent notifies the Borrower that the Majority Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Majority Banks.

         SECTION 1.03. CLASSES AND TYPES OF LOANS. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to the determination whether such Loan is a Revolving Loan or a Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to the determination whether such Loan is a Euro-Dollar Loan or a Base Rate Loan. Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a "Term Euro-Dollar Loan") indicates that such Loan is both a Term Loan and a Euro-Dollar Loan (or that such Borrowing is comprised of such Loans).

         SECTION 1.04. TERMS DEFINED IN DEFINITIONS ANNEX. Capitalized terms used in this agreement that are not defined in Section 1.01 have the meanings provided in the Definitions Annex.

         SECTION 1.05. OTHER DEFINITIONAL PROVISIONS. References in this Agreement to "Articles", "Sections", "Annexes", "Schedules" or "Exhibits" shall be to Articles, Annexes, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Article 1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include" or "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a durable visible form, including telecopy. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that amendments to the Indentures, the Existing Facilities Documents, the Second Priority Lien Documents and the other Transaction Documents after the Closing Date shall be effective for purposes of references thereto in this Agreement and the other Senior Loan Documents only if such amendments are permitted hereunder or are consented to in writing for such purpose by the Majority Banks (or such other percentage of the Banks as may be specified hereunder). References to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively.


                                 ARTICLE 2
                                THE CREDITS

         SECTION 2.01. COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank agrees, severally and not jointly,

                  (a) to make Term Loans to the Borrower on the Initial Borrowing Date in an aggregate principal amount not to exceed its Term Loan Commitment,

                  (b) to make Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Maturity Date or the termination of the Revolving Credit Commitment of such Bank in accordance with the terms hereof in an aggregate principal amount at any time outstanding that will not result in such Bank's Revolving Credit Exposure exceeding the lesser of

                           (i) such Bank's Revolving Credit Commitment, and

                           (ii) such Bank's Revolving Percentage of (A) the
                  Borrowing Base Amount in effect at such time less (B) the aggregate Term Exposures of the Banks at such time.

Within the limits set forth above and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

         SECTION 2.02. LOANS. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Banks ratably in accordance with their applicable Revolving Credit Commitments or Term Loan Commitments, as the case may be; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve any other Bank of its obligation to lend hereunder, and no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank. Except for Loans deemed made pursuant to Section 2.02(e) and Swingline Loans, the Loans comprising any Borrowing shall be in an aggregate principal amount that is

                  (i) a multiple of $1,000,000 and not less than $5,000,000, or

                  (ii) equal to the remaining available balance of the applicable Commitments.

         (b) Subject to Sections 8.01 and 8.02, each Borrowing of Revolving Loans and Term Loans shall be comprised entirely of Base Rate Loans or Euro-Dollar Loans as the Borrower may request pursuant to Section 2.03 or
Section 2.09. Each Bank may at its option make any Euro-Dollar Loan by causing any domestic or foreign branch or Affiliate of such Bank to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Type may be outstanding at the same time; provided, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 10 Euro-Dollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) (i) Except with respect to Loans made pursuant to Section 2.02(e) and Section 2.03(b)(1), each Bank shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Senior Administrative Agent may designate not later than 12:00 noon, New York City time, and the Senior Administrative Agent shall by 1:00 p.m., New York City time, credit the amounts so received to an account in the name of the Borrower and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks. (ii) With respect to Loans made pursuant to Section 2.03(b)(1), each Bank shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Senior Administrative Agent may designate not later than 3:00 p.m., New York City time, and the Senior Administrative Agent shall by 4:00 p.m., New York City time, credit the amounts so received to an account in the name of the Borrower and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks.

         (d) Unless the Senior Administrative Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Senior Administrative Agent such Bank's portion of such Borrowing, the Senior Administrative Agent may assume that such Bank has made such portion available to the Senior Administrative Agent on the date of such Borrowing in accordance with clause (c) and the Senior Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Senior Administrative Agent shall have so made funds available then, to the extent that such Bank shall not have made such portion available to the Senior Administrative Agent, such Bank and the Borrower severally agree to repay to the Senior Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Senior Administrative Agent at (a) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (b) in the case of such Bank, a rate determined by the Senior Administrative Agent to represent its cost of overnight or short-term funds in dollars (which determination shall be conclusive absent manifest error). If such Bank shall repay to the Senior Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

         (e) If an Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.17(e) within the time specified in such Section, such Issuing Bank will promptly notify the Senior Administrative Agent of the L/C Disbursement and the Senior Administrative Agent will promptly notify each Revolving Credit Bank of such L/C Disbursement and its Revolving Percentage thereof. Each Revolving Credit Bank shall pay by wire transfer of immediately available funds to the Senior Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Bank shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Bank's Revolving Percentage of such L/C Disbursement (and such amount shall be deemed to constitute a Base Rate Revolving Loan of such Bank and such payment shall be deemed to have reduced the L/C Exposure), and the Senior Administrative Agent will promptly pay to the applicable Issuing Bank amounts so received by it from the Revolving Credit Banks. The Senior Administrative Agent will promptly pay to the applicable Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.17(e) before the time that any Revolving Credit Bank makes any payment pursuant to this clause; any such amounts received by the Senior Administrative Agent thereafter will be promptly remitted by the Senior Administrative Agent to the Revolving Credit Banks that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Revolving Credit Bank shall not have made its Revolving Percentage of such L/C Disbursement available to the Senior Administrative Agent as provided above, such Bank and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this clause to but excluding the date such amount is paid, to the Senior Administrative Agent for the account of the applicable Issuing Bank at:

                  (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to
         Section 2.06(a); and

                  (ii) in the case of such Bank, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Base Rate.

         SECTION 2.03. BORROWING PROCEDURE. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(e), as to which this Section shall not apply), the Borrower shall hand deliver or telecopy to the Senior Administrative Agent a duly completed Borrowing Request (a) in the case of a Euro-Dollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of a Base Rate Borrowing, not later than (1) 10:30 a.m., New York City time, on the Business Day of the proposed Borrowing, in the case of Borrowings to be made on the same day as such notice is given or (2) otherwise, 12:00 noon, New York City time, on the Business Day before the proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information:

                  (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Euro-Dollar Borrowing or a Base Rate Borrowing;

                  (ii) the date of such Borrowing (which shall be a Business Day);

                  (iii) the number and location of the account to which funds are to be disbursed;

                  (iv) the amount of such Borrowing; and

                  (v) if such Borrowing is to be a Euro-Dollar Borrowing, the Interest Period with respect thereto;

provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. The Senior Administrative Agent shall promptly advise the applicable Banks of any notice given pursuant to this Section, and of each Bank's portion of the requested Borrowing.

         SECTION 2.04. NOTES AND RECORDS. (a) If any Bank so requests, the Revolving Loans made by such Bank shall be evidenced by a Revolving Credit Note duly executed on behalf of the Borrower, dated the Initial Borrowing Date, in the amount of such Bank's Revolving Credit Commitment. If any Bank so requests, the Term Loans made by such Bank shall be evidenced by a Term Note duly executed on behalf of the Borrower, dated the Initial Borrowing Date, in the amount of such Bank's Term Loan Commitment. If a Swingline Bank so requests, the Swingline Loans shall be evidenced by a Swingline Note duly executed on behalf of the Borrower, dated the Initial Borrowing Date, in the amount of $100,000,000.

         (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid such Bank from time to time under this Agreement. Each Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Bank (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Loan from such Bank, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Bank in accordance with the terms of this Agreement and the applicable Note.

         (c) The Senior Administrative Agent shall maintain accounts in which it will record the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and the amount of any sum received by the Senior Administrative Agent hereunder from the Borrower or any other Obligor and each Bank's share thereof.

         (d) The entries made in the accounts maintained pursuant to clauses (b) and (c) shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Bank or the Senior Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         (e) Not less often than once per week, the Senior Administrative Agent will distribute to each Bank its share of the net amount of payments received by the Senior Administrative Agent.

         SECTION 2.05. SENIOR FEES. (a) The Borrower agrees to pay to each Bank, through the Senior Administrative Agent, on January 1, April 1, July 1 and October 1 in each year and on each date on which any Commitment of such Bank shall expire or be terminated as provided herein, a commitment fee (a "Senior Commitment Fee") equal to 0.50% per annum on the daily unused amount of the Commitments of such Bank during the preceding quarter (or other period commencing with the date hereof or ending with the Maturity Date or the date on which the Commitments of such Bank shall expire or be terminated). All Senior Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Senior Commitment Fee due to each Bank shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Bank shall expire or be terminated as provided herein. For purposes of calculating Senior Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed used as a result of outstanding Swingline Loans.

         (b) The Borrower agrees to pay to the Senior Administrative Agent, for its own account, the administrative fees set forth in the Senior Fee Letter at the times and in the amounts specified therein (the "Senior Administrative Agent's Fee").

         (c) The Borrower agrees to pay to the Senior Administrative Agent, for payment to the other Banks (to the extent applicable), on the Initial Borrowing Date, the other fees specified in the Senior Fee Letter, and the Senior Administrative Agent shall pay to each Bank on the Initial Borrowing Date that portion of such fees that shall be owing to such Bank.

         (d) The Borrower agrees to pay (i) to each Revolving Credit Bank, through the Senior Administrative Agent, on January 1, April 1, July 1, and October 1 of each year and on the date on which the Revolving Credit Commitment of such Bank shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Bank's Revolving Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Banks shall have been terminated) at a rate equal to 3.00% per annum, and (ii) to each Issuing Bank with respect to each Letter of Credit a fronting fee of 1/4% and customary issuance and drawing fees specified from time to time by such Issuing Bank (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

         All Senior Fees shall be paid on the dates due, in immediately available funds, to the Senior Administrative Agent for distribution, if and as appropriate, among the Banks, except that the Issuing Bank Fees shall be paid directly to the applicable Issuing Bank. Once paid, none of the Senior Fees shall be refundable under any circumstances.

         SECTION 2.06. INTEREST ON LOANS. (a) The Loans comprising each Base Rate Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Base Rate is determined by reference to the Citibank Base Rate and over a year of 360 days at all other times) at a rate per annum equal to the Base Rate plus 2.00%.

         (b) Subject to the provisions of Section 8.01, the Loans comprising each Euro-Dollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted London Interbank Offered Rate for the Interest Period in effect for such Borrowing plus 3.00%.

         (c) Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period, and shall be payable on outstanding amounts from and including the date such amount is borrowed to but excluding the day such amount is repaid. Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Base Rate or Adjusted London Interbank Offered Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Senior Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. DEFAULT INTEREST. Upon the occurrence and during the continuation of an Event of Default, at the option of the Administrative Agent or at the request of the Majority Banks, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on the Senior Bank Obligations to but excluding the date of actual payment (after as well as before judgment) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum, and in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Citibank Base Rate and over a year of 360 days at all other times) equal to the sum of the Base Rate plus 2.00%.

         SECTION 2.08. TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Term Loan Commitments hereunder shall terminate on the earliest of (i) the date on which the Borrower informs the Banks that it has decided not to proceed with the Transactions, or (ii) 5:00 p.m., New York City time, on the earlier of the Initial Borrowing Date or June 30, 2000, if the initial Credit Event is not made on or before such date. The L/C Commitment and the Revolving Credit Commitments shall automatically terminate on the earliest of (i) the Maturity Date, (ii) the date on which the Borrower informs the Banks that it has decided not to proceed with the Transactions, or (iii) 5:00 p.m., New York City time, June 30, 2000, if the initial Credit Event shall not have occurred by such time.

         (b) The Revolving Credit Commitments, subject to Section 2.12(a), shall be permanently reduced by the amount of any amount allocated to the Revolving Loans pursuant to Section 2.12(c).

         (c) Upon at least one Business Day prior irrevocable written or telecopy notice to the Senior Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in (1) a multiple of $1,000,000 and in a minimum amount of $5,000,000 or (2) in the full remaining amount of the Term Loan Commitments or the Revolving Credit Commitments, as the case may be, and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the sum of the Aggregate Revolving Credit Exposure. If no Term Loans are outstanding, the Revolving Credit Commitments shall automatically be reduced by the amount of any mandatory prepayment that would otherwise have been applied to the prepayment of Term Loans pursuant to Section 2.08(b).

         (d) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Banks in accordance with their respective applicable Commitments. The Borrower shall pay to the Senior Administrative Agent for the account of the applicable Banks, on the date of each termination or reduction, the Senior Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

         SECTION 2.09. CONVERSION AND CONTINUATION OF BORROWINGS. The Borrower shall have the right at any time by delivery of a Continuation/Conversion Request to the Senior Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day before conversion, to convert any Euro-Dollar Borrowing into a Base Rate Borrowing, (b) not later than 10:00 a.m., New York City time, three Business Days before conversion or continuation, to convert any Base Rate Borrowing into a Euro-Dollar Borrowing or to continue any Euro-Dollar Borrowing as a Euro-Dollar Borrowing for an additional Interest Period, and
(c) not later than 10:00 a.m., New York City time, three Business Days before conversion, to convert the Interest Period with respect to any Euro-Dollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Bank and the Senior Administrative Agent by recording for the account of such Bank the new Loan of such Bank resulting from such conversion and reducing the Loan (or portion thereof) of such Bank being converted by an equivalent principal amount; accrued interest on any Euro-Dollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (iv) if any Euro-Dollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Banks pursuant to Section 2.13;

                  (v) any portion of a Borrowing maturing or required to be repaid in less than seven days may not be converted into or continued as a Euro-Dollar Borrowing;

                  (vi) any portion of a Euro-Dollar Borrowing that cannot be converted into or continued as a Euro-Dollar Borrowing by reason of the two immediately preceding clauses shall be automatically converted at the end of the Interest Period in effect for such Borrowing into a Base Rate Borrowing;

                  (vii) no Interest Period may end later than the Maturity Date; and

                  (viii) upon notice to the Borrower from the Senior Administrative Agent given at the request of the Majority Banks, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued after the expiration of an Interest Period as, a Euro-Dollar Loan.

         Each notice pursuant to this Section shall be irrevocable and shall refer to this Agreement and specify

                  (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued,

                  (ii) whether such Borrowing is to be converted to or continued as a Euro-Dollar Borrowing or a Base Rate Borrowing,

                  (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day), and

                  (iv) if such Borrowing is to be converted to or continued as a Euro-Dollar Borrowing, the Interest Period with respect thereto.

If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Euro-Dollar Borrowing, the Borrower shall be deemed to have given notice for an Interest Period of one month's duration. The Senior Administrative Agent shall advise the Banks of any notice given pursuant to this Section and of each Bank's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as a Base Rate Borrowing.

         SECTION 2.10. REPAYMENT OF BORROWINGS. (a) To the extent not previously paid, all Term Loans shall be due and payable on the Maturity Date,

         (b) To the extent not previously paid, all Revolving Loans shall be due and payable on the Maturity Date.

         (c) To the extent not previously paid, all Swingline Loans shall be due and payable the earlier of (i) on the last day of the Interest Period applicable to such Loan, and (ii) the Maturity Date.

         (d) All repayments pursuant to this Section shall be subject to
Section 2.13, but shall otherwise be without premium or penalty.

         SECTION 2.11. OPTIONAL PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least one Business Day prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Senior Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is a multiple of $1,000,000 and not less than $5,000,000.

         (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section shall be subject to Section 2.13 but otherwise without premium or penalty. All prepayments under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         SECTION 2.12. MANDATORY PREPAYMENTS. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or before the effective date of such reduction, the Senior Administrative Agent shall notify the Borrower and the Revolving Credit Banks of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure at the time would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof), or cash collateralize Letters of Credit in a dollar amount sufficient to eliminate such excess.

         (b) If on any date the Aggregate Revolving Credit Exposure and the aggregate Term Exposures of the Banks shall exceed the Borrowing Base Amount, the Borrower shall on such date apply an amount equal to such excess first, to prepay the then outstanding Revolving Loans (if any) and Swingline Loans (if any), second, to the extent of any remaining excess (after the prepayment of Revolving Loans and Swingline Loans), to replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account (to the extent such cash collateralization would not result in an obligation to grant a security interest in such cash collateral to the holders of notes under any Indenture) established with the Senior Collateral Agent for the benefit of the Senior Bank Parties, and third to prepay the then outstanding Term Loans (if any).

         (c) Not later than two Business Days following the receipt of Net Cash Proceeds from any Reduction Event, the Borrower shall apply to the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments the amounts required to be so applied by the Collateral Trust and Intercreditor Agreement. If the Senior Administrative Agent receives any payments in respect of such Reductions, the Senior Administrative Agent shall promptly apply such payments between Term Loans and Revolving Credit Commitments pro rata based on the Term Exposure and the Revolving Credit Commitments on the date the applicable amounts are paid to the Senior Administrative Agent. Amounts allocated to the Revolving Credit Loans shall be applied pursuant to Section 2.08(b), and if applicable, Section 2.12(a). Amounts allocated to the Term Exposure shall be applied to prepay the Term Loans.

         (d) On each Business Day during a Cash Sweep Period, the Senior Collateral Agent will use funds on deposit in any Citibank Concentration Account as follows:

                  (i) after the occurrence of a Triggering Event (as defined in the Collateral Trust and Intercreditor Agreement) in accordance with the provisions of Section 4.01(b) or (c) of the Collateral Trust and Intercreditor Agreement, as applicable; and

                  (ii) at any other time, first to repay the Revolving Credit Borrowings (without any reduction of the Commitments) and second, to be deposited into the Cash Sweep Cash Collateral Account in accordance with the provisions of Section 2(c) (ii) of
         Schedule 5 of the Senior Subsidiary Security Agreement. Upon termination of any Cash Sweep Period, funds in the Cash Sweep Cash Collateral Account shall be released to the Concentration Account within three Business Days after the end of such Cash Sweep Period.

         (e) Not later than the earlier of (i) 120 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending on or about March 3, 2001, and (ii) the date on which the financial statements for such fiscal year are delivered pursuant to Section 5.01(a), the Borrower shall make a prepayment of the Loans and a permanent reduction of the Revolving Credit Commitments in an amount equal to 50% of:



    (a) for the fiscal year
   ending on March 3, 2001,
   the Excess Cash Flow for                                  the sum of the principal amount
   the three fiscal quarters                       of the Term Loans and Revolving Credit Commitments
   ending on March 3, 2001,        x        ------------------------------------------------------------------
  and (b) for the fiscal year                 the sum of the principal       +       the aggregate amount of
   ending on March 2, 2002,                 amount of the Term Loans and             the Second Priority Debt
   Excess Cash Flow for the                       Revolving Credit                   Obligations constituting
  four fiscal quarters ending                       Commitments                     principal (or Attributable
       on March 2, 2002                                                                       Debt)


to be applied as follows:

                  (i) at any time when the Loans have been accelerated pursuant to Section 6.01, to pay Senior Obligations pro rata based on the amounts of such obligations; and

                  (ii) at any other time, to be allocated between Term Loans and Revolving Credit Commitments pro rata based on the Term Exposure and the Revolving Credit Commitments on the date the applicable amounts are paid to the Senior Administrative Agent. Amounts allocated to the Revolving Credit Loans shall be applied pursuant to Section 2.08(b), and if applicable, Section 2.12(a). Amounts allocated to the Term Exposure shall be applied to prepay the Term Loans.

         (f) The Borrower shall deliver to the Senior Administrative Agent, at the time of each Loan prepayment or Revolving Credit Commitment reduction required under this Section, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section shall be subject to Section 2.13, but shall otherwise be without premium or penalty.

         SECTION 2.13. BREAKAGE. The Borrower shall indemnify each Bank against any loss or expense that such Bank may sustain or incur as a consequence of any event, other than a default by such Bank in the performance of its obligations hereunder, which results in such Bank receiving or being deemed to receive any amount on account of the principal of any Euro-Dollar Loan before the end of the Interest Period in effect therefor (including as a result of acceleration of a Loan), the conversion of any Euro-Dollar Loan to a Loan of another Type, or the conversion of the Interest Period with respect to any Euro-Dollar Loan other than on the last day of the Interest Period in effect therefor, or any Euro-Dollar Loan to be made by such Bank (including any Euro-Dollar Loan to be made pursuant to a conversion or continuation under Section 2.09) not being made after notice of such Loan shall have been given (or deemed given pursuant to Section 2.09) by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Bank, of (i) its cost of obtaining funds for Euro-Dollar Loans that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Bank in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower may determine, in consultation with the Senior Administrative Agent, which Loans will be repaid with amounts to be applied to the repayment of Loans pursuant to Section 2.11 or 2.12, subject to
Section 2.12(c) and Section 2.14. Any amount payable by the Borrower pursuant to this Section will be payable to the Senior Administrative Agent for the account of each applicable Bank.

         SECTION 2.14. PRO RATA TREATMENT. (a) Except as provided in this Section with respect to Swingline Loans and as provided in clause (b), each Borrowing, each payment or prepayment of principal of any Borrowing of a Class, each payment of interest on the Loans of a Borrowing, each payment of the Senior Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type within a Class shall be allocated pro rata among the Banks in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable Loans). For purposes of determining the available Revolving Credit Commitments of the Banks at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Banks (including those Banks which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Senior Administrative Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole dollar amount.

         (b) If any Bank shall obtain any payment of or recovery with respect to any Senior Bank Obligations with proceeds of any sale of or other realization on any Collateral (including any Mortgaged Property) in which the Banks as a whole do not have a pro rata Lien, and such payment or recovery is in excess of its pro rata share of payments or recovery with respect to all Senior Bank Obligations then outstanding, such Bank shall purchase from the other Banks such participations in Senior Bank Obligations made by such other Banks as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of such other Banks; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and each Bank which has sold a participation to the purchasing Bank shall repay to the purchasing Bank the purchase price to the ratable extent of such recovery together with an amount equal to such selling Bank's ratable share (according to the proportion of (a) the amount of such selling Bank's required repayment to the purchasing Bank to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 2.15. PAYMENTS. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Senior Fees or other amounts) hereunder and under any other Senior Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available funds, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the applicable Issuing Bank, and principal of and interest on Swingline Loans, which shall be paid directly to the applicable Swingline Bank except as otherwise provided in Section 2.16(e)) shall be made to the Senior Administrative Agent's Account. Each such payment shall be made in dollars.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Senior Fees or other amounts) hereunder or under any other Senior Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Senior Fees, if applicable.

         SECTION 2.16. SWINGLINE LOANS. (a) Uncommitted Loans. Each Swingline Bank may, in its sole discretion, from time to time make Swingline Loans on an uncommitted basis. The Borrower acknowledges that neither Swingline Bank has any obligation to make any Swingline Loan, and that the Swingline Banks may decline to make any Swingline Loan at any time for any reason or no reason. The Swingline Banks are prohibited from making any Swingline Loan:

                  (i) to refinance any outstanding Swingline Loan;

                  (ii) on or after the Maturity Date or the termination of the Revolving Credit Commitments in accordance with the terms hereof;

                  (iii) if at the time of the Borrowing of such Swingline Loans, the Borrower, in the Swingline Banks' reasonable judgment, would be unable to satisfy the conditions set forth in Section 3.02;

                  (iv) if after giving effect thereto, the aggregate principal amount of all Swingline Loans would exceed $100,000,000; or

                  (v) if after giving effect thereto, the Aggregate Revolving Credit Exposure would exceed the lesser of

                           (A) the Total Revolving Credit Commitment; and

                           (B) the Borrowing Base Amount in effect at such
                  time less the aggregate Term Exposures of the Banks at such time.

Each Swingline Loan shall be in a principal amount that is a multiple of $1,000,000. Within the foregoing limits, the Borrower may request, pay or prepay Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

         (b) Borrowing Procedure. The Borrower shall notify the Senior Administrative Agent by telecopy, or by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Senior Administrative Agent will promptly advise the Swingline Banks of any notice received from the Borrower pursuant to this clause (b). If a Swingline Bank determines in its sole discretion to make a Swingline Loan, such Swingline Bank shall make such Swingline Loan available to the Borrower by means of a credit or wire transfer to the account of the Borrower referred to in Section 2.02(c) by 3:00 p.m. on the date such Swingline Loan is so requested.

         (c) Denomination and Prepayment. Each Swingline Loan shall be denominated in dollars. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, without premium or penalty upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the applicable Swingline Bank and to the Senior Administrative Agent before 12:00 (noon), local time on the date of prepayment at such Swingline Bank's address for notices specified on Annex 2.

         (d) Interest. Each Swingline Loan denominated in dollars shall be a Base Rate Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a). Interest on each Swingline Loan shall be payable on the Interest Payment Date with respect thereto.

         (e) Conversion to Revolving Loans. The Senior Administrative Agent shall (i) at any time when Swingline Loans in an aggregate principal amount of $10,000,000 or more are outstanding, at the request of either Swingline Bank that has made outstanding Swingline Loans in its sole discretion, or
(ii) on the last day of the Interest Period of such Swingline Loan, deliver on behalf of the Borrower a Borrowing Request pursuant to Section 2.03 for a Base Rate Borrowing in the amount of such Swingline Loans; provided, however, that the obligations of the Banks to fund such Borrowing shall not be subject to Section 3.02.

         (f) Participations. If the Borrower does not fully repay a Swingline Loan on or before the last day of the Interest Period with respect thereto, the applicable Swingline Bank shall promptly notify the Senior Administrative Agent thereof (by telecopy or by telephone, confirmed in writing), and the Senior Administrative Agent shall promptly notify each Revolving Credit Bank thereof (by telecopy or by telephone, confirmed in writing) and of its Revolving Percentage of such Swingline Loan. Upon such notice but without any further action, such Swingline Bank hereby agrees to grant to each Bank, and each Bank hereby agrees to acquire from such Swingline Bank, a participation in such defaulted Swingline Loan equal to such Bank's Revolving Percentage of the aggregate principal amount of such defaulted Swingline Loan. In furtherance of the foregoing, each Revolving Credit Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Senior Administrative Agent, for the account of such Swingline Bank, such Bank's Revolving Percentage of each Swingline Loan that is not repaid on the last day of the Interest Period with respect thereto. Each Bank agrees that its obligation to acquire participations in Swingline Loans pursuant to this clause is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Bank shall comply with its obligation under this clause by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Bank (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Banks) and the Senior Administrative Agent shall promptly pay to such Swingline Bank the amounts so received by it from the Banks. The Senior Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this clause and thereafter payments in respect of such Swingline Loan shall be made to the Senior Administrative Agent and not to such Swingline Bank. Any amounts received by such Swingline Bank from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Bank of the proceeds of a sale of participations therein shall be promptly remitted to the Senior Administrative Agent; any such amounts received by the Senior Administrative Agent shall be promptly remitted by the Senior Administrative Agent to the Banks that shall have made their payments pursuant to this clause and to such Swingline Bank, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this clause shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

         (g) Swingline Banks. As between themselves, Citicorp USA and Fleet National Bank agree that (i) Citicorp USA shall have the option of first refusal with respect to any request for a Swingline Loan, to the extent that after giving effect to the making of such Swingline Loan and all other Swingline Loans of Citicorp USA will not exceed $50,000,000, and (ii) Fleet National Bank shall have the option of first refusal with respect to any other request for a Swingline Loan.

         SECTION 2.17. LETTERS OF CREDIT. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account, by delivering an Issuance Request, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement. Subject to clauses (b) and (c), and effective at the time of the initial Credit Event, the Existing Trade Letters of Credit will be deemed to be Letters of Credit outstanding under this Agreement, issued by Mellon Bank as Issuing Bank.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit, or to cause an Existing Trade Letter of Credit to become a Letter of Credit under this Agreement), the Borrower shall hand deliver, electronically transmit or telecopy to the applicable Issuing Bank and the Senior Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) an Issuance Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with clause (c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the applicable Issuing Bank (if other than Citicorp USA) and such other information as shall be necessary to prepare such Letter of Credit. By requesting the initial Credit Event, the Borrower will be deemed to have requested that each Existing Trade Letter of Credit be deemed to be issued under this Agreement. A Letter of Credit shall be issued, amended, renewed or extended or deemed to be issued under this Agreement only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, and it shall be the case that, after giving effect to such issuance, amendment, renewal or extension (and the making or repayment of any other Credit Events to be made at or before such time):

                  (i) the L/C Exposure shall not exceed $100,000,000; and

                  (ii) the Aggregate Revolving Credit Exposure shall not exceed the lesser of

                           (A) the Total Revolving Credit Commitment; and

                           (B) the Borrowing Base Amount in effect at such
                  time less the aggregate Term Exposures of the Banks at such time.

         (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit (subject to customary automatic renewal provisions) and the date that is five Business Days before the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

         (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Bank or the Banks, the applicable Issuing Bank hereby grants to each Revolving Credit Bank, and each such Bank hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Bank's Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Bank hereby absolutely and unconditionally agrees to pay to the Senior Administrative Agent, for the account of such Issuing Bank, such Bank's Revolving Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Senior Loan Document) forthwith on the date due as provided in Section 2.02(e), in dollars. Each Revolving Credit Bank agrees that its obligation to acquire participations pursuant to this clause in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to such Issuing Bank an amount equal to such L/C Disbursement not later than 3:30 p.m., New York City time, on the date that the Borrower shall have received notice from such Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 1:00 p.m., New York City time, on the immediately following Business Day.

         (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in clause (e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Senior Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Senior Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the applicable Issuing Bank, the Senior Administrative Agent or any Bank or any other Person, whether in connection with this Agreement, any other Senior Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of any Issuing Bank, the Banks, the Senior Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

         Without limiting the generality of the foregoing, the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of any Issuing Bank. However, the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by applicable Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The applicable Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the applicable Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the applicable Issuing Bank. Without limiting any other provision of this Agreement, the Senior Administrative Agent and any Issuing Bank and any of their correspondents may rely upon any oral, telephonic, telegraphic, facsimile, electronic, written or other communication believed in good faith to have been authorized by the Borrower, whether or not given or signed by an authorized person.

         (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy or electronic transmission, to the Senior Administrative Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Credit Banks with respect to any such L/C Disbursement. The Senior Administrative Agent shall promptly give each Revolving Credit Bank notice thereof.

         (h) Interim Interest. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in
Section 2.02(e), at the rate per annum that would apply to such amount if such amount were a Base Rate Loan.

         (i) Resignation or Removal of an Issuing Bank. Any Issuing Bank may resign at any time by giving 180 days prior written notice to the Senior Administrative Agent, the Banks and the Borrower, and may be removed at any time by the Borrower by notice to the applicable Issuing Bank, the Senior Administrative Agent and the Banks, to be effective only upon the appointment of a successor Issuing Bank pursuant to the following sentence. Subject to the next succeeding clause, upon the acceptance of any appointment as a successor Issuing Bank hereunder by a Bank that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(d)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Bank shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Senior Administrative Agent, and, from and after the effective date of such agreement, such successor Bank shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Senior Loan Documents and references herein and in the other Senior Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Senior Loan Documents with respect to Letters of Credit issued by it before such resignation or removal, but shall not be required to issue additional Letters of Credit.

         (j) Cash Collateralization. If any Event of Default shall occur and be continuing, and to the extent any such cash collateralization will not result in an obligation to grant a security interest in such cash collateral to holders of notes under any Indenture, the Borrower shall, on the Business Day it receives notice from the Senior Administrative Agent or the Majority Revolving Credit Banks (or, if the maturity of the Loans has been accelerated, Revolving Credit Banks holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in the L/C Cash Collateral Account, for the benefit of the Revolving Credit Banks, an amount in cash equal to the L/C Exposure as of such date. Such deposits shall be held by the Senior Collateral Agent as collateral for the payment and performance of the Senior Obligations. The Senior Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall be invested in Temporary Cash Investments, to be selected by the Senior Collateral Agent in its sole discretion, and interest earned on such deposits shall be deposited in such account as additional collateral for the payment and performance of the Senior Obligations. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Senior Administrative Agent to reimburse the applicable Issuing Bank for L/C Disbursements for which it has not been reimbursed,
(ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated, be applied to satisfy the Senior Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived (or during a Cash Sweep Period, paid into the Citibank Concentration Account).

         (k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Senior Administrative Agent (which consent shall not be unreasonably withheld) and such Bank, designate one or more additional Banks to act as an issuing bank under the terms of the Agreement. Any Bank designated as an issuing bank pursuant to this clause (k) shall be deemed to be an "Issuing Bank" (in addition to being a Bank) in respect of Letters of Credit issued or to be issued by such Bank, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Bank.

         SECTION 2.18. ADJUSTMENTS TO BORROWING BASE ADVANCE RATES. (a) As of the Initial Borrowing Date, the Accounts Receivable Advance Rate will be 85%, the Pharmaceutical Inventory Advance Rate will be 57%, and the Other Inventory Advance Rate will be 50%.

         (b) Subject to clauses (c) and (d), the Senior Collateral Agent may, in the exercise of its reasonable judgment, increase the Pharmaceutical Inventory Advance Rate up to a level of 62%, and increase the Other Inventory Advance Rate up to a level of 55%.

         (c) Subject to clause (d), any increase in the Pharmaceutical Inventory Advance Rate above 62% and any increase in the Other Inventory Advance Rate above 55% will require the consent of the Supermajority Banks.

         (d) Any increase in the Pharmaceutical Inventory Advance Rate or the Other Inventory Advance Rate above 80% of orderly liquidation value thereof, as determined by periodic appraisals, or the Accounts Receivable Advance Rate above 85%, will require the consent of all of the Banks.

         (e) The Senior Collateral Agent, in the exercise of its reasonable judgment to reflect Borrowing Base Factors, may reduce the Accounts Receivable Advance Rate, the Pharmaceutical Inventory Advance Rate and the Other Inventory Advance Rate from time to time.

         (f) The Senior Collateral Agent will give prompt written notice to the Borrower and the Banks of any adjustments effected pursuant to this
Section 2.18.


                                 ARTICLE 3
                                 CONDITIONS

         The obligations of the Banks to make Loans (other than a Borrowing pursuant to Section 2.02(e) or Section 2.16(e)) and of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

         SECTION 3.01. FIRST CREDIT EVENT. On the Initial Borrowing Date, each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

         (a) Counterparts of this Agreement. The Senior Administrative Agent shall have received counterparts of this Agreement signed by each of the Borrower, the Agents and the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Senior Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

         (b) Notes. The Senior Administrative Agent shall have received for the account of each Bank which so requests pursuant to Section 2.04 a Revolving Credit Note, a Term Note, and/or a Swingline Note, as applicable, in each case dated as of the Initial Borrowing Date and complying with the provisions of Section 2.04.

         (c) Senior Subsidiary Guarantee Agreement. The Senior Subsidiary Guarantee Agreement shall have been duly executed by each Subsidiary Guarantor, shall have been delivered to the Senior Collateral Agent and shall be in full force and effect.

         (d) Senior Indemnity, Subrogation and Contribution Agreement. The Senior Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Senior Collateral Agent and shall be in full force and effect.

         (e) Senior Subsidiary Security Agreement. The Senior Subsidiary Security Agreement shall have been duly executed by each Subsidiary Guarantor and shall have been delivered to the Senior Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement and in the case of Intellectual Property (as defined in the Senior Subsidiary Security Agreement) appropriate filings in United States Patent and Trademark Office and the United States Copyright Office ) required by law to be filed, registered or recorded in order to create and perfect in favor of the Senior Collateral Agent for the benefit of the Senior Bank Parties a valid, legal and perfected first-priority security interest in and lien on the Senior Collateral shall have been delivered to the Senior Collateral Agent.

         (f) Senior Mortgages. (i) The Agents shall have received (i) counterparts of a Senior Mortgage with respect to each Mortgaged Property duly executed, acknowledged and delivered by the record owner of such Mortgaged Property and in recordable form, and (ii) mortgage and lien searches satisfactory to the Senior Administrative Agent.

         (g) Collateral Trust and Intercreditor Agreement. The Collateral Trust and Intercreditor Agreement shall have been duly executed by the Borrower and each other party thereto, shall have been delivered to the Senior Collateral Agent, and shall be in full force and effect.

         (h) Perfection Certificates. The Senior Collateral Agent shall have received a Perfection Certificate with respect to each Subsidiary Guarantor dated the Initial Borrowing Date and duly executed by a Financial Officer of the Borrower.

         (i) Lien Searches. The Senior Collateral Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent filings) filings made with respect to the Borrower and each other Obligor in the states (or other jurisdictions) in which the chief executive office of each such Person is located, any offices of such Persons in which records have been kept relating to Accounts and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding clause, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Senior Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 5.15 or have been released (or arrangements shall have been made for the release or discharge thereof reasonably satisfactory to the Senior Administrative Agent).

         (j) Approvals and Consents. All requisite material governmental authorities and third parties shall have approved or consented to the transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the transactions contemplated hereby.

         (k) Working Capital. The Agents shall be reasonably satisfied with the sufficiency of amounts available under this Agreement to meet the ongoing working capital requirements of the Borrower and its Subsidiaries.

         (l) Business Plan. The Agents and the Banks shall have received a three year business plan of the Borrower which shall be satisfactory in all material respects to the Agents and the Banks.

         (m) Existing Management. The Agents shall be satisfied with any proposed changes in the management of the Borrower.

         (n) Borrowing Base Certificate. The Senior Administrative Agent shall have received a Borrowing Base Certificate dated the Initial Borrowing Date, containing information as of a date not more than eight Business Days before the Initial Borrowing Date, and executed by a Financial Officer of the Borrower. The Borrowing Base Amount shall be sufficient to support the initial Credit Events.

         (o) Borrowing Base Appraisal. The Senior Administrative Agent shall have received such valuations and appraisals of the inventory and accounts receivable that are part of the Borrowing Base by an independent appraisal firm reasonably satisfactory to the Senior Administrative Agent as the Senior Administrative Agent shall reasonably request. The Senior Administrative Agent shall have completed a field examination, the results of which shall be satisfactory to the Agents.

         (p) Opinions of Borrower's Counsel. The Senior Administrative Agent shall have received opinions of:

                  (i) Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel for the Borrower, substantially in the form of Exhibit O-1 hereto; and

                  (ii) Elliot S. Gerson, General Counsel of the Borrower, substantially in the form of Exhibit O-2 hereto.

The Borrower hereby requests such counsel to deliver such opinions.

         (q) Corporate Documents. The Senior Administrative Agent shall have received all documents it may reasonably request relating to the existence of the Borrower and the Subsidiary Guarantors, the corporate authority for and the validity of this Agreement and the other Senior Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Senior Administrative Agent.

         (r) Payments of Senior Fees, Etc. The Senior Administrative Agent shall have received all Senior Fees and other amounts due and payable on or before the Initial Borrowing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Senior Loan Document.

         (s) Consummation of Transactions. The Transactions shall have been consummated substantially concurrently with the initial Credit Event in accordance with Annex 3, and the capital structure of the Borrower shall be as set forth in Annex 3. All of the conditions precedent set forth in the Transaction Documents shall have been satisfied or waived, and no material provision of the Transaction Documents shall have been amended, supplemented, waived or otherwise modified without the prior written consent of the Agents. The Agents shall be satisfied with the Transaction Documents in all respects.

         (t) Cash Management System. The Borrower shall have established a cash management system reasonably satisfactory to the Senior Administrative Agent that complies with Section 5.13.

         (u) Insurance. The Senior Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.03 and the applicable provisions of the Senior Collateral Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Senior Collateral Agent as additional insured, in form and substance satisfactory to the Senior Administrative Agent.

         (v) Environmental Assessment. The Senior Administrative Agent shall have received Phase I desk audits relating to the Mortgaged
Properties reasonably satisfactory to the Agents, from an environmental consulting firm reasonably satisfactory to the Agents, as to any environmental hazards, liabilities or Remedial Action to which the Borrower or any of the Subsidiaries may be subject.

         (w) Environmental and Employee Matters. The Agents shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Borrower and the Subsidiaries may be subject and the plans of the Borrower with respect thereto.

         (x) Officer's Certificate. The Senior Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in Section 3.02, and as to such other matters relating to the satisfaction of the conditions specified in this
Section 3.01 as the Senior Administrative Agent may reasonably request.

         (y) Second Priority Collateral Documents. Each of the Second Priority Mortgages, the Second Priority Subsidiary Security Agreement, the Second Priority Subsidiary Guarantee Agreements shall be in form an substance satisfactory to the Agents, shall have been duly executed by each Subsidiary Guarantor, and by or on behalf of the Second Priority Debt Parties, shall have been delivered to the Senior Collateral Agent, and shall be in full force and effect.

         (z) Transaction Documents. The Senior Administrative Agent shall have received, with a copy for each Bank, a copy of each Transaction Document reasonably requested by the Senior Administrative Agent, certified by a Financial Officer of the Borrower.

         (aa) No Litigation. There shall have been (i) no development in any Existing Litigation after April 10, 2000, and (ii) no litigation or administrative proceeding commenced, that in case of either clause (i) or
(ii) could reasonably be expected to have a Material Adverse Effect. There shall have been no development in any Existing Litigation after April 10, 2000, and there shall have been no litigation or administrative proceeding that, in the Banks' sole judgment, could impair the validity, enforceability or priority of the security interests to be granted in favor of the Banks under the Senior Loan Documents.

         (bb) No Material Adverse Change. There shall have been no material adverse change in the revenues, store operations, inventory, accounts receivable, business or prospects of the Borrower and its Subsidiaries considered as a whole, or to the Borrower's knowledge, in any relationship with any vendor or third party insurance payor of the Borrower or any of its Consolidated Subsidiaries, considered as a whole, since November 2, 1999, other than, in each case, as publicly disclosed before April 10, 2000.

         (cc) Landlord's Waivers. The Senior Administrative Agent shall have received waivers, in form and substance reasonably satisfactory to the Banks, from the lessor of each leased distribution center of the Subsidiary Guarantors of any statutory, common law or contractual landlord's lien with respect to any inventory of any Subsidiary Guarantor (other than with respect to inventory located at leased warehouses having a value in the aggregate not to exceed $40,000,000); provided, however, that if failure to comply with this condition would not otherwise reduce the principal amount of the Loans that the Borrower may borrow on the Initial Borrowing Date pursuant to Section 2.01(b)(ii), or result in a prepayment obligation pursuant to Section 2.12(b), the Senior Administrative Agent may waive this condition for one or more periods of not more than 120 days in the aggregate.

         (dd) Intercompany Inventory Purchase Agreement. The Intercompany Inventory Purchase Agreement shall have been duly executed by the Borrower and each other party thereto, and shall have been delivered to the Senior Administrative Agent, and shall be in full force and effect.

         (ee) Legal Matters. All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Senior Loan Documents shall be satisfactory to the Banks.

         (ff) Flood Hazard Certificates. The Senior Administrative Agent shall have received standard flood hazard determination certificates in the form required by 12 CFR 22.6 for each Mortgaged Property.

         SECTION 3.02. ALL CREDIT EVENTS. On the date of each issuance of a Letter of Credit and each Borrowing of a Loan (each such event being called a "Credit Event") (other than a Borrowing pursuant to Section 2.02(e) or a Borrowing pursuant to Section 2.16(e)) each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

         (a) Request. The Borrower shall have delivered a Borrowing Request to the Senior Administrative Agent, or an Issuance Request to the Senior Administrative Agent and the applicable Issuing Bank, or a Swingline Request to the Senior Administrative Agent and the Swingline Banks, as the case may be.

         (b) Representations and Warranties. The fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(a)(iii) and Section 4.06 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true in all material respects on and as of the date of such Credit Event.

         (c) No Default. The fact that, immediately after such Credit Event, no Default shall have occurred and be continuing.

         (d) Borrowing Base. The Borrowing Base Amount shall be sufficient to support such Credit Event.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in clauses (b) (except as aforesaid) and (c) of this Section, and the Borrower expects the proceeds of such Credit Event (other than the issuance of a Letter of Credit) will be applied to uses of proceeds which are permitted pursuant to Section 5.24 and which are reasonably anticipated to be made within the five Business Days following such Credit Event.


                                 ARTICLE 4
                       REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Borrower is a corporation and each Subsidiary Guarantor is a corporation (or other entity) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (except as otherwise indicated in Schedule 1.01(c)), and has all corporate (or other organizational) powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. (a) The execution, delivery and performance by the Borrower and each Subsidiary Guarantor of each Senior Loan Document to which it is a party are within the Borrower's corporate powers or such Subsidiary Guarantor's corporate (or other organizational) powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws (or other organizational documents) of the Borrower or such Subsidiary Guarantor or of any agreement or instrument evidencing or governing Debt of the Borrower or any Subsidiary or any other material agreement, instrument, judgment, injunction, order or decree binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary pursuant to any such agreement, instrument, judgment, injunction, order or decree (other than the Liens created by the Senior Collateral Documents). None of the Borrower or any of the Subsidiaries is in default in any manner under any provision of any Material Financial Obligation, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to have a Material Adverse Effect.

         (b) The execution, delivery and performance by the Borrower and each Subsidiary Guarantor of each Transaction Document (other than the Senior Loan Documents) to which it is a party are within the Borrower's corporate powers or such Subsidiary Guarantor's corporate (or other organizational) powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws (or other organizational documents) of the Borrower or such Subsidiary Guarantor or of any agreement or instrument evidencing or governing Debt of the Borrower or any Subsidiary or any other material agreement, instrument, judgment, injunction, order or decree binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary pursuant to any such agreement, instrument, judgment, injunction, order or decree (other than the Liens permitted by Section 5.15).

         SECTION 4.03. BINDING EFFECT. This Agreement and each other Senior Loan Document constitutes a valid and binding agreement of the Borrower and the Subsidiary Guarantors, and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

         SECTION 4.04. FINANCIAL AND OTHER INFORMATION. (a) Effective upon and after delivery by the Borrower of the Initial Financial Statements,

                  (i) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of February 26, 2000 and each following fiscal year end of the Borrower and its Consolidated Subsidiaries and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Deloitte & Touche (or other independent public accountants of nationally recognized standing) fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year;

                  (ii) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such fiscal quarter end and each following fiscal quarter end of the Borrower and its Consolidated Subsidiaries (other than the fourth fiscal quarter of any fiscal year) and the related consolidated statements of income and cash flows for the fiscal quarter then ended, set forth in the Borrower's quarterly report on Form 10-Q for the fiscal quarter then ended, a copy of which will be delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the Initial Financial Statements, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal period, subject to normal year-end adjustments; and

                  (iii) there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole since May 27, 2000.

         (b) Since November 2, 1999, and until delivery by the Borrower of the Initial Financial Statements, there has been no material adverse effect on the revenues, store operations, inventory, accounts receivable, business or prospects of the Borrower and its Subsidiaries considered as a whole, or to the Borrower's knowledge, in any relationship with any vendor or third party insurance payor of the Borrower or any of its Consolidated Subsidiaries, considered as a whole, other than, in each case, as publicly disclosed before April 10, 2000.

         SECTION 4.05. ACCURACY OF INFORMATION. (a) Subject to any disclosure in the Initial Financial Statements for the period on or before May 27, 2000, all information (other than financial projections) that has been or will hereafter be made available to the Agents or any Bank by or on behalf of the Borrower or any of its representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made.

         (b) Each Borrowing Base Certificate that has been or will hereafter be made available to the Agents or any Bank is and will be complete and correct in all material respects.

         (c) All financial projections, if any, that have been or will be prepared by or on behalf of the Borrower or any of its representatives and made available to the Agents or any Bank have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time the related financial projections are made available to the Agents.

         (d) Subject to any disclosure in the Initial Financial Statements, for the period on or before May 27, 2000, the Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect the business, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries or the Borrower's ability to perform its obligations under this Agreement.

         SECTION 4.06. LITIGATION. There has been (a) no development in any Existing Litigation after April 10, 2000, and (b) no litigation or administrative proceeding that in case of either clause (a) or (b) could reasonably be expected to have a Material Adverse Effect. There has been no development in any Existing Litigation after April 10, 2000, and there has been no litigation or administrative proceeding that could, in the Majority Banks' sole judgment, impair the validity, enforceability or priority of the security interests to be granted in favor of the Banks under the Senior Loan Documents.

         SECTION 4.07. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, in each case except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.08. TAXES. The Borrower and its Subsidiaries have filed all United States Federal income tax returns, and the Borrower and its Subsidiaries have filed all other material tax returns, which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary Guarantor except where the payment of any such taxes is being contested in good faith by appropriate proceedings. Effective upon delivery by the Borrower of the Initial Financial Statements, the charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.09. SUBSIDIARIES. Schedule 1.01(c) sets forth a complete and correct list of the Borrower's Subsidiaries as of the Initial Borrowing Date, and the percentage ownership interest of the Borrower therein. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each of the Borrower's Subsidiaries is an "Unrestricted Subsidiary" as referred to in Section 5.10.

         SECTION 4.10. ENVIRONMENTAL MATTERS. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or hazardous substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

         SECTION 4.11. YEAR 2000 COMPLIANCE. The Borrower has (i) initiated a review and assessment of all areas within the business and operations of the Borrower and its Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem") (that is, the risk that computer applications used by it or any of its Subsidiaries (or their respective supplier and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented such plan in substantial accordance with such timetable. The Borrower reasonably believes that all computer applications that are material to the business or operations of the Borrower or any of its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.12. OTHER REPRESENTATIONS. The representations and warranties of the Borrower and each Subsidiary Guarantor set forth in each other Senior Loan Document and in each other Transaction Document are true and correct.

         SECTION 4.13. EXISTING AND INDEPENDENT LETTERS OF CREDIT. Schedule 4.13(a) sets forth all of the Existing Trade Letters of Credit of the Borrower and its Subsidiaries as of the Initial Borrowing Date which are to become Letters of Credit under this Agreement pursuant to Section 2.17.
Schedule 4.13(b) sets forth all of the Independent Standby Letters of Credit of the Borrower and its Subsidiaries as of the Initial Borrowing Date which will continue to be outstanding in accordance with their terms after the Initial Borrowing Date. The Borrower and the Subsidiaries are account parties of no other letters of credit as of the Initial Borrowing Date.

         SECTION 4.14. INSURANCE. Schedule 4.14 sets forth a true, complete and correct description of all liability, property and casualty insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the Initial Borrowing Date. Such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice and as required by the Senior Loan Documents.

         SECTION 4.15. SOLVENCY. Immediately after the consummation of the Transactions to occur on the Initial Borrowing Date and immediately following the making of each Loan made on the Initial Borrowing Date and after giving effect to the application of the proceeds of such Loans, the fair value of the assets of the Borrower and the other Obligors, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; the present fair saleable value of the property of the Borrower and the other Obligors, taken as a whole will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; the Borrower and the other Obligors, taken as a whole will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and the Borrower and the other Obligors will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Initial Borrowing Date.

         SECTION 4.16. TITLE TO PROPERTIES. (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material real properties (including all Mortgaged Properties) and valid title to all other assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens that secure indebtedness for borrowed money, other than Liens expressly permitted by Section 5.15 and as set forth in Schedule 4.16(b)(ii) (or arrangements reasonably satisfactory to the Senior Administrative Agent have been made for the release or discharge of such Liens).

         (b) Schedule 1.01(b) sets forth the address of each Mortgaged Property on the Initial Borrowing Date. As of the Initial Borrowing Date, none of the Mortgaged Properties are subject to leases, license agreements or subleases under which the Borrower or any Subsidiary is the lessor/licensor except as set forth on Schedule 4.16(b)(i). Each Mortgaged Property is free of Liens that secure indebtedness for borrowed money except for the Second Priority Mortgages and as set forth on Schedule 4.16(b)(ii) (or arrangements reasonably satisfactory to the Senior Administrative Agent have been made for the release of such Liens).

         (c) Schedule 4.16(c) sets forth the address of every leased warehouse or distribution center in which inventory owned by the Company and or any Subsidiary is located.

         SECTION 4.17. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. None of the Borrower or any Subsidiary is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 4.18. LABOR MATTERS. As of the Initial Borrowing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.


                                 ARTICLE 5
                                 COVENANTS

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any Loan or other amount payable remains unpaid or any Letter of Credit remains outstanding:

         SECTION 5.01. INFORMATION. The Borrower will deliver to each of the Banks:

                  (a) (i) with respect to the fiscal year of the Borrower ended February 26, 2000 as soon as available but not later than July 11, 2000, and (ii) with respect to each following fiscal year of the Borrower as soon as available and in any event within 90 days (or within such longer period of time, not greater than 120 days, to which the SEC may extend the filing deadline for the Borrower's Annual Report on Form 10-K) after the end of each such fiscal year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on without any material qualification by Deloitte & Touche (or other independent public accountants of nationally recognized standing);

                  (b) with respect to the fiscal quarter of the Borrower ending May 27, 2000 as soon as available but not later then July 11, 2000, and (ii) with respect to each following fiscal quarter of the Borrower (other than the last fiscal quarter of a fiscal year) as soon as available and in any event within 45 days (or within such longer period of time, not greater than 60 days, to which the SEC may extend the filing deadline for the Borrower's Quarterly Report on Form 10-Q) after the end of each such fiscal quarter, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by a Financial Officer of the Borrower;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Financial Officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.11, 5.16, 5.17, 5.18 and 5.19 on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and
         (iii) in the case of the certificate delivered together with the financial statements referred to in clause (a) above, a calculation of Excess Cash Flow for the applicable period specified in Section 2.12(e) and the amount required for Reductions hereunder, if any, in respect thereof;

                  (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

                  (e) within three Business Days after the end of each fiscal month a certificate of a Financial Officer of the Borrower setting forth in reasonable detail, a description of each disposition of assets not in the ordinary course of business for which the book value or fair market value of the assets of the Borrower or the Subsidiaries disposed or the consideration received therefor was greater than $5,000,000;

                  (f) (i) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of a Financial Officer of the Borrower setting forth information with respect thereto in reasonable detail and the action which the Borrower is taking or proposes to take with respect thereto, and (ii) within five days after the general counsel of the Borrower obtains knowledge of the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court, governmental authority or other tribunal, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect a certificate of such general counsel of the Borrower setting forth information with respect thereto in reasonable detail and the action which the Borrower is taking or proposes to take with respect thereto;

                  (g) within four Business Days after the end of each fiscal week a Borrowing Base Certificate showing the Borrowing Base Amount as of the close of business on the last day of such fiscal week, each such Borrowing Base Certificate to be certified as complete and correct on behalf of the Borrower by a Financial Officer of the Borrower;

                  (h) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                  (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the SEC;

                  (j) within five days, if and when any member of the ERISA Group (i) gives or any Financial Officer becomes aware that such member is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or any Financial Officer knows that the plan administrator of any Plan has given or any Financial Officer becomes aware that such member is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Financial Officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

                  (k) on or prior to the dates specified below (or, in the reasonable discretion of the Senior Administrative Agent, no later than 5 days thereafter):

                           (i) a monthly forecast of cash receipts and
                  disbursements, commencing with July, 2000, no later than the first day of each month in respect of such forecast;

                           (ii) a monthly reconciliation of actual cash
                  receipts and disbursements to the forecast for such month delivered pursuant to clause (i) above, no later than the 25th day of the next succeeding month;

                           (iii) a weekly sales report for each week,
                  commencing with the week ending June 17, 2000, no later than the 4th day following the last day of the week in respect of which such sales report is to be delivered;

                           (iv) an operating forecast for each month in the
                  fiscal year ending on or closest to February 28, 2002, no later than March 31, 2001; and

                           (v) a monthly reconciliation of actual operating
                  results for each month specified in the operating forecast delivered pursuant to clause (iv) above to the budget for such month, no later than the 30th day of the next succeeding month; and

                  (l) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries or the Collateral as the Senior Administrative Agent, at the request of any Bank, may reasonably request.

Information required to be delivered pursuant to clauses (a), (b), (h) and
(i) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Banks that such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to clause (c), and (ii) the Borrower shall deliver paper copies of the information referred to in clauses (a), (b), (h) and (i) to any Bank which requests such delivery.

         SECTION 5.02. PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge, as the same shall become due and payable, (i) all material claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons prior to the time such claims or demands give rise to a material Lien upon any of its property or assets or a material risk of forfeiture of a Mortgaged Property, and (ii) all material taxes, assessments and governmental charges or levies upon it or its property or assets, except where any of the items in clause (i) or (ii) above may be contested in good faith by appropriate proceedings, and the Borrower or such Subsidiary, as the case may be, shall have set aside on its books, in accordance with generally accepted accounting principles, appropriate reserves, if any, for the accrual of any such items.

         SECTION 5.03. MAINTENANCE OF PROPERTY; INSURANCE. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Senior Administrative Agent, information presented in reasonable detail as to the insurance so carried. The Borrower will, and will cause each of its Subsidiaries to, maintain such insurance in a coverage amount of not less than 90% of the coverage amount as of the Initial Borrowing Date, with deductibles, risks covered and other provisions (other than amount of premiums) not materially less favorable to the Borrower and its Subsidiaries as of the Initial Borrowing Date.

         (c) The Borrower will, and will cause each of the Subsidiary Guarantors to, cause all such policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Senior Administrative Agent and the Senior Collateral Agent, which endorsement shall provide that, from and after the Initial Borrowing Date, if the insurance carrier shall have received written notice from the Senior Administrative Agent or the Senior Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower and any other Obligor under such policies directly to the Senior Collateral Agent for application pursuant to the Collateral Trust and Intercreditor Agreement; cause all such policies to provide that neither the Borrower, the Senior Administrative Agent, the Senior Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Senior Administrative Agent or the Senior Collateral Agent may reasonably require from time to time to protect their interests; deliver broker's certificates to the Senior Collateral Agent; cause each such policy to provide that it shall not be canceled or not renewed by reason of nonpayment of premium upon not less than 10 days prior written notice thereof by the insurer to the Senior Administrative Agent and the Senior Collateral Agent (giving the Senior Administrative Agent and the Senior Collateral Agent the right to cure defaults in the payment of premiums) or for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Senior Administrative Agent and the Senior Collateral Agent; deliver to the Senior Administrative Agent and the Senior Collateral Agent, before the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Senior Administrative Agent and the Senior Collateral Agent) together with evidence reasonably satisfactory to the Senior Administrative Agent and the Senior Collateral Agent of payment of the premium therefor.

         (d) [Reserved].

         (e) The Borrower will, and will cause each of the Subsidiary Guarantors to, with respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $10,000,000, naming the Senior Collateral Agent (for the benefit of the Senior Bank Parties) as an additional insured, on forms satisfactory to the Senior Collateral Agent.

         (f) The Borrower will notify the Senior Administrative Agent and the Senior Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section is taken out by the Borrower or its Subsidiaries; and promptly deliver to the Senior Administrative Agent and the Senior Collateral Agent a duplicate original copy of such policy or policies.

         (g) In connection with the covenants set forth in this Section, it is agreed that:

                  (i) none of the Senior Administrative Agent, the Banks, or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section, and (A) the Borrower and each other Obligor shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Senior Administrative Agent, the Senior Collateral Agent, the Banks or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Senior Administrative Agent, the Senior Collateral Agent, the Banks and their agents and employees; and

                  (ii) the designation of any form, type or amount of insurance coverage by the Senior Administrative Agent, the Senior Collateral Agent or the Majority Banks under this Section shall in no event be deemed a representation, warranty or advice by the Senior Administrative Agent, the Senior Collateral Agent or the Banks that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties.

         SECTION 5.04. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Except as otherwise permitted in this Agreement, the Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary (except where such Subsidiary merges into a Subsidiary Guarantor) to preserve, renew and keep in full force and effect their respective legal existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that the foregoing will not prohibit any merger or liquidation of, or sale of assets by, a Subsidiary that is permitted by Section 5.22.

         SECTION 5.05. COMPLIANCE WITH LAWS. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) applicable to it or its property except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply would not have a Material Adverse Effect.

         SECTION 5.06. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank (at such Bank's expense, unless a Default has occurred and is continuing, in which case at the Borrower's expense), after such Bank has consulted the Senior Administrative Agent with respect thereto, to visit and inspect any of their properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         SECTION 5.07. RESTRICTION ON OTHER AGREEMENTS, PAYMENT LIMITATIONS, DEBT PREPAYMENTS, AMENDMENTS TO OTHER AGREEMENTS. (a) The Borrower will not, and will not permit any Subsidiary to, enter into any agreement which imposes a limitation on incurrence by the Borrower and its Subsidiaries of Liens that (i) would restrict any Subsidiary from granting Liens on any of its assets (including assets in addition to the then-existing Collateral to secure the Senior Obligations), or (ii) is more restrictive than the limitation on Liens set forth in this Agreement or
(iii) which imposes other covenants more restrictive than those set forth in this Agreement except, in each case, (A) agreements with respect to Debt secured by Liens permitted by Section 5.15 containing restrictions on the ability to transfer or grant Liens on the assets securing such Debt, (B) customary restrictions contained in purchase and sale agreements limiting the transfer of the subject assets pending closing, (C) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business, (D) pursuant to applicable law, (E) agreements in effect as of the Initial Borrowing Date and not entered into in contemplation of the Transactions and (F) the Existing Facilities Documents and the Forward Commitment Agreement as in effect on the Initial Borrowing Date.

         (b) The Borrower will not, and will not permit any Subsidiary to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) make Restricted Payments in respect of any capital stock of such Subsidiary held by, or pay any Debt owed to, the Borrower or any other Subsidiary, (ii) make any Investment in the Borrower or any other Subsidiary, or (iii) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason (A) any restriction existing under the Senior Loan Documents, the Second Priority Debt Documents, the Indentures or the Forward Commitment Agreement, (B) any restrictions with respect to PCS imposed pursuant to a PCS Disposition pending the consummation thereof, (C) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business, and (D) as required by applicable law.

         (c) The Borrower will not, and will not permit any Subsidiary to, make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption or, or otherwise voluntarily or optionally defease, the Existing Facilities, the Exchange Debt Obligations, the Synthetic Lease Facilities, the Existing Notes (as defined in Annex 3) (other than pursuant to the Exchange Offer, as defined in Annex 3), the Exchange Notes or any other Debt for borrowed money of the Borrower or any Subsidiary, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, except for refinancings, refundings and exchanges pursuant to Section 5.20(d) or repurchases or redemption of such Debt for consideration consisting solely of common stock of the Borrower or Qualified Preferred Stock or prepayments of Capital Leases in connection with the sale, closing or relocation of Stores; or

         (d) The Borrower shall not, and will not permit any Subsidiary party to the Intercompany Inventory Purchase Agreement to, amend, terminate, or otherwise modify the Intercompany Inventory Purchase Agreement in any manner materially adverse to the Senior Bank Parties or their interests under the Senior Loan Documents without the prior written approval of the Senior Collateral Agent, provided, however, the foregoing shall not limit the Borrower's responsibilities pursuant to Section 3.2 of the Intercompany Inventory Purchase Agreement.

         SECTION 5.08. FURTHER ASSURANCES. The Borrower will cause each of the Subsidiary Guarantors to execute any and all further documents, financing statements, recordations, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, recordations, mortgages and deeds of trust) that may be required under applicable law, or that the Majority Banks, the Syndication Agents, the Senior Administrative Agent or the Senior Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Senior Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Senior Collateral Documents. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary to execute a Senior Subsidiary Guarantee Agreement, Senior Indemnity, Subrogation and Contribution Agreement, Senior Subsidiary Security Agreement and any applicable financing statement or other recordation from time to time, and to comply with the terms thereof. The Borrower agrees to cause to be provided such evidence as the Senior Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

         SECTION 5.09. BORROWING BASE REVIEWS. (a) The Borrower will, and will cause each of the Subsidiary Guarantors to, from time to time upon the request of the Senior Collateral Agent or the Majority Banks through the Senior Administrative Agent, or upon any request from an increase in the Pharmaceutical Advance Rate above 62% or an increase in the Other Inventory Advance Rate above 55%, permit the Senior Collateral Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Senior Collateral Agent to conduct evaluations and appraisals of (i) the Borrower's practices in the computation of the Borrowing Base Amount and (ii) the assets included in the Borrowing Base Amount, and pay the reasonable fees and expenses of such professionals.

         (b) The Borrower will, and will cause each of the Subsidiary Guarantors to, in connection with any evaluation and appraisal relating to the computation of the Borrowing Base Amount, maintain such additional reserves (for purposes of computing the Borrowing Base Amount) in respect of Eligible Accounts Receivable and Eligible Inventory and make such other adjustments to its parameters for including Eligible Accounts Receivable and Eligible Inventory in the Borrowing Base Amount as the Senior Collateral Agent shall require based upon the results of such evaluation and appraisal in its reasonable judgment to reflect Borrowing Base Factors.

         SECTION 5.10. SUBSIDIARIES. The Borrower will cause all of its Subsidiaries that own Eligible Accounts Receivable or Eligible Inventory to be "Unrestricted Subsidiaries" as defined in, and for all purposes of, each of the Indentures and will deliver such documents to the trustees under each of the Indentures and take such actions thereunder as may be necessary to effect the foregoing.

         SECTION 5.11. INTERCOMPANY TRANSFERS. The Borrower shall establish and maintain accounting systems capable of tracing intercompany transfers of funds and other assets.

         SECTION 5.12. INVENTORY PURCHASING. (a) The Borrower shall, and shall cause each Subsidiary party to the Intercompany Inventory Purchase Agreement, at all times to establish and maintain in all material respects the vendor inventory purchasing system and the intercompany inventory purchasing system in accordance with the terms of the Intercompany Inventory Purchase Agreement.

         (b) The Borrower shall notify in writing in a manner reasonably satisfactory to the Senior Administrative Agent all of its Vendors (as such term is defined in the Intercompany Inventory Purchase Agreement) no later than 30 days from the Closing Date with respect to the Intercompany Inventory Purchase Agreement. In addition, the Borrower shall use its best efforts to obtain the consent of any Vendor to the Intercompany Inventory Purchase Agreement no later than 120 days from the Closing Date; provided, that (i) any such Vendor which presents invoices for the purchase of inventory reflecting Rite Aid Hdqtrs. Corp. as the purchaser shall be deemed to have given such consent, and (ii) to the extent that any Vendor (or inventory supplied by any Vendor) which is material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, has not given such consent within 120 days from the Closing Date, the Borrower will thereafter diligently endeavor to obtain such consents.

         (c) The Borrower shall not permit any Operating Subsidiary (as defined in the Intercompany Inventory Purchase Agreement) to purchase any Inventory (as defined in the Intercompany Inventory Purchase Agreement) from any Direct Delivery Vendor (as defined in the Intercompany Inventory Purchase Agreement) other than (i) acquisition of inventory from McKesson Corporation consistent with past practice, and (ii) foodstuffs, beverages, periodicals, greeting cards and similar items which are either paid for in cash substantially concurrently with the time of delivery or otherwise consistent with past practice.

         SECTION 5.13. CASH MANAGEMENT SYSTEM. The Borrower will cause each Subsidiary Guarantor to at all times maintain a Cash Management System that complies with Schedule 5 of the Senior Subsidiary Security Agreement. The Borrower will cause each Subsidiary Guarantor to comply with each obligation thereof under the Cash Management System. The Borrower will cause each Subsidiary Guarantor to comply with each of its obligations under the Cash Management System, and shall cause each Subsidiary Guarantor to use its best efforts to cause any applicable third party to effectuate the Cash Management System.

         SECTION 5.14. RESTRICTION ON SALE AND LEASEBACK TRANSACTIONS. Except for a sale or transfer by a Subsidiary to a Subsidiary Guarantor, the Borrower will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction after the Closing Date other than

                  (a) a Sale and Leaseback Transaction listed on
         Schedule 5.14(a),

                  (b) with respect to any property other than a Mortgaged Property owned by the Borrower or any Subsidiary Guarantor as of the Initial Borrowing Date, for a lease for a period, including renewals, not exceeding 24 months, by the end of which period it is intended that the use of such property or equipment by the lessee will be discontinued; provided, however, that such Sale and Leaseback Transaction will be subject to Section 5.23(b),

                  (c) with respect to any property other than a Mortgaged Property, if entered into in respect of property acquired, developed or constructed by the Borrower or a Subsidiary after the Initial Borrowing Date, if such Sale and Leaseback Transaction is entered into within 24 months from the date of completion of such acquisition, development or construction (which, in the case of any Store, shall be deemed to be 24 months from the date of the opening of such Store), or

                  (d) if none of clauses (a) through (c) above are applicable, any other Sale and Leaseback Transaction not involving a Mortgaged Property, subject to Section 5.23(b).

         SECTION 5.15. RESTRICTION ON LIENS. The Borrower will not, and will not permit any Subsidiary to, create, issue, incur, assume or guarantee any Secured Debt; provided that the foregoing covenant shall not apply to the following:

                  (a) (i) any Lien on any property in connection with a Sale and Leaseback Transaction permitted by Section 5.14, (ii) the acquisition by the Borrower or a Subsidiary of property subject to any Lien upon such property existing at the time of acquisition thereof, whether or not assumed by the Borrower or such Subsidiary and not created in anticipation of such acquisition which acquisition is not otherwise prohibited by this Agreement, or
         (iii) any conditional sales agreement or other title retention agreement with respect to any property hereafter acquired;
         provided that the Lien does not attach to other property except unimproved real property previously owned upon which any new construction has taken place and subsequent additions to such acquired or constructed property;

                  (b) any Lien created for the sole purpose of extending, renewing or refunding, in whole or part, any Lien permitted by this Section 5.15 or any Lien securing the Debt of the Borrower or of any Subsidiary on the date of this Agreement or of a corporation at the time such corporation becomes a Subsidiary, or any extensions, renewals or refundings of any such Lien; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or refunding and that such extension, renewal or refunding Lien shall be limited to all or that part of the same property which secured the Debt so extended, renewed or refunded;

                  (c) any Lien securing Debt of a Subsidiary owing to a Subsidiary Guarantor;

                  (d)  any Lien created by the Senior Loan Documents;

                  (e) any Lien created or permitted by the Second Priority Collateral Documents with respect to the Second Priority Debt Obligations in favor of the Second Priority Debt Parties; provided that such Lien is created simultaneously with or after an equivalent Lien under the Senior Collateral Documents on the applicable Collateral and is subject to the Collateral Trust and Intercreditor Agreement, and any Lien on the proceeds of such Collateral permitted by the Collateral Trust and Intercreditor Agreement;

                  (f) any Lien under the Exchange Debt First Priority Collateral Documents in favor of the Exchange Debt Parties, provided that such Lien is limited to the Exchange Debt First Priority Collateral;

                  (g) any Lien under the PCS Pledge Agreement and the Drugstore.com Pledge Agreement in favor of the Existing Facility Parties and the Synthetic Lease Parties, provided that such Lien is limited to the "Collateral" as such term is defined in each such document;

                  (h) existing Liens under the Synthetic Lease Documents and Liens under the Synthetic Leases permitted pursuant to Section 5.29;

                  (i) Liens identified on Schedule 5.15(i); provided, however, that such Liens do not attach to any other property other than that identified in such Schedule;

                  (j) Liens in respect of Debt or Attributable Debt permitted under Section 5.20(f), (g), (h), (i) and (j) so long as such Liens attach only to (i) the equipment subject to such financing, (ii) the property to which they attach on the Initial Borrowing Date (or in the case of any lease which is reclassified as a Capital Lease, any property subject to such lease on the Initial Borrowing Date), or (iii) the property or assets constructed, developed or purchased with such financing;

                  (k) any Lien consisting of the cash collateralization of Independent Standby Letters of Credit if (i) there is a default in the payment when due of any reimbursement obligation in connection therewith or (ii) if (and for so long as) an Event of Default has occurred and is continuing hereunder; and

                  (l) any Lien on Net Cash Proceeds of Reduction Events allocated to the Exchange Note Obligations in accordance with the Collateral Trust and Intercreditor Agreement, which Lien arises pursuant to Section 10.14 of the Exchange Note Indenture.

         SECTION 5.16. CAPITAL EXPENDITURES. The aggregate amount of Consolidated Capital Expenditures for any period set forth below shall not exceed the amount set forth below opposite such period:



                    PERIOD                                                        AMOUNT

                                                                                          IF A PCS DIVESTITURE
                                                         IF NO PCS DIVESTITURE HAS              HAS BEEN
                                                           BEEN CONSUMMATED ON OR           CONSUMMATED ON OR
                                                        BEFORE THE LAST DAY OF SUCH      BEFORE THE LAST DAY OF
                                                              PERIOD, MAXIMUM             SUCH PERIOD, MAXIMUM
                                                            CONSOLIDATED CAPITAL             RETAIL CAPITAL
                                                                EXPENDITURES                  EXPENDITURES

Fiscal quarter ending on August 26, 2000                         $70,000,000                  $64,000,000
Two fiscal quarters ending on November 25, 2000                 $138,000,000                 $125,000,000
Three fiscal quarters ending on March 3, 2001                   $205,000,000                 $186,000,000
Four fiscal quarters ending on June 2, 2001                     $270,000,000                 $245,000,000
Four fiscal quarters ending on September 1, 2001                $265,000,000                 $241,000,000
Four fiscal quarters ending on December 1, 2001                 $265,000,000                 $242,000,000
Four fiscal quarters ending on March 2, 2002                    $265,000,000                 $243,000,000
Four fiscal quarters ending on June 1, 2002                     $265,000,000                 $243,000,000


         SECTION 5.17. MINIMUM EBITDA. The aggregate amount of Consolidated EBITDA, Retail EBITDA or PCS EBITDA, as the case may be, for any period set forth below shall not be less than the amount set forth below opposite such period:



                          PERIOD                                                      AMOUNT

                                                                                      IF A PCS           IF NO PCS
                                                                                   DIVESTITURE HAS      DIVESTITURE
                                                               IF NO PCS                BEEN              HAS BEEN
                                                         DIVESTITURE HAS BEEN        CONSUMMATED        CONSUMMATED
                                                           CONSUMMATED ON OR        ON OR BEFORE        ON OR BEFORE
                                                        BEFORE THE LAST DAY OF     THE LAST DAY OF      THE LAST DAY
                                                             SUCH PERIOD,           SUCH PERIOD,          OF SUCH
                                                                MINIMUM                MINIMUM            PERIOD,
                                                             CONSOLIDATED              RETAIL             MINIMUM
                                                                EBITDA                 EBITDA            PCS EBITDA

Fiscal quarter ending on August 26, 2000                     $104,000,000                $81,000,000        N/A
Two fiscal quarters ending on November 25, 2000              $244,000,000               $194,000,000        N/A
Three fiscal quarters ending on March 3, 2001                $448,000,000               $364,000,000        N/A
Four fiscal quarters ending on March 3, 2001                      N/A                       N/A            $100,000,000
Four fiscal quarters ending on June 2, 2001                  $599,000,000               $480,000,000        N/A
Four fiscal quarters ending on September 1, 2001             $680,000,000               $542,000,000        N/A
Four fiscal quarters ending on December 1, 2001              $760,000,000               $603,000,000        N/A
Four fiscal quarters ending on March 2, 2002                 $860,000,000               $689,000,000       $100,000,000
Four fiscal quarters ending on June 1, 2002                  $894,000,000               $720,000,000        N/A



         SECTION 5.18. MINIMUM INTEREST COVERAGE RATIO. At no time shall the Consolidated Interest Coverage Ratio or the Retail Interest Coverage Ratio, as the case may be, for any period be less than the amount set forth below opposite such period:



              PERIOD                                                              AMOUNT

                                                         IF NO PCS DIVESTITURE HAS       IF A PCS DIVESTITURE HAS
                                                          BEEN CONSUMMATED ON OR          BEEN CONSUMMATED ON OR
                                                          BEFORE THE LAST DAY OF        BEFORE THE LAST DAY OF SUCH
                                                             SUCH PERIOD, THE               PERIOD, THE MINIMUM
                                                           MINIMUM CONSOLIDATED          RETAIL INTEREST COVERAGE
                                                          INTEREST COVERAGE RATIO                  RATIO
Fiscal quarter ending on August 26, 2000                            .75                             .72
Two fiscal quarters ending on November 25, 2000                     .86                             .84
Three fiscal quarters ending on March 3, 2001                      1.01                            1.00
Four fiscal quarters ending on June 2, 2001                        1.01                             .99
Four fiscal quarters ending on September 1, 2001                   1.12                            1.09
Four fiscal quarters ending on December 1, 2001                    1.23                            1.19
Four fiscal quarters ending on March 2, 2002                       1.39                            1.37
Four fiscal quarters ending on June 1, 2002                        1.40                            1.40



         SECTION 5.19. MINIMUM FIXED CHARGE COVERAGE RATIO. At no time shall the Consolidated Fixed Charge Coverage Ratio or the Retail Fixed Charge Coverage Ratio, as the case may be, for any period set forth below be less than the amount set forth below opposite such period:



                 PERIOD                                                             AMOUNT

                                                         IF NO PCS DIVESTITURE HAS
                                                          BEEN CONSUMMATED ON OR         IF A PCS DIVESTITURE HAS
                                                          BEFORE THE LAST DAY OF          BEEN CONSUMMATED ON OR
                                                             SUCH PERIOD, THE           BEFORE THE LAST DAY OF SUCH
                                                           MINIMUM CONSOLIDATED             PERIOD, THE MINIMUM
                                                           FIXED CHARGE COVERAGE            RETAIL FIXED CHARGE
                                                                   RATIO                      COVERAGE RATIO
Fiscal quarter ending on August 26, 2000                            .88                             .88
Two fiscal quarters ending on November 25, 2000                     .94                             .93
Three fiscal quarters ending on March 3, 2001                      1.01                            1.00
Four fiscal quarters ending on June 2, 2001                        1.01                             .99
Four fiscal quarters ending on September 1, 2001                   1.06                            1.04
Four fiscal quarters ending on December 1, 2001                    1.11                            1.09
Four fiscal quarters ending on March 2, 2002                       1.19                            1.17
Four fiscal quarters ending on June 1, 2002                        1.20                            1.19



         SECTION 5.20. RESTRICTION ON DEBT. The Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt or any Attributable Debt in respect of any Sale and Leaseback Transaction except:

                  (a)  Debt under the Senior Loan Documents;

                  (b) the Existing Facility Obligations, the Exchange Note Obligations, and Debt under the Indentures in each case in a principal amount not greater than the principal amount thereof on the Initial Borrowing Date after giving effect to the Transactions; provided that no Subsidiary Guarantor will have any liability thereon except its obligations under the Second Priority Collateral Agreements or the Exchange Debt First Priority Collateral Documents;

                  (c) Attributable Debt of (i) the Synthetic Lease Obligations in a principal amount not greater than the principal amount thereof on the Initial Borrowing Date, plus amounts permitted pursuant to Section 5.29; provided that no Subsidiary Guarantor will have any liability thereon except its obligations under the Second Priority Collateral Agreements and (ii) any Sale and Leaseback Transactions in existence on the Closing Date;

                  (d) unsecured Debt of the Borrower extending, or having the effect of extending, the maturity of, or refunding, refinancing or exchanging, in whole or in part, Debt described in clauses (b) and (c), provided that (i) the terms of any such extending, refunding, refinancing or exchanging of Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Senior Loan Documents, (ii) the terms relating to principal amount, amortization, maturity, convertibility and subordination (if any), and other material terms taken as a whole, of any such extending, refunding, refinancing or exchanging of Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Borrower and the Subsidiaries or the Senior Bank Parties than the terms of any agreement or instrument governing the Debt being extended, refunded, refinanced or exchanged and the interest rate applicable to such extending, refunding or refinancing Debt does not exceed the then applicable market interest rate, and (iii) the principal amount of such extending, refunding, refinancing or exchanging of Debt shall not be increased above the principal amount of the Debt being extended, refunded, refinanced or exchanged outstanding immediately prior to such extension, refunding, refinancing or exchanging;

                  (e) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (f) Debt for borrowed money and Capital Leases existing on the date hereof and set forth in Schedule 5.20(f), but not any extensions, renewals or replacements of such Debt;

                  (g) Debt or Attributable Debt in respect of Capital Leases (whether or not in the form of Sale and Leaseback
         Transactions or Synthetic Leases) so long as such Capital Leases were leases existing as of the Initial Borrowing Date, which are reclassified from operating leases to Capital Leases;

                  (h) Debt (including Capital Leases) and Attributable Debt in respect of Synthetic Leases and Sale and Leaseback Transactions in respect of equipment financing or leasing in the ordinary course of business of the Borrower and its Subsidiaries consistent with past practices;

                  (i) Debt (including Capital Leases) and Attributable Debt in respect of Synthetic Leases and Sale and Leaseback Transactions incurred to finance the acquisition, development, construction or opening of any Store after the Initial Borrowing Date which is not inconsistent with the Borrower's business plan delivered pursuant to Section 3.01(l); provided that such Debt or Attributable Debt is (A) incurred within 24 months of the completion of the acquisition, development, construction or opening thereof, and any Lien securing such Debt or Attributable Debt is limited to the Store financed with the proceeds thereof, or (B) in the case of a Sale and Leaseback Transaction, permitted under Section 5.14(a),
         (b) or (c);

                  (j) Debt (including Capital Leases) and Attributable Debt in respect of Synthetic Leases and Sale and Leaseback Transactions incurred to finance the acquisition after the Initial Borrowing Date of property or assets provided that (i) such Debt or Attributable Debt is incurred within 24 months of the acquisition of such property or assets, (ii) any Lien securing such Debt or Attributable Debt is limited to the property or assets financed with the proceeds thereof and (iii) the aggregate principal amount of Debt and Attributable Debt incurred pursuant to this clause (j) shall not exceed $50,000,000 at any time outstanding; and

                  (k) Debt in respect of the Independent Standby Letters of Credit, or any extension, renewals, replacements or reissuances thereof; provided that the aggregate drawable stated amount and unreimbursed drawings of all Independent Standby Letters of Credit outstanding at any time shall not exceed $34,000,000 less the stated amount of any such letters of credit which expire or are not extended, replaced or renewed;

                  (l) Debt of the Borrower and its Subsidiaries in respect of intercompany investments permitted under Section 5.21(a); and

                  (m) unsecured Debt of the Borrower not otherwise permitted by this Section in an aggregate principal amount at any time outstanding not to exceed $100,000,000.


         SECTION 5.21. LIMITATION ON INVESTMENTS AND ACQUISITIONS. (a) Neither the Borrower nor any Subsidiary will make or acquire any Investment in any Person other than:

                  (i) Investments in Subsidiary Guarantors, other than PCS and its Subsidiaries;

                  (ii) Investments of the Borrower and the Subsidiary Guarantors in existence on the Initial Borrowing Date;

                  (iii) advances made by Rite Aid Hdqtrs. Corp. to PCS that reduce the intercompany payable due from Rite Aid Hdqtrs. Corp. to PCS;

                  (iv) Temporary Cash Investments;

                  (v) Investments received as consideration for any sale or other disposition permitted by Section 5.23;

                  (vi) Investments in Drugstore.com existing on the date hereof;

                  (vii) Investments of PCS and its Subsidiaries in PCS and its Subsidiaries;

                  (viii) Investments by the Subsidiaries of the Borrower in the Borrower, but only to the extent that the uses of the proceeds of such Investments would be permitted as uses of proceeds of the Loans pursuant to Section 5.24(b);

                  (ix) Exchange Notes issued by the Borrower to and held by SPV pursuant to the Forward Commitment Agreement; and

                  (x) any Investment by a Subsidiary Guarantor in a Person other than a Subsidiary that is not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (x) does not exceed at any one time outstanding the greater of (A) $200,000,000 or, (B) after the delivery of the Initial Financial Statements, 10% of Consolidated Net Worth.

         (b) The Borrower will not, and will not permit any Subsidiary to, consummate any Business Acquisition to the extent that the aggregate consideration paid or payable by the Borrower or any Subsidiary (including Debt assumed or consolidated in accordance with generally accepted accounting principles) in connection with all such Business Acquisitions on or after the Initial Borrowing Date would exceed $15,000,000.

         SECTION 5.22. CONSOLIDATIONS AND MERGERS. (a) Without limiting the restrictions on Business Acquisitions set forth above, the Borrower will not consolidate or merge with or into any other Person; provided that the Borrower may merge with another Person if (i) the Borrower is the corporation surviving such merger, (ii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (iii) if such other Person is a Subsidiary Guarantor, such Subsidiary Guarantor shall have no property that constitutes Senior Collateral.

         (b) No Subsidiary Guarantor will consolidate or merge with or into any other Person, except

                  (i) without limiting the restrictions on Business Acquisitions set forth above, a Subsidiary Guarantor may merge with another Person if (A) either (1) a Subsidiary Guarantor is the corporation surviving such merger, or (2) the Subsidiary Guarantor that merges with such Person shall have no property that constitutes Senior Collateral, and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing,

                  (ii) PCS or its Subsidiaries may consolidate with or merge into another Person as part of a PCS Disposition.

         SECTION 5.23. DISPOSITIONS OF ASSETS. (a) The Borrower will not dispose of any capital stock of any Subsidiary Guarantor other than to another Subsidiary Guarantor, or permit any Subsidiary Guarantor to issue capital stock to any Person other than the Borrower or another Subsidiary Guarantor, except, in each case, for a PCS Disposition.

         (b) The Borrower will not, and will not permit any Subsidiary Guarantor to, dispose of any property or assets except

                  (i) any Permitted Disposition;

                  (ii) any PCS Disposition or sale or other disposition of the stock of Drugstore.com; and

                  (iii) any other disposition of property or assets of the Borrower or any Subsidiary for fair value not in the ordinary course of business; provided that

                           (A) with respect to such dispositions of
                  Collateral under this clause (iii) (1) at least 75% of the consideration therefor shall consist of cash, and (2) the Net Cash Proceeds of such disposition of Collateral are applied as provided in Section 4.05 of the Collateral Trust and Intercreditor Agreement; and

                           (B) if the amount of any prepayment under
                  Section 4.05 of the Collateral Trust and Intercreditor Agreement would be less than the applicable Required Prepayment Amount, such disposition will not be consummated without the prior approval of the Majority Banks; provided, however that this limitation shall not apply to such dispositions to the extent that the cumulative value of the consideration received by the Borrower and any such Subsidiary for all such dispositions otherwise limited by this clause (B) does not exceed $50,000,000.

         (c) The consideration received by the Borrower or the applicable Subsidiary Guarantor for any PCS Disposition or the disposition of the capital stock of Drugstore.com shall be for the fair market value of such disposition and shall consist solely of a combination of at least 75% cash and no more than 25% of publicly traded securities, in each case payable and deliverable at the closing of such disposition, unless, (i) in the case of a PCS Disposition, the "Required Banks" under the PCS Facility otherwise agree or (ii) in the case of a disposition of the capital stock of Drugstore.com, the "Required Banks" under the RCF Facility otherwise agree. Consideration in the form of forgiveness of intercompany obligations shall be disregarded for purposes of determinations of compliance with this clause (c).

         SECTION 5.24. USE OF PROCEEDS. (a) The proceeds of the Term Loans will be used by the Borrower exclusively (i) to be advanced to the applicable Subsidiary Guarantors to finance the repurchase by Subsidiary Guarantors that are the sellers thereof from the purchasers thereof of all outstanding uncollected receivables to be collected by the Borrower as collection agent under the Securitization Facility, (ii) to pay transaction costs for the Transactions, and (iii) for purposes set forth in clause (b).

         (b) The proceeds of the Revolving Loans and Swingline Loans will be used by the solely Borrower for the following purposes:

                  (i) loans or other transfers to Rite Aid Hdqtrs. Corp. for purposes of financing inventory purchases pursuant to the Intercompany Inventory Purchase Agreement and advancing funds to Subsidiary Guarantors for their general corporate purposes, including working capital, permitted Capital Expenditures and permitted Business Acquisitions;

                  (ii) transfers to an operating account for the payment of operating expenses (including rent, utilities, taxes, wages, repair and similar expenses) of, and intercompany Investments permitted under Section 5.21(a) in, the Borrower or any Subsidiary Guarantors;

                  (iii) payment by the Borrower of principal, interest, fees and expenses with respect to its Debt when due (including associated costs, fees and expenses) and payment of the Borrower's taxes, administrative, operating and other expenses; and

                  (iv) dividends required to be made in respect of the capital stock listed on Schedule 5.24(b)(iv).

         (c) Letters of Credit may be issued in the ordinary course of the Borrower's business for permitted general corporate purposes.

         (d) No use of the proceeds of the Loans or the issuance of Letters of Credit will be for the purpose of prepaying commercial paper prior to the maturity thereof and no such use of proceeds will be, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U. The Borrower will ensure that no such use of proceeds or issuance of Letters of Credit will violate Regulation T, U or X.

         SECTION 5.25. RESTRICTIONS ON ASSET HOLDINGS BY THE BORROWER. The Borrower will not at any time:

                  (i) make or hold any Investments other than investments in the capital stock of Drugstore.com and its Subsidiaries (including any distributions or other assets received in respect thereto), Investments received as consideration in connection with the PCS Disposition or a disposition of Drugstore.com, intercompany advances to Subsidiaries, and Investments permitted by clause (iii) below;

                  (ii) acquire or hold any Stores, other capital assets, inventory or accounts receivable, other than any real estate which the Borrower holds only as lessor, and which is leased and operated by another Person; or

                  (iii) acquire or hold cash, cash equivalents, Temporary Cash Investments or balances in bank accounts other than such amounts as are reasonably anticipated (at the time so acquired or held) to be utilized within five Business Days to pay costs, expenses and other obligations of the Borrower referred to in
         Section 5.24(b).

         SECTION 5.26. RESTRICTED PAYMENTS. After the date hereof, neither the Borrower nor any Subsidiary will declare or make any Restricted Payment other than

                  (a) payments of dividends to Subsidiary Guarantors; and

                  (b) payments of cash dividends (i) to the Borrower for purposes permitted as uses of the proceeds of the Loans pursuant to Section 5.24(b), and (ii) required to be made in respect of the capital stock listed on Schedule 5.24(b)(iv).

         SECTION 5.27. BUSINESS OF BORROWER AND SUBSIDIARIES. The Borrower will not, and will not cause or permit any of the Subsidiaries to, engage at any time in any business or business activity other than the business conducted on the Initial Borrowing Date by it and business activities reasonably incidental thereto. Without limitation of the foregoing, the Borrower will not permit SPV to have any assets or liabilities or conduct any business other than as specifically contemplated by the Forward Commitment Agreement.

         SECTION 5.28. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not cause or permit any of the Subsidiaries to, directly or indirectly enter into or conduct any transactions or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any Affiliate of the Borrower, other than the payment of transaction costs approved by the Senior Administrative Agent before the Initial Borrowing Date (an "Affiliate Transaction"), other than

                  (a) the payment of compensation to directors, officers, and employees of the Borrower and its Subsidiaries in the ordinary course of business;

                  (b) payments in respect of Affiliate Transactions required to be made pursuant to agreements or arrangements in effect on the Initial Borrowing Date and set forth in Schedule
         5.28 hereto;

                  (c) Affiliate Transactions involving the acquisition of inventory in the ordinary course of business, provided that (i) the terms of such Affiliate Transaction are (A) set forth in writing, (B) in the best interests of the Borrower or such Subsidiary as the case may be, and (C) no less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a person that is not an Affiliate of the Borrower, and (ii) if such Affiliate Transaction involves aggregate payments or value in excess of $50,000,000, the board of directors of the Borrower (including a majority of the disinterested members of the board of directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (i)(B) and (C) of this paragraph;

                  (d) the issuance of Exchange Notes by the Borrower to the SPV as contemplated by the Forward Commitment Agreement;

                  (e) any other Affiliate Transaction, provided that (i) the terms of such Affiliate Transaction are (A) set forth in writing, (B) in the best interests of the Borrower or such Subsidiary, as the case may be, and (C) no less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a person that is not an Affiliate of the Borrower, and (ii) if such Affiliate Transaction involves aggregate payments or value in excess of $25,000,000 in any 12-month period, the board of directors of the Borrower (including a majority of the disinterested members of the board of directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (i)(B) and
         (C) of this paragraph and (iii) if such Affiliate Transaction involves aggregate payments or value in excess of $50,000,000 in any 12-month period, the Borrower obtains a written opinion from an independent investment banking firm or appraiser of national prominence, as appropriate to the effect that such transaction is fair to the Borrower or such Subsidiary, as the case may be, from a financial point of view; and

                  (f) Affiliate Transactions between or among the Borrower and/or one or more Subsidiary Guarantors; provided that any such transaction between PCS or a Subsidiary of PCS (a "PCS Entity"), on the one hand, and the Borrower or a Subsidiary Guarantor which is not a PCS Entity, on the other hand, shall be in the ordinary course of business.

         SECTION 5.29. NEW SYNTHETIC LEASES. Neither the Borrower nor any Subsidiary will enter into any Synthetic Lease after the Initial Borrowing Date if, after giving effect thereto, the aggregate amount financed under all Synthetic Leases entered into in any period of twelve consecutive calendar months commencing after the date hereof would exceed $35,000,000 unless such Synthetic Lease is otherwise permitted under Section 5.20(h),
(i) or (j).

         SECTION 5.30. CORPORATE SEPARATENESS. The Borrower will, and will cause each Subsidiary to, take all necessary steps to maintain its identity as a separate legal entity from other Persons and to make it manifest to third parties that it is an entity with assets and liabilities distinct from those of each of other Person.

         SECTION 5.31. LIMITATION ON DERIVATIVE OBLIGATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any monetary liability under any Derivative Obligations; unless such Derivative Obligations are entered into for bona fide hedging purposes of the Borrower or its Subsidiary Guarantors (as determined in good faith by the board of directors or senior management of the Borrower) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Debt of the Borrower or its Subsidiary Guarantors incurred without violation of this Agreement or to business transactions of the Borrower or its Subsidiary Guarantors on customary terms entered into in the ordinary course of business, and do not exceed an amount equal to the aggregate principal amount of the Loans and the Second Priority Debt Obligations.


                                 ARTICLE 6
                                  DEFAULTS

         SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five days of the due date thereof any interest, fees or other amount payable hereunder;

                  (b) the Borrower or any Subsidiary Guarantor shall fail to observe or perform any covenant contained in Sections 5.07, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18, 5.19, 5.20, 5.21, 5.22,
         5.23, 5.24, 5.26, 5.27, 5.28, and 5.29;

                  (c) the Borrower or any Subsidiary Guarantor shall fail to observe or perform any covenant or agreement contained in the Senior Loan Documents (other than those covered by clause (a) or (b) above) in the case of covenants contained in Section 5.06 or 5.09, for 5 days, and in the case of any other covenant, for 20 days after written notice thereof has been given to the Borrower by the Senior Administrative Agent at the request of the Majority Banks;

                  (d) any representation, warranty, certification or statement made (or deemed made) by the Borrower or any Subsidiary Guarantor in any Senior Loan Document or in any certificate, financial statement or other document delivered pursuant to any Senior Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

                  (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations, including any obligation to reimburse letter of credit obligations or to post cash collateral with respect thereto, when due or within any applicable grace period;

                  (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Financial Obligations or enables (or, if such event or condition does not otherwise give rise to a Default hereunder, which with the giving of notice or lapse of time or both would enable) the holder of such Material Financial Obligations or any Person acting on such holder's behalf to accelerate the maturity thereof;

                  (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                  (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

                  (j) judgments or orders, individually or in the aggregate, for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

                  (k) (i) any Lien created by any Senior Collateral Document shall at any time fail to constitute a valid and (to the extent required by such Senior Collateral Document) perfected Lien on all of the Senior Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Senior Loan Documents; provided, however, if such failure does not result in a prepayment obligation pursuant to Section 2.12(b), such failure continues uncured for 30 days, or (ii) the Borrower or any Subsidiary shall so assert in writing, or any Senior Loan Document shall become invalid or the Borrower or any Subsidiary shall so assert in writing;

                  (l) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than Green Equity Investors III, L.P., and its Affiliates shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 20% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower; or

                  (m) any Subsidiary Guarantor shall amend or revoke any instruction in the Government Lockbox Account Agreement to any Government Lockbox Account Bank in respect of a Government Lockbox Account unless the Senior Administrative Agent shall have given its prior written consent;

then, and in every such event, the Senior Administrative Agent shall (i) if requested by the Majority Revolving Credit Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Senior Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.02. NOTICE OF DEFAULT. The Senior Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                 ARTICLE 7
                                 THE AGENTS

         SECTION 7.01. APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes the Senior Administrative Agent, the Senior Collateral Agent and the Syndication Agents to take such action as agent on its behalf and to exercise such powers under the Senior Loan Documents as are delegated to such Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. The Senior Administrative Agent is hereby expressly authorized by the Banks and the Issuing Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Banks and the Issuing Banks all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Banks hereunder, and promptly to distribute to each Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Banks or the Issuing Banks to the Borrower of any Event of Default specified in this Agreement of which the Senior Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Bank copies of all notices, financial statements and other materials delivered by the Borrower or any other Obligor pursuant to this Agreement or the other Senior Loan Documents as received by the Senior Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Senior Collateral and the rights of the Senior Bank Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Senior Collateral Documents.

         SECTION 7.02. SENIOR ADMINISTRATIVE AGENT AND AFFILIATES. Each of Citicorp USA, Heller Financial, Inc., and Fleet Retail Finance Inc. shall have the same rights and powers under the Senior Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and Citicorp USA, Heller Financial, Inc., and Fleet Retail Finance Inc. and their affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent.

         SECTION 7.03. ACTION BY AGENTS. The obligations of the Agents under the Senior Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in the Senior Loan Documents. The Banks hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Majority Banks or the Supermajority Banks, as the case may be.

         SECTION 7.04. CONSULTATION WITH EXPERTS. Each of the Agents may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. LIABILITY OF SENIOR ADMINISTRATIVE AGENT. Neither any Agent nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it or any of them in connection herewith (i) with the consent or at the request of the Majority Banks (or such other number or percentage of Banks as may be specified in the Senior Loan Documents for particular purposes) or (ii) in the absence of its or their own gross negligence or willful misconduct. Neither any Agent nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Senior Loan Documents or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agents; or (iv) the validity, effectiveness or genuineness of any Senior Loan Document or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. INDEMNIFICATION. Each Bank shall, ratably in accordance with its Credit Exposure, indemnify the Agents, their affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

         SECTION 7.07. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. RESIGNATION OF AGENTS. Either Syndication Agent may resign at any time by giving notice thereof to the other Agents, the Banks and the Borrower. The Senior Administrative Agent and the Senior Collateral Agent may resign at any time by giving notice thereof to the other Agents, the Banks and the Borrower. Upon any such resignation of the Senior Administrative Agent or Senior Collateral Agent, the Majority Banks shall have the right, with (so long as no Default shall have occurred and be continuing) the consent of the Borrower (which shall not be unreasonably withheld or delayed), to appoint a successor Senior Administrative Agent or Senior Collateral Agent. If no successor Senior Administrative Agent or Senior Collateral Agent, as the case may be, shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Senior Administrative Agent or Senior Collateral Agent, as the case may be, gives notice of resignation, then the retiring Senior Administrative Agent or Senior Collateral Agent, as the case may be, may, on behalf of the Banks, appoint a successor Senior Administrative Agent or Senior Collateral Agent, as the case may be, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Senior Administrative Agent or Senior Collateral Agent, as the case may be, by a successor Senior Administrative Agent or Senior Collateral Agent, as the case may be, such successor Senior Administrative Agent or Senior Collateral Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Senior Administrative Agent or Senior Collateral Agent, and the retiring Senior Administrative Agent or Senior Collateral Agent shall be discharged from its duties and obligations under the Senior Loan Documents. After any retiring Senior Administrative Agent's or Senior Collateral Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Senior Administrative Agent or Senior Collateral Agent.

         SECTION 7.09. REMOVAL OF SENIOR ADMINISTRATIVE AGENT. Either Senior Administrative Agent or the Senior Collateral Agent may be removed, with or without cause, at any time by vote of the Majority Banks and notice thereof to the other Agents, the Banks and the Borrower. Upon any such removal of the Senior Administrative Agent or the Senior Collateral Agent, as the case may be, the Majority Banks shall have the right, with (so long as no Default shall have occurred and be continuing) the consent of the Borrower (which shall not be unreasonably withheld or delayed), to appoint a successor Senior Administrative Agent or Senior Collateral Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Senior Administrative Agent or Senior Collateral Agent, as the case may be, by a successor Senior Administrative Agent or Senior Collateral Agent, as the case may be, such successor Senior Administrative Agent or Senior Collateral Agent shall thereupon succeed to and become vested with all the rights and duties of the removed Senior Administrative Agent or Senior Collateral Agent, and the removed Senior Administrative Agent or Senior Collateral Agent shall be discharged from its duties and obligations under the Senior Loan Documents. After any removed Senior Administrative Agent's or Senior Collateral Agent's removal hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Senior Administrative Agent or Senior Collateral Agent.


                                 ARTICLE 8
                          CHANGE IN CIRCUMSTANCES

         SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Euro-Dollar Borrowing:

                  (a) the Senior Administrative Agent determines that deposits in dollars (in the applicable amounts) are not being offered to the Senior Administrative Agent in the London interbank market for such Interest Period, or

                  (b) Banks having 50% or more of the aggregate amount of the Commitments of the relevant Class advise the Senior Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Senior Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Senior Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Senior Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended, and each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Senior Administrative Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Borrowing Request has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         SECTION 8.02. ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Senior Administrative Agent, the Senior Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Senior Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Senior Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Banks.

         SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Federal Reserve Board, but excluding any such requirement included in Statutory Reserves), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Euro-Dollar Lending Office) or shall impose on any Bank (or its Euro-Dollar Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Euro-Dollar Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Senior Administrative Agent), the Borrower shall pay to such Bank (on an after-tax basis) such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Senior Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) (on an after-tax basis) for such reduction.

         (c) Each Bank will promptly notify the Borrower and the Senior Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Euro-Dollar Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.04. TAXES. (a) Any and all payments by the Borrower to or for the account of any Bank or the Senior Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding,

                  (i) in the case of each Bank and the Senior
         Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on its net income,

                           (A) by the jurisdiction or any political
                  subdivision thereof under the laws of which such Bank or the Senior Administrative Agent (as the case may be) is organized, or

                           (B) by any jurisdiction or any political
                  subdivision thereof in which such Bank or the Senior Administrative Agent (as the case may be) carries on business (but only if such taxes are imposed as a result of the carrying on of such business in that jurisdiction) or,

                           (C) in the case of each Bank, by the
                  jurisdiction or any political subdivision thereof where such Bank's Applicable Lending Office is located or carries on business, and

                  (ii) taxes to which a Bank becomes subject after the Applicable Date as a result of a change in the residence, place of incorporation, or principal place of business of such Bank, a change in the Applicable Lending Office of such Bank or other similar circumstances, or as a result of the recognition by such Bank of gain on the sale, assignment or participation by such Bank of the participating interests in its creditor positions hereunder,

(all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Senior Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Senior Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Senior Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, any Senior Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Bank and the Senior Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Senior Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Senior Administrative Agent (as the case may be) makes demand therefor.

         (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank (the "Applicable Date"), and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or W-8BEN, 4224 or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that each of such Bank and such Bank's Applicable Lending Office is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

         (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under
Section 8.04(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

         SECTION 8.05. BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS. If (a) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (b) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Senior Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks). If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.


                                 ARTICLE 9
                               MISCELLANEOUS

         SECTION 9.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telex number set forth in Annex 2, in an Administrative Questionnaire pursuant to Section 9.05(a), or at such other address or telex number as such party may specify from time to time for the purpose by notice to the Senior Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (a) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Senior Administrative Agent under Article 2 or
Article 8 shall not be effective until received.

         SECTION 9.02. NO WAIVERS. No failure or delay by the Senior Administrative Agent or any Bank in exercising any right, power or privilege under any Senior Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Senior Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. EXPENSES; INDEMNIFICATION. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Senior Administrative Agent, including fees and disbursements of special counsel for the Senior Administrative Agent, in connection with the preparation and administration of the Senior Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Senior Administrative Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Borrower agrees to indemnify the Senior Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 9.04. SETOFF; SHARING OF SETOFFS. (a) If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Bank to or for the credit or the account of any Subsidiary Guarantor against any or all the obligations of such Subsidiary Guarantor now or hereafter existing under this Agreement and the other Senior Loan Documents held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or any other Senior Loan Document and although such obligations may be unmatured and regardless of the adequacy of any collateral. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

         (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loan held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loans. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan acquired pursuant to the foregoing arrangements may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.05. AMENDMENTS AND WAIVERS; RELEASE OF SENIOR COLLATERAL AND SUBSIDIARY GUARANTORS. (a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, by the Majority Banks (or if such provision by its terms requires the consent of the Supermajority Banks or all of the Banks, by the Supermajority Banks or all of the Banks, as the case may be, and if the rights or duties of the Senior Administrative Agent are affected thereby, by the Senior Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment, (iv) waive any condition for the initial Credit Event, (v) amend or waive any provision of Section 2.12 or Section 2.18, the definitions of "Term Exposure", "Borrowing Base Amount" and "Required Prepayment Amount" or Section 4.05 of the Collateral Trust and Intercreditor Agreement, or (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, the definitions of Majority Banks or Supermajority Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

         (b) Any provision of any Senior Collateral Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Senior Administrative Agent with the consent of the Majority Banks; provided that no such amendment or waiver shall, unless signed by all the Banks, (i) alter the priorities set forth in
Section 4.01 of the Collateral Trust and Intercreditor Agreement or (ii) effect or permit a release of all or substantially all of the Senior Collateral. Notwithstanding the foregoing, (i) Senior Collateral shall be released from the Lien of the Senior Collateral Documents from time to time as necessary to effect any sale of Senior Collateral permitted by the Senior Loan Documents, and the Senior Administrative Agent shall execute and deliver all release documents reasonably requested to evidence such release; provided that arrangements satisfactory to the Senior Administrative Agent shall have been made for application of the cash proceeds thereof in accordance with Section 2.12 and for the pledge of any non-cash proceeds thereof pursuant to the Senior Collateral Documents, and
(ii) if a Subsidiary Guarantor ceases to be a Subsidiary of the Borrower in accordance with this Agreement, or ceases to own any property that constitutes Senior Collateral, at the request of and at the expense of the Borrower, such Subsidiary Guarantor shall be released from the Senior Subsidiary Guarantee Agreement, the Senior Subsidiary Security Agreement and each other Senior Loan Document to which it is a party.

         SECTION 9.06. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitments or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Senior Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Senior Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05(a) without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by clause (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause
(b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement hereto executed by such Assignee and such transferor Bank, with (and subject to) notice to, and the subscribed consent of, the Borrower, so long as no Default shall have occurred and be continuing, and the Senior Administrative Agent (such consent of the Borrower and the Senior Administrative Agent not to be unreasonably withheld or delayed); provided that (i) if an Assignee is an affiliate of such transferor Bank or is a Bank prior to giving effect to such assignment, such notice shall be given but no such consent shall be required, and (ii) in the case of an assignment of less than all of the rights and obligations of a Bank hereunder, such assignment shall be in a minimum amount of $5,000,000 and multiples of $1,000,000. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with Loans, participations and Commitments as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this clause (c), the transferor Bank, the Senior Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Senior Administrative Agent an administrative fee for processing such assignment in the amount of $3,500, and the transferee Bank shall deliver a completed Administrative Questionnaire to the Senior Administrative Agent. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Senior Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 8.04.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or
8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 9.07. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.08. COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 9.09. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.10. COLLATERAL TRUST AND INTERCREDITOR AGREEMENT. Each Bank, Issuing Bank and Agent hereby authorizes the Senior Administrative Agent to enter into the Collateral Trust Agreement and each other Senior Collateral Document on its behalf, and agrees that the Senior Administrative Agent and the Senior Collateral Agent may enforce the rights and remedies of the Senior Bank Parties under each Senior Loan Document to the extent provided in the Senior Collateral Documents and the Collateral Trust and Intercreditor Agreement.

         SECTION  9.11.  CASH SWEEP. (a)  On any day which:

                  (i) an Event of Default exists, or

                  (ii) the lesser of the Revolving Credit Commitments (after deducting the Aggregate Revolving Credit Exposure at such time) and the Borrowing Base Amount (after deducting the Aggregate Revolving Credit Exposure and the aggregate Term Exposures of the Banks at such time), in each case, together with all amounts then on deposit in the Cash Sweep Cash Collateral Account, is less than
         (A) $300,000,000 for the period prior to the date of issuance of consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of and for the fiscal year of the Borrower ended February 26, 2000; and (B) $100,000,000 for all periods on and after the issuance of such financial statements, the Senior Collateral Agent, upon its determination or upon request by the Majority Banks, shall be immediately be entitled to deliver Cash Sweep Notices.

         (b)      During a Cash Sweep Period, if:

                  (i)  there is no Event of Default, and

                  (ii) the lesser of the Revolving Credit Commitments (after deducting the Aggregate Revolving Credit Exposure at such time) and the Borrowing Base Amount (after deducting the Aggregate Revolving Credit Exposure and the aggregate Term Exposures of the Banks at such time), in each case, together with all amounts then on deposit in the Cash Sweep Cash Collateral Account, is for any period of 21 consecutive days, greater than (A) $300,000,000 for the period prior to the date of issuance of consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of and for the fiscal year of the Borrower ended February 26, 2000, and (B) $100,000,000 on and after the issuance of such financial statements, the Senior Collateral Agent shall automatically rescind any Cash Sweep Notice.

         (c) The Senior Collateral Agent reserves the right to send as many Cash Sweep Notices to the extent that it is entitled to do so under the Senior Subsidiary Security Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  RITE AID CORPORATION


                                  By:_________________________________________
                                  Name:
                                  Title:




                                  CITICORP USA, INC., as Senior Administrative
                                  Agent


                                  By:_________________________________________
                                  Name:
                                  Title:




                                  CITICORP USA, INC., as Senior Collateral Agent


                                  By:_________________________________________
                                  Name:
                                  Title:




                                  HELLER FINANCIAL, INC., as Syndication
                                  Agent


                                  By:_________________________________________
                                  Name:
                                  Title:




                                  FLEET RETAIL FINANCE INC., as Syndication
                                  Agent


                                  By:_________________________________________
                                  Name:
                                  Title:




                                  CITICORP USA, INC., as Issuing Bank and
                                  Swingline Bank


                                  By:_________________________________________
                                  Name:
                                  Title:




                                  FLEET RETAIL FINANCE INC., as Issuing Bank and Swingline Bank


                                  By:_________________________________________
                                  Name:
                                  Title:




                                  MELLON BANK, N.A., as Issuing Bank solely with respect to the Existing Trade Letters of Credit


                                  By:_________________________________________
                                  Name:
                                  Title:




                                  FLEET RETAIL FINANCE INC., as
                                  Swingline Bank


                                  By:_________________________________________
                                  Name:
                                  Title:




                                  FOOTHILL INCOME TRUST II, L.P.


                                  By:_________________________________________
                                  Name:
                                  Title:




                                  FOOTHILL CAPITAL CORPORATION


                                  By:_________________________________________
                                  Name:
                                  Title:




                                  THE CHASE MANHATTAN BANK



                                  By:_________________________________________
                                  Name:
                                  Title:




                                  THE CIT GROUP/BUSINESS CREDIT,
                                  INC.


                                  By:_________________________________________
                                  Name:
                                  Title:




                                  GMAC BUSINESS CREDIT, LLC



                                  By:_________________________________________
                                  Name:
                                  Title:




                                  GMAC COMMERCIAL CREDIT LLC


                                  By:_________________________________________
                                  Name:
                                  Title:




                                  GENERAL ELECTRIC CAPITAL
                                  CORPORATION



                                  By:_________________________________________
                                  Name:
                                  Title:




                                  PPM AMERICA, INC.


                                  By:_________________________________________
                                  Name:
                                  Title:




                                  NATIONAL CITY COMMERCIAL
                                  FINANCE, INC.


                                  By:_________________________________________
                                  Name:
                                  Title:




                                  AMSOUTH BANK



                                  By:_________________________________________
                                  Name:
                                  Title:




                                  DEBIS FINANCIAL SERVICES, INC.



                                  By:_________________________________________
                                  Name:
                                  Title:




                                  BANCA NAZIONALE
                                  DELL'AGRICOLTURA, S.p.A ACTING
                                  THROUGH ITS NEW YORK BRANCH


                                  By:_________________________________________
                                  Name:
                                  Title:




                                  THE PROVIDENT BANK



                                  By:_________________________________________
                                  Name:
                                  Title:




                                  SIEMENS FINANCIAL SERVICES, INC.



                                  By:_________________________________________
                                  Name:
                                  Title:




                                  SOVEREIGN BANK



                                  By:_________________________________________
                                  Name:
                                  Title:




                                  TEXTRON FINANCIAL CORPORATION



                                  By:_________________________________________
                                  Name:
                                  Title:




                                  KZH CRESCENT LLC



                                  By:_________________________________________
                                  Name:
                                  Title:




                                  KZH CRESCENT-2 LLC



                                  By:_________________________________________
                                  Name:
                                  Title:




                                  KZH CRESCENT-3 LLC



                                  By:_________________________________________
                                  Name:
                                  Title:




                                  UNITED OF OMAHA LIFE INSURANCE
                                  COMPANY
                                  BY: TCW ASSET MANAGEMENT
                                  COMPANY, ITS INVESTMENT
                                  ADVISOR



                                  By:_________________________________________
                                  Name:
                                  Title:




                                                                                                   ANNEX 1


                      INITIAL REVOLVING CREDIT COMMITMENTS AND TERM LOAN COMMITMENTS




           Bank                              Term Loan                  Revolving Credit              Total
                                             Commitment                    Commitment               Commitment

Citicorp USA, Inc.                         $ 247,785,714.29               $45,714,285.71          $293,500,000.00

Heller Financial, Inc.                     $  14,285,714.29               $35,714,285.71           $50,000,000.00

Fleet Retail Finance Inc.                  $  18,571,428.57               $46,428,571.43           $65,000,000.00

Foothill Income Trust II, L.P.             $  30,142,857.14               $12,857,142.86           $43,000,000.00

Foothill Capital Corporation               $  14,285,714.29               $35,714,285.71           $50,000,000.00

The Chase Manhattan Bank                   $  18,571,428.57               $46,428,571.43           $65,000,000.00

The CIT Group/Business Credit, Inc.        $  14,285,714.29               $35,714,285.71           $50,000,000.00

GMAC Business Credit, LLC                  $   7,142,857.14               $17,857,142.86           $25,000,000.00

GMAC Commercial Credit, LLC                $  21,428,571.43               $53,571,428.57           $75,000,000.00

General Electronic Capital Corporation     $  44,428,571.43               $48,571,428.57           $93,000,000.00

PPM America, Inc.                          $  14,285,714.29               $35,714,285.71           $50,000,000.00

National City Commercial Finance, Inc.     $   7,142,857.14               $17,857,142.86           $25,000,000.00

Amsouth                                    $   5,714,285.71               $14,285,714.29           $20,000,000.00

Debis Financial Services, Inc.             $   4,285,714.29               $10,714,285.71           $15,000,000.00

Banca Nazionale Dell'Agricoltura S.p.A.    $   2,857,142.86                $7,142,857.42           $10,000,000.00

The Provident Bank                         $   2,857,142.86                $7,142,857.14           $10,000,000.00

Siemens Financial Services, Inc.           $   2,857,142.86                $7,142,857.14           $10,000,000.00

Sovereign Bank                             $   2,857,142.86                $7,142,857.14           $10,000,000.00

Textron Financial Corporation              $   5,714,285.71               $14,285,714.29           $20,000,000.00

KZH Crescent LLC                           $   5,500,000.00                                         $5,500,000.00

KZH Crescent-2 LLC                         $   7,500,000.00                                         $7,500,000.00

KZH Crescent-3 LLC                         $   5,500,000.00                                         $5,500,000.00

United of Omaha Life Insurance Company     $   2,000,000.00                                         $2,000,000.00

TOTAL COMMITMENTS                           $500,000,000.00              $500,000,000.00        $1,000,000,000.00





                                                                                                   ANNEX 2
                                        ADMINISTRATIVE INFORMATION


           NAME AND ADDRESS                       TELEPHONE               TELECOPY                  ATTENTION
Rite Aid Corporation                           (717) 975-5750         (717) 975-3764           Chief Financial
30 Hunter Lane                                                                                 Officer
Camp Hill, PA  17011
www.riteaid.com

Citicorp USA, Inc., as Senior
Administrative Agent
399 Park Avenue
New York, NY  10022

Citicorp USA, Inc., as Senior
Collateral Agent
399 Park Avenue
New York, NY  10022

Heller Financial, Inc., as                     312-441-7802           312-441-7026             Barry O'Neall
Syndication Agent
500 W. Monroe Street
Chicago, IL  60661

Fleet Retail Finance Inc., as                  617-434-4130           617-434-4310             Lisa Landry
Syndication Agent                              617-434-4386           617-434-4339             Timothy Tobin
40 Broad Street, 10th Floor
Boston, MA  02109

Citicorp USA, Inc., as Swingline
Bank
399 Park Avenue
New York, NY  10022

[Fleet National Bank], as
Swingline Bank
[Address]

Citicorp USA, Inc., as Issuing
Bank
399 Park Avenue
New York, NY  10022

[Fleet Retail Finance Inc.], as
Issuing Bank
[Address]

[Mellon Bank, N.A.], as Issuing
Bank
[Address]

[Name of Bank]
Notices:

Domestic Lending Office:

Euro-Dollar Lending Office:


Foothill Capital Corporation                   310-996-7153           310-479-0671             Mike Bohannon
11111 Santa Monica Blvd, Suite
1500
Los Angeles, CA  90025

The Chase Manhattan Bank                       212-270-9803           212-270-5646             Maggie Lane
270 Park Avenue - 48th Floor
New York, NY  10017

CIT Business Credit                            212-536-1275           212-536-1295             Nick Malatestinic
1211 Avenue of the Americas
New York, NY  10036

GMAC Business Credit, LLC                      212-489-4755           212-489-3980             W. Wakefield Smith
630 Fifth Avenue, 30th Floor
New York, NY  10011

General Electric Capital                       203-852-3618           203-852-3640             James Hogan
Corporation
801 Connecticut Ave., 2nd Floor,
Two North
Norwalk, CT 06854

PPM America, Inc.                              312-634-1283           312-896-5109             Michael Williams
225 West Wacker Dr., Suite 1200
Chicago, IL  60606

National City Commercial Finance, Inc.         216-222-3651           216-575-9555             Michael McNeirney
1965 E. Sixth St., Suite 400
Cleveland, OH  44114

AmSouth Bank                                   205-326-5456           205-581-7578             Becky Dempsey
1900 5th Avenue North, 7th Floor
Birmingham, AL  35203
or
350 Park Avenue                                212-935-4584           212-935-7458             Stephen V. Mangiante
New York, NY  10022

Debis Financial Services, Inc.                 973-631-6196           973-631-6172             Chris Esposito
89 Headquarters Plaza North, Suite
1444
Morristown, NJ  07960

Banca Nazionale dell'Agricoltura-              212-412-9625           212-412-9609             Loschiavo D.
New York
17 State Street, 21st Floor
New York, NY  10004

The Provident Bank                             513-345-7011           513-639-1588             Marshall M. Stuart
One East Fourth Street, 249A
Cincinnati, Ohio  45202

Siemens Financial Services, Inc.               908-575-4071           908-575-4060             Victor Alarcon
991 US Highway 22
Bridgewater, NJ  08807

Sovereign Bank                                 610-526-6244           610-526-6227             Michele Walcoff
Two Aldwyn Center
Route 320 & Lancaster Avenue
Villanova, PA  19085

Textron Financial Corporation                  770-360-1496           770-360-1607             Shikwe Zimba
4550 North Point Parkway, #400                 770-360-1442           770-360-1672             Gary Silvers
Alpharetta, GA  30022

KZH Crescent LLC                               212-771-4137           212-771-4089             Mark L. Gold
c/o Trust Company of the West                                                                  Justin L.  Driscoll
200 Park Avenue, Suite 2200
New York, NY  10166-0228

KZH Crescent-2 LLC                             212-771-4137           212-771-4089             Mark L. Gold
c/o Trust Company of the West                                                                  Justin L.  Driscoll
200 Park Avenue, Suite 2200
New York, NY  10166-0228

KZH Crescent-3 LLC                             212-771-4137           212-771-4089             Mark L. Gold
c/o Trust Company of the West                                                                  Justin L.  Driscoll
200 Park Avenue, Suite 2200
New York, NY  10166-0228

TCW Asset Management Company                   212-771-4137           212-771-4159             Mark L. Gold
200 Park Avenue, Suite 2200                                                                    Justin L.  Driscoll
New York, NY  10166-0228                                                                       Jonathan R. Insull





                                                                ANNEX 3


                      DESCRIPTION OF THE TRANSACTIONS

         All capitalized terms used herein but not defined herein shall have the meanings provided in the Senior Credit Facility to which this Annex 3 is attached and the Definitions Annex referred to therein. The following transactions are referred to herein as the "Transactions".

         1. Rite Aid will obtain a new senior secured credit facility pursuant to the Senior Credit Facility in an aggregate principal amount of $1,000,000,000. The Revolving Credit Commitments under the Senior Credit Facility will incorporate the Existing Trade Letters of Credit as Letters of Credit under the Senior Credit Facility.

         2. The Independent Standby Letters of Credit will continue to be outstanding under the Independent Standby L/C Documents.

         3. The Senior Bank Obligations will be unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Senior Subsidiary Guarantee Agreement and secured by a first priority security interest in the Senior Collateral pursuant to the Senior Subsidiary Security Agreement and the Senior Mortgages.

         4. Rite Aid will provide its lenders with respect to each of Existing Facilities the option to exchange (the "Debt Exchange") a portion of the Debt under the Existing Facilities (the "Exchangeable Debt") for a combination of:

                  (x) shares of common stock, par value $.01 per share (the "Common Stock"), of Rite Aid with an aggregate value equal to 50% of the aggregate principal amount of the Exchangeable Debt (based on a price per share of Common Stock of $5.50), together with registration rights; and

                  (y) except as described below with respect to Morgan, indebtedness in an aggregate principal amount equal to 50% of the principal amount of the Exchangeable Debt (the "Exchange Debt");

(collectively, the "Exchange Offer"); provided that J.P. Morgan Ventures Corporation shall convert $200,000,000 of Debt to Common Stock of Rite Aid and Morgan Guaranty Trust Company of New York and J.P. Morgan Ventures Corporation, (together, "Morgan") shall exchange approximately $189,000,000 of Debt for Exchange Debt. The maximum aggregate amount of Exchangeable Debt that will be eligible for the Debt Exchange shall be equal to the product of two multiplied by the value of 20% of the outstanding Common Stock of Rite Aid prior to the Debt Exchange. Morgan shall participate in the Debt Exchange with respect to all of its outstanding loans to Rite Aid, and the remaining lenders with respect to Debt under the Existing Facilities shall be permitted to participate in the Debt Exchange on a pro rata basis.

         5. The terms of the Exchange Debt will include (i) a first priority security interest in the Exchange Debt First Priority Collateral,
(ii) a Second Priority Lien on the Senior Collateral that will be shared with the Existing Facilities, the Synthetic Leases and the Exchange Notes on a pari passu basis pursuant to the Second Priority Subsidiary Security Agreement, (iii) an unconditional subordinated guarantee by all of the Subsidiary Guarantors pursuant to the Second Priority Subsidiary Guarantee Agreement, (iv) with respect to any Debt under the Existing Facilities that constitutes Exchangeable Debt, continued Liens on the pledged stock of PCS and Drugstore.com pursuant to the PCS Pledge Agreement and the Drugstore.com Pledge Agreement, and (v) a maturity date of August 15, 2002.

         6. To the extent the Debt under the Existing Facilities has not been exchanged for Exchange Debt and shares of Common Stock in connection with the Debt Exchange, Rite Aid will modify the terms of, and obtain the appropriate amendments to, the Existing Facilities, in order to, among other things, provide for the extension of the maturity date of Debt under the Existing Facilities to August 15, 2002, modify existing covenants to conform substantially to those of the Senior Credit Facility (except that certain of the financial covenants will be set at less restrictive levels satisfactory to the Agent) and provide that the obligations of Rite Aid under the Existing Facilities be guaranteed on a subordinated basis by the Subsidiary Guarantors pursuant to the Second Priority Subsidiary Guarantee Agreement . The Second Priority Guarantee Agreement shall be secured by a Second Priority Lien on the Senior Collateral pursuant to the Second Priority Subsidiary Security Agreement that will be shared among the Existing Facilities, the Exchange Debt, the Exchange Notes and the Existing Synthetic Leases on a pari passu basis, subject to special provisions governing the application of proceeds from dispositions of Collateral of PCS.

         7. Rite Aid will modify the terms of, and obtain the appropriate amendments to, the Synthetic Leases to, among other things, provide for the modification of certain covenants and provide that the obligations of Rite Aid under the Synthetic Leases shall be secured by the Second Priority Lien on the Second Priority Senior Collateral pursuant to the Second Priority Subsidiary Security Agreement.

         8. Not less than $467,500,000 in principal amount of Rite Aid's senior indenture debt consisting of $200,000,000 of 5.50% Notes due 2000 and $350,000,000 of 6.70% Notes due 2001 (the "Existing Notes") will be exchanged at par in an exchange offer in accordance with Section 4(2) of the Securities Act of 1933 (the "Securities Act") for 10.50% Senior Secured Notes due 2002 (the "Exchange Notes") of Rite Aid, which will mature on September 15, 2002 and will, among other things, be guaranteed by the Subsidiary Guarantors pursuant to the Second Priority Subsidiary Guarantee Agreement.

         9. Salomon Smith Barney Inc. and J.P. Morgan Securities Inc. (collectively, the "Dealer Managers") will enter into the Forward Commitment Agreement pursuant to which they severally agree to purchase additional Exchange Notes on December 15, 2000, in an aggregate principal amount equal to the amount by which the aggregate principal amount of the Existing Notes that are validly tendered and exchanged pursuant to the Exchange Offer is less than $467,500,000.

         10. All outstanding receivables under Rite Aid's accounts receivable securitization facility (the "Securitization Facility") will be repurchased by the seller thereof from the purchaser thereof and the Securitization Facility and all security interests in connection therewith terminated. Provisions satisfactory to the Senior Administrative Agent shall be made for the filing of appropriately completed termination statements on Form UCC-3.

         11. Costs and expenses (including, without limitation, all fees and amounts payable under the Senior Fee Letters) incurred in connection with the foregoing transactions will be paid in an amount approximately equal to $60,000,000 (the "Transaction Costs").

         12. All Transactions which are contemplated by the Senior Loan Documents or the Second Priority Debt Documents to have been consummated on the Closing Date or substantially concurrently with the Closing Date shall have been consummated.

         13. The application of funds on the Closing Date will be as set forth in a funds flow memo dated the Closing Date which is satisfactory to the Senior Administrative Agent.




                                                                 ANNEX 4






                             DEFINITIONS ANNEX


         This is the Definitions Annex referred to in the Senior Loan Documents (such term and each other capitalized term used herein as defined below, and if not defined herein, have the meanings assigned to such terms in the applicable Senior Loan Document or Second Priority Debt Document) and the Second Priority Debt Documents. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof and of each Senior Loan Document and Second Priority Debt Document containing restrictions or imposing conditions on the amendment, modification or supplementing of such agreement or contract.

         "Affiliate" means, when used with respect to a specified Person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Asset Sale" means any sale, transfer or other disposition (including pursuant to a Sale and Leaseback Transaction) of any property or asset of the Borrower or any Subsidiary (including any equity interest in a Subsidiary), other than a Permitted Disposition

         "Attributable Debt" means, as to any particular Capital Lease or Sale and Leaseback Transaction under which the Borrower or any Subsidiary is at the time liable, at any date as of which the amount thereof is to be determined (i) in the case of a transaction involving a Capital Lease, the amount on such date of the obligation thereunder that would appear on a balance sheet prepared as of such date in accordance with generally accepted accounting principles, or (ii) in the case of a Sale and Leaseback Transaction not involving a Capital Lease, the then present value of the minimum rental obligations under such Sale and Leaseback Transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor) computed by discounting the respective rental payments at the actual interest factor included in such payments or, if such interest factor cannot be readily determined, at the rate per annum that would be applicable to a Capital Lease of the Borrower having similar payment terms. The amount of any rental payment required to be made under any such Sale and Leaseback Transaction not involving a Capital Lease may exclude amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges, whether or not characterized as rent.

         "Bankruptcy Proceeding" means any proceeding under Title 11 of the U.S. Code or any other Federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

         "Basket Asset Sale" means any sale or disposition (including a Sale and Leaseback Transaction not involving any Mortgaged Property) of office locations, stores or other personal or real property (including any improvements thereon), whether or not constituting Mortgaged Property, or leasehold interest therein for fair value in the ordinary course of business consistent with past practice and not inconsistent with the Borrower's business plan delivered to the Representatives on the Closing Date, provided, however, that, (i) the aggregate consideration received therefor (including the fair market value of any non-cash consideration) shall not exceed $75,000,000 in any fiscal year (calculated without regard to Sale and Leaseback Transactions permitted by Section 5.14(a), (b) and
(c) of the Senior Credit Facility as in effect on the Closing Date) and
(ii) at least 75% of such consideration shall consist of cash.

         "Borrower" means Rite Aid.

         "Business Day" means any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Euro-Dollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Markets Transaction" means the receipt by the Borrower or a Subsidiary of proceeds of an issuance in the public or private capital markets of long-term debt securities, of equity securities or of equity-linked (e.g., trust preferred) securities (other than any proceeds in respect of the issuance of Exchange Notes to SPV and the disposition of such Exchange Notes pursuant to the Forward Commitment Agreement).

         "Casualty/Condemnation" means any event that gives rise to Casualty/Condemnation Proceeds.

         "Casualty/Condemnation Proceeds" means

                  (a) any insurance proceeds under any insurance policies or otherwise with respect to any casualty or other insured damage to any assets of the Borrower or its Subsidiaries, and

                  (b) any proceeds received by the Borrower or any Subsidiary of any action or proceeding for the taking of any assets of the Borrower or its Subsidiaries, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any similar public improvement or condemnation proceeding, less, in each case (i) any fees, commissions and expenses (including the costs of adjustment and condemnation proceedings) and other costs paid or incurred by the Borrower or any Subsidiary in connection therewith, (ii) income taxes reasonably estimated to be payable as a result of any gain recognized in connection with the receipt of such payment or proceeds and
(iii) payment of the outstanding amount of any Debt (or Attributable Debt), other than the Secured Obligations, together with premium or penalty, if any, and interest thereon (or comparable obligations in respect of Attributable Debt), that is secured by a Lien on (or if Attributable Debt, the lease of) the stock or assets in question and that has priority over both the Senior Lien and the Second Priority Lien and is to be repaid as a result of receipt of such payments or proceeds; provided, however, that no such proceeds shall constitute Casualty/Condemnation Proceeds to the extent that such proceeds are (A) reinvested in other like fixed or capital assets within 180 days of the Casualty/Condemnation that gave rise to such proceeds or (B) committed to be reinvested in other like fixed or capital assets within 180 days of such Casualty/Condemnation, with diligent pursuit of such reinvestment, and reinvested in such assets within 365 days of such Casualty/Condemnation.

         "Citibank" means Citibank, N.A.

         "Citibank Standby L/C Documents" means the reimbursement agreements, letter of credit applications and other documents relating to the Citibank Standby Letters of Credit.

         "Citibank Standby L/C Obligations" means (a) each payment, including payments in respect of reimbursements and cash collateralization, required to be made by Rite Aid under the Citibank Standby L/C Documents in respect of Citibank Standby Letters of Credit in an aggregate amount at any time outstanding not in excess of (i) $8,000,000 minus (ii) the cumulative amount of proceeds of Collateral applied to such obligations as the result of the exercise of remedies under the Senior Collateral Documents and (b) all other monetary obligations, including fees, costs, expenses and indemnities (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of Rite Aid or any Obligor under the Citibank Standby L/C Documents to the extent attributable to the Citibank Standby Letters of Credit referred to in clause (a).

         "Citibank Standby Letters of Credit" means the standby letters of credit issued for the account of the Borrower by Citibank outstanding on the Closing Date in an aggregate face amount of approximately $8,000,000, together with any standby letter of credit (other than any letter of credit issued under the Senior Credit Facility) hereafter issued by Citibank for the account of any Obligor, provided that the Citibank Standby Letters of Credit shall be limited to an amount at any time outstanding not in excess of (i) $8,000,000 minus (ii) the cumulative amount of proceeds of Collateral applied as the result of the exercise of remedies under the Senior Collateral Documents to reimbursement and cash collateralization obligations in respect of Citibank Standby Letters of Credit.

         "Closing Date" means the date on which the Senior Credit Facility, the amendments and restatements giving rise to the Existing Facilities and the exchange offer and other transactions giving rise to the Exchange Notes become effective.

         "Collateral" means the Senior Collateral and the Second Priority Collateral.

         "Collateral Documents" means (a) the Senior Collateral Documents and (b) the Second Priority Collateral Documents.

         "Collateral Trust and Intercreditor Agreement" means the
Collateral Trust and Intercreditor Agreement, dated as of June 12, 2000, among Rite Aid, the Subsidiary Guarantors, the Second Priority Collateral Trustee, the Senior Collateral Agent and each Second Priority
Representative.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person.

         "Debt Facility" means any of the Senior Credit Facility, the Existing Facilities, the Synthetic Lease Facilities and the Exchange Note Indenture.

         "Default Rate" means a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the sum of (a) the rate of interest publicly announced by Citibank in New York, New York, from time to time as its "base rate", plus (b) 2.00%.

         "Designated Asset Disposition" means any sale, transfer or other disposition of Exchange Debt First Priority Collateral other than a Permitted Disposition.

         "Domestic Subsidiary" means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "Drugstore.com Common Stock" means the common stock of Drugstore.com, Inc., a Delaware corporation, owned by Rite Aid.

         "Drugstore.com Pledge Agreement" means the Drugstore.com Pledge Agreement dated as of October 25, 1999 and amended and restated as of June 12, 2000, between the Borrower and Morgan Guaranty Trust Company of New York, as agent thereunder.

         "Exchange Debt Facility" means the Exchange Debt Facility dated as of June 12, 2000 among Rite Aid Corporation, the banks party thereto and Morgan Guaranty Trust Company of New York, as administrative agent.

         "Exchange Debt Facility Documents" means the collective reference to the "Loan Documents" as defined in the Exchange Debt Facility.

         "Exchange Debt First Priority Collateral" means the prescription files of Rite Aid's Subsidiaries and the proceeds thereof.

         "Exchange Debt First Priority Collateral Documents" means the collective reference to the "First Priority Collateral Documents", as defined in the Exchange Debt Facility.

         "Exchange Debt Obligations" means (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any loans made under the Exchange Debt Facility, (ii) all other amounts payable by the Borrower to the Exchange Debt Parties under the Exchange Debt Facility Documents, and (iii) any renewals or extensions of any of the foregoing; provided, however, that the principal amount of indebtedness included in the Exchange Debt Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "Exchange Debt Parties" means all parties to the Exchange Debt Facility Documents other than the Obligors or any Affiliate thereof, the Senior Bank Parties and the Representatives, but including the administrative agent under the Exchange Debt Facility and the beneficiaries of each indemnification obligation undertaken by Rite Aid or any other Obligor under any Exchange Debt Facility Document.

         "Exchange Note Documents" means the Exchange Notes and the Exchange Note Indenture, Exchange and Registration Rights Agreement among the State Street Bank and Trust, as trustee, Rite Aid and the Subsidiary Guarantors, and the Forward Commitment Agreement.

         "Exchange Note Indenture" means the Indenture dated as of June 12, 2000, among Rite Aid, the Subsidiary Guarantors and State Street Bank and Trust Company, as trustee, relating to the Exchange Notes.

         "Exchange Note Obligations" means (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on the Exchange Notes, (ii) all other amounts payable by the Borrower to the Exchange Note Parties under the Exchange Note Documents, and (iii) any renewals or extensions of any of the foregoing.

         "Exchange Note Parties" means all parties to the Exchange Note Documents and the holders from time to time of the Exchange Notes, in each case other than the Obligors or any Affiliate thereof, the Senior Bank Parties and the Representatives, but including the trustee under the Exchange Note Indentures and the beneficiaries of each indemnification obligation undertaken by Rite Aid or any other Obligor under any Exchange Note Document.

         "Exchange Notes" means the 10.50% Senior Secured Notes Due 2002 of Rite Aid (i) issued in exchange for certain 5.50% Notes Due 2000 of Rite Aid and 6.70% Notes Due 2001 of Rite Aid or (ii) issued on the Closing Date to SPV and to be transferred to SSB, JPM and their respective transferees and assignees pursuant to the Forward Commitment Agreement; provided, however, that the aggregate principal amount of Exchange Notes issued pursuant to the Forward Commitment Agreement shall not exceed $93,158,000.

         "Existing Facilities" means

                  (a) the PCS Facility;

                  (b) the RCF Facility;

                  (c) the Finco Facility; and

                  (d) the Exchange Debt Facility.

         "Existing Facilities Documents" means the collective reference to
(i) the PCS Facility Documents, (ii) the RCF Facility Documents, (iii) the Finco Facility Documents and (iv) the Exchange Debt Facility Documents.

         "Existing Facility Obligations" means the PCS Facility
Obligations, the RCF Facility Obligations, the Finco Facility Obligations and the Exchange Debt Obligations.

         "Existing Facility Parties" means the PCS Facility Parties, the RCF Facility Parties, the Finco Facility Parties and the Exchange Debt Parties.

         "Finco Facility" means the Amendment No. 3 to Note Agreement, Amendment No. 4 to Guaranty Agreement, Amendment No. 1 to Put Agreement (the "Omnibus Amendment") dated as of June 12, 2000, relating to the Adjustable Rate Senior Secured Notes due August 15, 2002 originally issued by Finco, Inc. and guaranteed by Rite Aid. The "Finco Facility " shall be deemed to include the Note Agreement dated as of September 30, 1996, among Finco, Inc., and each of the Purchasers listed in Annex 1 thereto, as amended through the Closing Date.

         "Finco Facility Documents" means (i) the Finco Facility, (ii) the Guaranty Agreement dated as of September 30, 1996 pursuant to which Rite Aid guaranteed the obligations of Finco, Inc. under the Finco Facility;
(iii) the Put Agreement dated as of September 30, 1996 entered into by Rite Aid, and (iv) the Security Agreement dated as of September 30, 1996 entered into by Finco, Inc. and The Prudential Insurance Company of America as the Security Agent on behalf of the Finco Facility Parties, in each case as amended through the Closing Date.

         "Finco Facility Obligations" means (i) all outstanding principal amounts under the Finco Facility Documents, (ii) all interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on the principal amounts pursuant to clause
(i) of this definition, (iii) any renewals or extensions of any of the foregoing and (iv) any and all other amounts payable by the Borrower in respect of the Finco Facility Documents; provided, however, that the principal amount of indebtedness included in the Finco Facility Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "Finco Facility Parties" means The Prudential Insurance Company of America and Pruco Life Insurance Company and their successors and assigns as noteholders and purchasers under the Finco Facility Documents and The Prudential Insurance Company of America, as Security Agent under the Finco Facility Documents and its successor or assignee.

         "Forward Commitment Agreement" means the Forward Commitment Agreement dated June 12, 2000, among Rite Aid, SPV, SSB and JPM.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Indentures" mean, collectively, (a) the Indenture dated as of December 21, 1998, between Rite Aid and Harris Trust and Savings Bank, as trustee, (b) the Indenture dated as of August 1, 1993, between Rite Aid and Morgan Guaranty Trust Company of New York, as trustee, (c) the Indenture dated as September 10, 1997, between Rite Aid and Harris Trust and Savings Bank, as trustee and (d) the Indenture dated as of September 22, 1998, between Rite Aid and Harris Trust and Savings Bank, as trustee.

         "Independent Standby L/C Documents" means the Citibank Standby L/C Documents and the Mellon Standby L/C Documents.

         "Independent Standby L/C Obligations" means the Citibank Standby L/C Obligations and the Mellon Standby L/C Obligations.

         "Independent Standby L/C Parties" means Citibank and Mellon Bank in their capacities as issuers of Independent Standby Letters of Credit.

         "Independent Standby Letters of Credit" means the Citibank Standby Letters of Credit and the Mellon Standby Letters of Credit.

         "Instructing Group" means, until the Senior Obligation Payment Date, the Majority Senior Parties, and thereafter the Second Priority Instructing Group.

         "JPM" means J.P. Morgan Securities, Inc.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Majority Senior Parties" means the Majority Banks, as defined in the Senior Credit Facility, or with respect to any waiver, amendment or request, Senior Banks having such amount of unused Revolving Credit Commitments, Revolving Credit Exposure, unused Term Loan Commitments and outstanding Term Loans as may be required under the Senior Credit Facility to approve the same.

         "Mellon Bank" means Mellon Bank, N.A.

         "Mellon Standby L/C Documents" mean the reimbursement agreements, letter of credit applications and other documents relating to the Mellon Standby Letters of Credit.

         "Mellon Standby L/C Obligations" means (a) each payment, including payments in respect of reimbursements and cash collateralization, required to be made by Rite Aid under the Mellon Standby L/C Documents in respect of Mellon Standby Letters of Credit in an aggregate amount at any time outstanding not in excess of (i) $26,000,000 minus (ii) the cumulative amount of proceeds of Collateral applied to such obligations as the result of the exercise of remedies under the Senior Collateral Documents and (b) all other monetary obligations, including fees, costs, expenses and indemnities (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable as a claim in such proceeding) of Rite Aid under the Mellon Standby L/C Documents to the extent attributable to the Mellon Standby Letters of Credit referred to in clause (a).

         "Mellon Standby Letters of Credit" means the standby letters of credit issued for the account of the Borrower by Mellon Bank outstanding on the Closing Date in an aggregate face amount of $26,000,000, together with any standby letter of credit (other than any letter of credit issued under the Senior Credit Facility) hereafter issued by Mellon Bank for the account of any Obligor provided that the Mellon Standby Letters of Credit shall be limited to an amount at any time outstanding not in excess of (i) $26,000,000 minus (ii) the cumulative amount of proceeds of Collateral applied as the result of the exercise of remedies under the Senior Collateral Documents to reimbursement and cash collateralization obligations in respect of Mellon Standby Letters of Credit.

         "Moody's" means Moody's Investors Service, Inc., or any successor to its business of rating debt securities.

         "Net Cash Proceeds" means,

                  (a) with respect to any sale, transfer or other disposition of any property or asset (a "Disposition"), an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Disposition (including, when received, any cash proceeds received in respect of any noncash proceeds of any Disposition), less (I) the sum of

                           (i) reasonable costs and expenses paid or
                  incurred in connection with such transaction, including, without limitation, any underwriting brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses (including title and recording expenses, associated therewith), payments of unassumed liabilities relating to the assets sold and any severance and termination costs;

                           (ii) the amount of any Debt (or Attributable
                  Debt), together with premium or penalty, if any, and accrued interest thereon (or comparable obligations in respect of Attributable Debt) secured by a Lien on (or if Attributable Debt, the lease of) any asset disposed of in such Disposition and discharged from the proceeds thereof, but only to the extent such Lien has priority over the Senior Lien, the Second Priority Lien and the Liens under the Exchange Debt First Priority Collateral Documents;

                           (iii) any taxes actually paid or to be payable
                  by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Disposition;

                           (iv) the portion of such cash proceeds which the
                  Borrower determines in good faith and reasonably should be reserved for post-closing adjustments, including, without limitation, indemnification payments and purchase price adjustments, provided, that on the date that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Disposition exceeds the actual post-closing adjustments payable by the Borrower or any of the Subsidiary Guarantors shall constitute Net Cash Proceeds on such date; and

                           (v) in the case of a PCS Divestiture the sum of
                  (1) the PCS Incremental Investment as of the date of consummation of such disposition plus (2) the aggregate Net Cash Proceeds of PCS Dispositions in the form of Sale and Leaseback Transactions theretofore applied to prepayments of the PCS Facility; and

         plus (II) in the case of a PCS Divestiture, the PCS Investment Reduction as of the date of consummation of such transaction;

                  (b) with respect to any Capital Markets Transaction, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Capital Markets Transaction, less any reasonable transaction costs; including investment banking and underwriting fees, discounts and commissions and any other expenses (including legal fees and expenses) reasonably incurred by such Person in respect of such Capital Markets Transaction; and

                  (c) with respect to receipt of Casualty/Condemnation Proceeds, the amount thereof.

         "Obligors" means Rite Aid, the Subsidiary Guarantors and any other Person who is liable for any of the Secured Obligations.

         "paid in full" means paid in full in cash.

         "PCS" means PCS Holding Corporation, a Delaware corporation, and its successors.

         "PCS Common Stock" means the common stock of PCS owned by Rite
Aid.

         "PCS Disposition" means (i) any sale or other disposition of capital stock of PCS (or of any non-cash proceeds thereof), (ii) any sale, lease or other disposition (including a Casualty/Condemnation) by PCS or any of its Subsidiaries of any asset, other than (y) dispositions of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment, in each case in the ordinary course of business, and (z) dispositions to PCS or a wholly-owned Subsidiary of PCS or (iii) any sale, lease or other disposition (including a Casualty/Condemnation) of PCS Land.

         "PCS Divestiture" means a PCS Disposition as a result of which the business of PCS is no longer conducted by a Consolidated Subsidiary of the Borrower.

         "PCS/Drugstore Pledged Collateral" means the capital stock of PCS and Drugstore.com pledged by Rite Aid under the PCS Pledge Agreement and the Drugstore.com Pledge Agreement and all income and profits thereon, dividends and other payments and distributions with respect thereto and all proceeds of the foregoing subject to a Lien under such agreements.

         "PCS Excluded Assets" means (i) any Collateral consisting of assets of PCS or a Subsidiary of PCS, other than PCS Linked Accounts, (ii) PCS Land and (iii) any proceeds of clauses (i) and (ii). For purposes of
Article IV of the Collateral Trust and Intercreditor Agreement, any proceeds of enforcement of the Senior Subsidiary Guarantee Agreement or the Second Priority Guarantee Agreement against PCS or a Subsidiary of PCS (other than with respect to the PCS Linked Accounts and the proceeds thereof) shall be deemed to be proceeds of Collateral consisting of PCS Excluded Assets.

         "PCS Facility" means the PCS Facility dated as of June 12, 2000, among Rite Aid, the banks party thereto and Morgan Guaranty Trust Company of New York, as administrative agent.

         "PCS Facility Documents" means the "Loan Documents" as defined in the PCS Facility.

         "PCS Facility Obligations" means (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any loan made under the PCS Facility, (ii) all other amounts payable by the Borrower under the PCS Facility Documents and (iii) any renewals or extensions of any of the foregoing; provided, however, that the principal amount of indebtedness included in the PCS Facility Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "PCS Facility Parties" means the parties to the PCS Facility Documents other than the Obligors, the Senior Bank Parties and the Representatives, but including the administrative agent under the PCS Facility and the beneficiaries of each indemnification obligation by Rite Aid or any other Obligor under any PCS Facility Documents.

         "PCS Incremental Investment" means, at any date, the amount, if any, by which the inter-company payable owing by Rite Aid Hdqtrs. Corp. to PCS at such date is less than such amount as at May 27, 2000. The Borrower shall promptly notify each of the Representatives following the Closing Date of such latter amount.

         "PCS Investment Reduction" means, at any date, the excess, if any, of (i) the amount, if any, by which the intercompany payable owing by Rite Aid Hdqtrs. Corp. to PCS at such date is greater than such amount as at May 27, 2000, over (ii) the cumulative PCS EBITDA, as defined in the Senior Credit Facility, for the period from May 27, 2000, to such date.

         "PCS Land" means the real property described as N.W. 96th Street and Mountainview Road, Scottsdale, Arizona, together with any improvements thereon.

         "PCS Linked Accounts" means any accounts receivable owed to PCS by third party insurers in respect of claims generated by other Subsidiaries of Rite Aid and giving rise to related accounts payable owed by PCS to such other Subsidiaries of Rite Aid.

         "PCS Pledge Agreement" means the PCS Pledge Agreement dated as of October 25, 1999 and amended and restated as of June 12, 2000, between the Borrower and Morgan Guaranty Trust Company of New York, as agent thereunder.

         "Permitted Disposition" means any of the following:

                  (i) dispositions of inventory at retail, cash, cash equivalents and other cash managing investments and obsolete, unused, uneconomic or unnecessary equipment, in each case in the ordinary course of business;

                  (ii) a disposition to a Subsidiary Guarantor, provided, that (A) if the property subject to such disposition constitutes Collateral immediately before giving effect to such disposition, such property continues to constitute Collateral subject to the Senior Lien and the Second Priority Lien, and (B) no dispositions of property will be made to or by PCS or its Subsidiaries except in the ordinary course of business consistent with past practice;

                  (iii) a sale or discount, in each case without recourse and in the ordinary course of business, of overdue Accounts (as defined in the Senior Credit Facility) arising in the ordinary course of business, but only to the extent such Accounts are no longer Eligible Accounts Receivable (as defined in the Senior Credit Facility) and such sale or discount is in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

                  (iv)  Basket Asset Sales; and

                  (v) any disposition of Exchange Notes by SPV to SSB or JPM (or their respective successors, assigns and affiliates), pursuant to the Forward Commitment Agreement as in effect on the Closing Date.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "RCF Facility" means the RCF Facility dated as of June 12, 2000, among Rite Aid, the banks party thereto and Morgan Guaranty Trust Company of New York, as administrative agent.

         "RCF Facility Documents" means the "Loan Documents" as defined in the RCF Facility.

         "RCF Facility Obligations" means (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any loan made under the RCF Facility, (ii) all other amounts payable by the Borrower to the RCF Facility Parties under the RCF Facility Documents and (iii) any renewals or extensions of any of the foregoing; provided, however, that the principal amount of indebtedness included in the RCF Facility Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "RCF Facility Parties" means the parties to the RCF Facility Documents other than the Obligors.

         "Reduction" means, when applied to any Debt Facility, (i) the permanent repayment of outstanding loans (or obligations in respect of Attributable Debt) under such Debt Facility, (ii) the permanent reduction of outstanding lending commitments under such Debt Facility or (iii) the permanent cash collateralization of outstanding letters of credit under such facility (together with the termination of any lending commitments utilized by such letters of credit).

         "Reduction Event" is (i) a PCS Disposition, (ii) a Capital Markets Transaction, (iii) a Designated Asset Disposition, (iv) a Senior Collateral Disposition, (v) other Asset Sales or (vi) receipt of other
Casualty/Condemnation Proceeds.

         "Related Exchange Debt" means, with respect to any of the Existing Facilities (other than the Exchange Debt Facility), Debt under the Exchange Debt Facility issued in exchange for Debt under such Existing Facility.

         "Related Exchange Debt Obligation" shall mean Exchange Debt Obligations in respect of Related Exchange Debt.

         "Representatives" means each of the Senior Collateral Agent and the Second Priority Representatives.

         "Required Prepayment Amount" has the meaning assigned to such term in the Senior Credit Facility, as in effect on the Closing Date.

         "Rite Aid" means Rite Aid Corporation, a Delaware corporation, and its successors.

         "Rite Aid Hdqtrs. Corp." means Rite Aid Hdqtrs. Corp., a Delaware corporation and a Wholly-Owned Consolidated Subsidiary of the Borrower.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

         "Sale and Leaseback Transaction" means the sale or transfer by the Borrower or any Subsidiary of any office building (including its headquarters), distribution center, manufacturing plant, warehouse, Store or equipment now or hereafter owned by the Borrower or any Subsidiary with the intention that the Borrower or any Subsidiary take back a lease thereof.

         "Second Priority Collateral" means all the "Second Priority Collateral" as defined in any Second Priority Collateral Documents and shall also include the Mortgaged Properties and the proceeds thereof, but shall not in any event include the PCS/Drugstore Pledged Collateral or the Exchange Debt First Priority Collateral.

         "Second Priority Collateral Documents" means the Second Priority Mortgages, the Second Priority Subsidiary Security Agreement, the Second Priority Subsidiary Guarantee Agreement, the Second Priority Indemnity, Subrogation and Contribution Agreement, the Collateral Trust and Intercreditor Agreement and each of the mortgages, security agreements and other instruments and documents executed and delivered by any Subsidiary Guarantor pursuant to any of the foregoing for purposes of providing collateral security or credit support for any Second Priority Debt Obligation or obligation under the Second Priority Subsidiary Guarantee Agreement but specifically excluding the Drugstore.com Pledge Agreement, the Exchange Debt First Priority Collateral Documents and the PCS Pledge Agreement.

         "Second Priority Collateral Trustee" means Wilmington Trust Company, in its capacity as collateral trustee under the Collateral Trust and Intercreditor Agreement and the Second Priority Collateral Documents, and its successors.

         "Second Priority Debt Documents" means the Existing Facility Documents, the Exchange Note Documents, the Synthetic Lease Documents and the Second Priority Collateral Documents.

         "Second Priority Debt Obligations" means the collective reference to the Exchange Debt Obligations, the Exchange Note Obligations, the Synthetic Lease Obligations, the PCS Facility Obligations, the RCF Facility Obligations and the Finco Facility Obligations.

         "Second Priority Debt Parties" means the Existing Facility Parties, the Exchange Note Parties, the Synthetic Lease Parties and the Second Priority Collateral Trustee.

         "Second Priority Facilities" means the Exchange Debt Facility, the Exchange Note Indenture, the Synthetic Lease Facilities, the PCS Facility, the RCF Facility and the Finco Facility.

         "Second Priority Indemnity, Subrogation and Contribution
Agreement" means the Second Priority Indemnity, Subrogation and
Contribution Agreement, dated as of June 12, 2000, among Rite Aid, the Subsidiary Guarantors and the Second Priority Collateral Trustee.

         "Second Priority Instructing Group" means Second Priority Representatives with respect to Second Priority Facilities under which at least a majority of the then aggregate amount of Second Priority Debt Obligations are outstanding.

         "Second Priority Lien" means the Liens on the Second Priority Collateral in favor of the Second Priority Debt Parties under the Second Priority Collateral Documents.

         "Second Priority Mortgages" means the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents which create a Lien in favor of the Second Priority Collateral Trustee for the benefit of the Second Priority Debt Parties, delivered pursuant to the Second Priority Debt Documents, each substantially in the form of Exhibit [ ] to the RCF Facility, with such changes as are approved by the Senior Collateral Agent and the Second Priority Representatives.

         "Second Priority Representative" means, in respect of each Second Priority Facility, the trustee under the Exchange Note Indenture and the administrative agent, security agent or agent under each other Second Priority Facility and each of their successors in such capacities.

         "Second Priority Subsidiary Guarantee Agreement" means the Second Priority Subsidiary Guarantee Agreement, dated as of June 12, 2000, made by the Subsidiary Guarantors (including any additional Subsidiary Guarantor becoming party thereto after the Closing Date) in favor of the Second Priority Collateral Trustee for the benefit of the Second Priority Debt Parties.

         "Second Priority Subsidiary Security Agreement" means the Second Priority Subsidiary Security Agreement, dated as of June 12, 2000, made by the Subsidiary Guarantors (including any additional Subsidiary Guarantor becoming party thereto after the Closing Date) in favor of the Second Priority Collateral Trustee for the benefit of the Second Priority Debt Parties.

         "Secured Obligations" means the Senior Obligations and the Second Priority Debt Obligations.

         "Senior Bank" means a "Bank" as defined in the Senior Credit
Facility.

         "Senior Bank Obligations" means (i) the principal of each loan made under the Senior Credit Facility, (ii) all reimbursement and cash collateralization obligations in respect of letters of credit issued under the Senior Credit Facility, (iii) all monetary obligations of the Borrower or any Subsidiary under each Senior Interest Rate Agreement entered into with any counterparty that was a Senior Bank (or an Affiliate thereof) at the time such Senior Interest Rate Agreement was entered into, (iv) all interest on the loans, letter of credit reimbursement, fees and other obligations under the Senior Credit Facility or such Senior Interest Rate Agreements (including, without limitation any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower or any Subsidiary Guarantor, whether or not allowed or allowable as a claim in such proceeding), (v) all other amounts payable by the Borrower under the Senior Loan Documents and (vi) all increases, renewals, extensions and refinancings of the foregoing; provided, however, that the principal amount of the indebtedness under the Senior Credit Facility included in the Senior Bank Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "Senior Bank Parties" means each party to the Senior Credit Facility other than any Obligor, each counterparty to a Senior Interest Rate Agreement, the beneficiaries of each indemnification obligation undertaken by Rite Aid or any other Obligor under any Senior Loan Document, and the successors and permitted assigns of each of the foregoing.

         "Senior Collateral" means all the "Senior Collateral" as defined in any Senior Collateral Document and shall also include the Mortgaged Properties and the proceeds thereof, but shall not in any event include the PCS/Drugstore Pledged Collateral and the Exchange Debt First Priority Collateral.

         "Senior Collateral Agent" means Citicorp USA, Inc., in its capacity as Senior Collateral Agent under the Senior Collateral Documents, and its successors.

         "Senior Collateral Disposition" means (i) any sale, transfer or other disposition of Senior Collateral (including any property or assets that would constitute Senior Collateral but for the release of the Senior Lien with respect thereto in connection with such sale, transfer or other disposition), other than a PCS Disposition, or a Permitted Disposition or
(ii) a Casualty/Condemnation with respect to Senior Collateral (other than PCS Excluded Assets).

         "Senior Collateral Documents" means the Senior Mortgages, the Senior Subsidiary Security Agreement, the Senior Subsidiary Guarantee Agreement, the Senior Indemnity, Subrogation and Contribution Agreement, the Collateral Trust and Intercreditor Agreement and each of the mortgages, security agreements and other instruments and documents executed and delivered by any Subsidiary Guarantor pursuant to any of the foregoing or pursuant to the Senior Credit Facility or for purposes of providing collateral security or credit support for any Senior Obligation or obligation under the Senior Subsidiary Guarantee Agreement.

         "Senior Credit Facility" means the Senior Credit Agreement, dated as of June 12, 2000, among Rite Aid, as Borrower, the Senior Banks, the Swingline Banks, the Issuing Banks, the Senior Administrative Agent, the Senior Collateral Agent and the Syndication Agents.

         "Senior Indemnity, Subrogation and Contribution Agreement" means the Senior Indemnity, Subrogation and Contribution Agreement, dated as of June 12, 2000 among Rite Aid, the Subsidiary Guarantors (including Subsidiary Guarantors becoming party thereto after the Closing Date) and the Senior Collateral Agent.

         "Senior Interest Rate Agreement" means any Interest Rate Agreement entered into with Rite Aid or any Subsidiary, if the applicable counterparty was a Senior Bank or an Affiliate thereof at the time the Interest Rate Agreement was entered into.

         "Senior Lien" means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

         "Senior Loan Documents" means the Senior Credit Facility, the Notes referred to in the Senior Credit Facility, each Senior Interest Rate Agreement, and the Senior Collateral Documents.

         "Senior Mortgages" means the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to the Senior Credit Facility, each substantially in the form of Exhibit J to the Senior Credit Facility, with such changes as are approved by the Senior Collateral Agent.

         "Senior Obligation Payment Date" means the date on which (i) the Senior Obligations have been paid in full, (ii) all lending commitments under the Senior Credit Facility have been terminated and (iii) there are no outstanding Independent Standby Letters of Credit or letters of credit issued under the Senior Credit Facility other than such as have been fully cash collateralized under documents and arrangements satisfactory to the issuer of such letters of credit.

         "Senior Obligations" means (a) the Senior Bank Obligations and (b) the Independent Standby L/C Obligations.

         "Senior Secured Parties" means (a) the Senior Bank Parties and (b) the Independent Standby L/C Parties.

         "Senior Subsidiary Guarantee Agreement" means the Senior
Subsidiary Guarantee Agreement, made by the Subsidiary Guarantors
(including Subsidiary Guarantors that become parties thereto after the Closing Date) in favor of the Senior Collateral Agent for the benefit of the Senior Secured Parties.

         "Senior Subsidiary Security Agreement" means the Senior Subsidiary Security Agreement, made by the Subsidiary Guarantors (including Subsidiary Guarantors that become parties thereto after the Closing Date) in favor of the Senior Collateral Agent for the benefit of the Senior Secured Parties.

         "SPV" means Fiona One Corp., a Delaware corporation and a wholly-owned Subsidiary of Rite Aid which is organized for the sole purpose of acquiring Exchange Notes on the Closing Date from Rite Aid and selling such Exchange Notes to SSB and JPM in accordance with the Forward
Commitment Agreement.

         "SSB" means Salomon Smith Barney Inc.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "Subsidiary Guarantor" means each Subsidiary that is party to the Senior Subsidiary Guarantee Agreement, the Second Priority Subsidiary Guarantee Agreement or any other Senior Collateral Document or Second Priority Collateral Document.

         "Synthetic Lease Documents" means the documents governing the Synthetic Leases.

         "Synthetic Lease Facilities" means certain synthetic leases entered into by the Subsidiary Guarantors and guaranteed by Rite Aid having an aggregate discounted present value of approximately $214,000,000, as amended and restated as of the Closing Date.

         "Synthetic Lease Obligations" means all rent and supplemental rent, all fees and all other expenses or amounts payable by any Obligors to any Synthetic Lease Parties under any Synthetic Lease Document; provided, however, that the aggregate amount of the Synthetic Lease Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "Synthetic Lease Parties" means all parties to the Synthetic Lease Documents other than the Obligors.

         "Temporary Cash Investment" means any investment by any Person in
(i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such investment matures within one year from the date of acquisition thereof by such Person or (v) money market mutual funds at least 90% the assets of which are held in investments referred to in clauses (i) through (iv) above (except that the maturities of certain investments held by any such money market funds may exceed one year so long as the dollar-weighted average life of the investments of such money market mutual fund is less than one year).

         "Uniform Commercial Code" or "UCC" means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.




                                                                EXHIBIT A-1









                            [FORM OF] TERM NOTE

$                                                           New York, New York
                                                                 June 14, 2000

         FOR VALUE RECEIVED, the undersigned, RITE AID CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of [Name of Bank] (the "Bank") or its registered assigns, at the office of the Senior Administrative Agent, at [Address] on the Maturity Date, such term and each other term used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Senior Credit Agreement dated as of June 12, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "Senior Credit Agreement"), among the Borrower, the Banks, the Swingline Banks, the Issuing Banks, the Senior Administrative Agent, the Senior Collateral Agent and the Syndication Agents, the lesser of the principal sum of [TERM LOAN COMMITMENT] DOLLARS ($ ) and the aggregate unpaid principal amount of all Term Loans made to the Borrower by the Bank pursuant to the Senior Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Senior Credit Agreement.

         The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Senior Credit Agreement.

         The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         All borrowings evidenced by this Term Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Term Note.

         This Term Note is one of the Term Notes referred to in the Senior Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof before the maturity hereof and for the amendment or waiver of certain provisions of the Senior Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS
OF LAWS. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.


                                                     RITE AID CORPORATION,



                                                     By_______________________
                                                     Name:
                                                     Title:




                                            LOANS AND PAYMENTS




                                                                                         Unpaid         Name of
                                                                   Payments of         Principal         Person
                     Amount and                                    Principal /          Balance          Making
     Date           Type of Loan           Maturity Date             Interest            of Note        Notation










--------------- ---------------------  ---------------------  ---------------------  --------------  --------------




                                                                   EXHIBIT A-2

                      [FORM OF] REVOLVING CREDIT NOTE

$                                                            NEW YORK, NEW YORK
                                                                  JUNE 14, 2000

         FOR VALUE RECEIVED, the undersigned, RITE AID CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of [Name of Bank] (the "Bank") or its registered assigns, at the office of the Senior Administrative Agent at [Address], on the Maturity Date, such term and each other term used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Senior Credit Agreement dated as of June 12, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "Senior Credit Agreement"), among the Borrower, the Banks, the Swingline Banks, the Issuing Banks, the Senior Administrative Agent, the Senior Collateral Agent and the Syndication Agents, the lesser of the principal sum of [REVOLVING CREDIT COMMITMENT] DOLLARS ($ ) and the aggregate unpaid principal amount of all Revolving Loans made by the bank to the Borrower pursuant to the Senior Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in to the Senior Credit Agreement.

         The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Senior Credit aAreement.

         The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make payments of principal and interest in accordance with the terms of this revolving credit note and the Senior Credit Agreement.

         This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Senior Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof before the maturity hereof and for the amendment or waiver of certain provisions of the senior credit agreement, all upon the terms and conditions therein specified.

THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.


                                                     RITE AID CORPORATION,



                                                     BY_______________________
                                                     Name:
                                                     Title:




                                            LOANS AND PAYMENTS




                                                                                         Unpaid         Name of
                                                                   Payments of         Principal         Person
                     Amount and                                    Principal /          Balance          Making
     Date           Type of Loan           Maturity Date             Interest            of Note        Notation










--------------- ---------------------  ---------------------  ---------------------  --------------  --------------





                                                               EXHIBIT A-3









                          [FORM OF] SWINGLINE NOTE

$                                                          New York, New York
                                                                June 14, 2000

         FOR VALUE RECEIVED, the undersigned, RITE AID CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of [Name of Bank] (the "Bank") or its registered assigns, at the office of the Senior Administrative Agent at [Address], on the Maturity Date, such term and each other term used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Senior Credit Agreement dated as of June 12, 2000 (as the same may be amended, modified, extended or restated from time to time, the "Senior Credit Agreement"), among the Borrower, the Swingline Banks, the Issuing Banks, the Senior Administrative Agent, the Senior Collateral Agent and the Syndication Agents, the aggregate unpaid principal amount of all Swingline Loans made by the Bank to the Borrower pursuant to the Senior Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Senior Credit Agreement.

         The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates as provided in the Senior Credit Agreement.

         The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         All Borrowings evidenced by this Swingline Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Swingline Note and the Senior Credit Agreement.

         This Swingline Note is one of the Swingline Notes referred to in the Senior Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof before the maturity hereof and for the amendment or waiver of certain provisions of the Senior Credit Agreement, all upon the terms and conditions therein specified.

THIS SWINGLINE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Vourt sitting in New York City for purposes of all legal proceedings arising out of or relating to this note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.


                                                     RITE AID CORPORATION,



                                                     By_______________________
                                                     Name:
                                                     Title:




                                            LOANS AND PAYMENTS




                                                                                         Unpaid         Name of
                                                                   Payments of         Principal         Person
                                           Adjusted Base           Principal /          Balance          Making
     Date          Amount of Loan              Rate                  Interest            of Note        Notation










--------------- ---------------------  ---------------------  ---------------------  --------------  --------------




                                                                    EXHIBIT B








                        [FORM OF] BORROWING REQUEST



Citicorp Usa, Inc., as Senior Administrative Agent for the Banks Referred to Below,
[Address]

Attention :

                                                                     [Date]

Ladies and Gentlemen:

         The undersigned, Rite Aid Corporation, a Delaware Corporation (the "Borrower"), refers to the Senior Credit Agreement dated as of June 12, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "Senior Credit Agreement"), among the Borrower, the Banks, the Swingline Banks, the Issuing Banks, the Senior Administrative Agent, the Senior Collateral Agent and the Syndication Agents. The Borrower hereby gives you notice pursuant to Section 2.03 Of the Senior Credit Agreement that it requests a borrowing under the Senior Credit Agreement, and in that connection sets forth below the terms on which such borrowing is requested to be made:

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Senior Credit Agreement.

(A)  Date of Borrowing
         (which is a Business Day)            ______________________

(B)  Principal Amount of
         Borrowing*                           ______________________

(C)  Type of Loan (Term, Revolving or
         or Swingline)                        ______________________

(D)  Interest rate basis**                    ______________________

--------
*        Not less than $5,000,000 and in a multiple of $1,000,000.
**       Include for Revolving Loans and Term Loans only.




(E)  Interest Period and the last
         day thereof*                         ______________________

(F)      Funds are requested to be disbursed to the Borrower's account with
         [           ] (Account No.       ).

         Upon acceptance of any or all of the Loans offered by the Banks in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Sections 3.02 (b) and (c) of the Senior Credit Agreement have been satisfied.


                                                     RITE AID CORPORATION,



                                                     By_______________________
                                                     Name:
                                                     Title:

--------
*        Include for Revolving Loans and Term Loans only.




                                                                  EXHIBIT C


                                [[FORM OF]]

                      CONTINUATION/CONVERSION REQUEST


Citicorp USA, Inc., as Senior Administrative Agent
[Address]
Attention:        [Name]
                  [Title]


                                               RITE AID CORPORATION

Ladies and Gentlemen:

         This Continuation/Conversion Request is delivered to you pursuant to Section 2.09 of the Senior Credit Agreement dated as of June 12, 2000 (as amended, supplemented or otherwise modified from time to time, the "Senior Credit Agreement"), among the Borrower, the Banks, the Swingline Banks, the Issuing Banks, the Senior Administrative Agent, the Senior Collateral Agent and the Syndication Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Senior Credit Agreement.

         The Borrower hereby requests that on [         ], 20[  ]:

         [(PAGE2I)         $[ ] of the presently outstanding principal
                           amount of [Base Rate Loans][Euro-Dollar Loans] be [converted into][continued as] [Base Rate
                           Loans][Euro-Dollar Loans].]*

         [(ii) $[ ] of the presently outstanding principal amount of Euro-Dollar Loans having an Interest Period of [ ] months [seven days] be converted to Euro-Dollar Loans having an Interest Period of [ ] months. [seven days]]**

         The Borrower hereby:

--------
* Include paragraph (i) if a conversion or continuation of Loans is being requested.

** Include paragraph (ii) if a conversion of the Interest Period with respect to Eurodollar Loans is being requested.

         (a) certifies and warrants that no Default or Event of Default has occurred and is continuing; and

         (b) agrees that if before the time of such continuation or conversion any matter certified to herein will not be true and correct at such time as if then made, it will immediately so notify the Senior Administrative Agent.

         Each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made unless the Senior Administrative Agent shall have received written notice to the contrary from the Borrower before such continuation or conversion.

         The Borrower has caused this Continuation/Conversion Request to be executed and delivered, and the certifications and warranties contained
herein to be made, this [ ] day of [       ], 20[  ].


                                                     RITE AID CORPORATION,



                                                     By_______________________
                                                     Name:
                                                     Title:




                                                                 EXHIBIT D



                                [[FORM OF]]
                              ISSUANCE REQUEST


Citicorp USA, Inc., as Senior Administrative Agent
[                 ], as Issuing Bank
[Address]
Attention:        [             ]


                            RITE AID CORPORATION

Ladies and Gentlemen:

         This Letter of Credit Request is delivered to you pursuant to
Section 2.17(b) of the Senior Credit Agreement dated as of June 12, 2000 (as amended, supplemented or otherwise modified from time to time, the "Senior Credit Agreement"), the Borrower, the Banks, the Swingline Banks, the Issuing Banks, the Senior Administrative Agent, the Senior Collateral Agent and the Syndication Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Senior Credit Agreement.

         The Borrower hereby requests that [the Issuing Bank issue a Letter of Credit for the account of the Borrower on __________, 20 in an aggregate stated amount of $__________. The beneficiary of the Letter of Credit will be and the Letter of Credit will have a stated expiration date of __________] [Letter of Credit No. __________ in the amount of $___________
be hereby [extended][amended] as follows: __________ ].

         The Borrower hereby certifies and warrants that:

         (pAGE2I) the representations and warranties in the Senior Credit Agreement will be true and correct in all material respects on the date of issuance of the Letter of Credit requested hereby.

         (ii) no Default or Event of Default has occurred and is continuing nor, after giving effect to the [issuance of the Letter of Credit] [amendment][extension] of Letter of Credit No._____] requested hereby, would such a Default or Event of Default occur.



         (iii) after giving effect to the [issuance of the Letter of Credit] [amendment][extension] of Letter of Credit No._____] requested hereby, the L/C Exposure shall not exceed $[__,000,000].

         (iv) after giving effect to the [issuance of the Letter of Credit] [[amendment][extension] of Letter of Credit No. _____] requested hereby, the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

         The Borrower has caused this Letter of Credit request to be executed and delivered, and the certifications and warranties contained herein to be made, this [ ] day of [ ], 20[ ].


                                                     RITE AID CORPORATION,



                                                     By_______________________
                                                     Name:
                                                     Title:




                                                                  EXHIBIT E



                                 [FORM OF]
                         BORROWING BASE CERTIFICATE


Citicorp USA, Inc. as Senior Administrative Agent
399 Park Avenue
New York, NY  10022

Attention:

Ladies and Gentlemen:

         Pursuant to Section 5.01(g) of the Senior Credit Agreement dated as of June 12, 2000 (as amended, supplemented or otherwise modified from time to time, the "Senior Credit Agreement") among the Borrower, the Swingline Banks, the Issuing Banks, the Senior Administrative Agent, the Senior Collateral Agent and the Syndication Agents, the undersigned officer of the Borrower named hereby certifies the truth, accuracy and completeness of the information attached hereto as Annex 1 as of the close of business on [ ]. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Senior Credit Agreement.


                                                     RITE AID CORPORATION

                                                     By_____________________
                                                         Name:
                                                         Title:




                                                                Annex 1




                                                                Total
                                                                -----
Accounts Receivable Advance Rate x the
book value of the Eligible Accounts                    $
Receivable

Pharmaceutical Inventory Advance Rate x
Eligible Inventory Value of Eligible
Inventory consisting of products that can be dispensed only on order of a licensed professional

Other Inventory Advance Rate x Eligible
Inventory Value of all other Eligible
Inventory

Reserves

TOTAL AVAILABILITY

Outstanding Term Loans

Outstanding Revolving Credit Loans

Letter of Credit Exposure

Outstanding Swingline Loans

TOTAL

EXCESS AVAILABILITY




                                                                  EXHIBIT F


                                [[FORM OF]]
                         ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Senior Credit Agreement dated as of June 12, 2000 (as amended, supplemented or otherwise modified from time to time, the "Senior Credit Agreement"), among the Borrower, the Banks, the Swingline Banks, the Issuing Banks, the Senior Administrative Agent, the Senior Collateral Agent and the Syndication Agents. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Senior Credit Agreement.

         1. [     ] (the "Assignor") hereby sells and assigns, without
recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Senior Credit Agreement and the other Senior Loan Documents, including, without limitation, the amounts and percentages set forth below of (pAGE2I) the Commitments of the Assignor on the Effective Date, (ii) the Loans owing to the Assignor which are outstanding on the Effective Date and (iii) participations in Letters of Credit and Swingline Loans which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.06(c) of the Senior Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (pAGE2I) the Assignee shall be a party to and be bound by the provisions of the Senior Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the Senior Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Senior Credit Agreement. The Assignor represents that it is the sole legal owner of the Assigned Interest free and clear of all liens and encumbrances and has not conveyed any interest in the Assigned Interest to any other Person.

         2. This Assignment and Acceptance is being delivered to the Senior Administrative Agent together with (pAGE2I) the Notes evidencing the Loans included in the Assigned Interest, (ii) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 8.04(d) of the Senior Credit Agreement, duly completed and executed by such Assignee, (iii) if the Assignee is not already a Bank under the Senior Credit Agreement, an Administrative Questionnaire in the form of Exhibit P to the Senior Credit Agreement and (iv) a processing and recordation fee of $3,500.

         3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.


Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):






                                                                           Percentage Assigned of
                                                                           Applicable
                                                                           Facility/Commitment (set forth,
                                                                           to at least 8 decimals, as a
                                                                           percentage of the Facility and
                                        Principal Amount                   the aggregate Commitments of
Facility/Commitment                     Assigned                           all Banks thereunder)
-------------------                     ---------------------              -------------------------------

Revolving Credit                        $                                               %

Term Loans                              $                                               %

Swingline Loans                         $                                               %





The terms set forth above are
hereby agreed to:

Accepted*



_________________, as Assignor              CITICORP USA, INC.,
                                            as Senior Administrative Agent


by:___________________________              by:_________________________
   Name:                                       Name:
   Title:                                      Title:


--------
* To be completed to the extent consents are required under Section 9.06(b) of the Senior Credit Agreement.




_________________, as Assignee              RITE AID CORPORATION,



by:___________________________              by:_________________________
   Name:                                       Name:
   Title:                                      Title:


                                            [Issuing Bank]

                                            by:_________________________
                                               Name:
                                               Title:


                                            [Swingline Bank]



                                            by:_________________________
                                               Name:
                                               Title:




                                                                  EXHIBIT G


                                    [FORM OF] SENIOR SUBSIDIARY GUARANTEE
                           AGREEMENT dated as of June 12, 2000, among each of the subsidiaries listed on Schedule I hereto (each such subsidiary individually, a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors") of RITE AID CORPORATION, a Delaware corporation (the "Borrower"), and CITICORP USA, INC., a Delaware corporation, as collateral agent (the "Senior Collateral Agent") for the Senior Secured Parties.

     See Exhibit 10.4 of Form 8-K.



                                                                   EXHIBIT H



               [FORM OF] SENIOR SUBSIDIARY SECURITY AGREEMENT


     See Exhibit 10.3 of Form 8-K.





                                                                   EXHIBIT I




                           [FORM OF] SENIOR INDEMNITY, SUBROGATION and
                      CONTRIBUTION AGREEMENT dated as of June 12, 2000, among RITE AID CORPORATION, a Delaware corporation (the "Borrower"), each Subsidiary of the Borrower listed on Schedule I hereto (the "Subsidiary Guarantors") and CITICORP USA, INC., a Delaware corporation ("Citicorp USA"), as collateral agent (in such capacity, the "Senior Collateral Agent") for the Senior Secured Parties.


      See Exhibit 10.5 of Form 8-K.



                                                                 EXHIBIT J

===========================================================================
                                                         Citicorp/Rite Aid





                                 [FORM OF]


                 MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                 SECURITY AGREEMENT AND FINANCING STATEMENT



                                    From



                             [               ]


                                     to


                             CITICORP USA, INC.


                  ----------------------------------------


                                   Dated:
Premises:

                  ----------------------------------------



===========================================================================




                             TABLE OF CONTENTS

                                                                         Page


                                 ARTICLE I

                 Representations, Warranties and Covenants
                                of Mortgagor

SECTION 1.01.  Title.......................................................
SECTION 1.02.  Senior Credit Agreement; Senior
                 Subsidiary Guarantee Agreement;
                 Certain Amounts...........................................
SECTION 1.03.  Payment of Taxes, Liens and
                 Charges...................................................
SECTION 1.04.  Payment of Closing Costs ...................................
SECTION 1.05.  Plans; Alterations and Waste; Repairs
SECTION 1.06.  Insurance ..................................................
SECTION 1.07.  Casualty; Condemnation/Eminent Domain.......................
SECTION 1.08.  Assignment of Leases and Rents .............................
SECTION 1.09.  Restrictions on Transfers and
                 Encumbrances..............................................
SECTION 1.10.  Security Agreement .........................................
SECTION 1.11.  Filing and Recording .......................................
SECTION 1.12.  Further Assurances .........................................
SECTION 1.13.  Additions to Mortgaged Property ............................
SECTION 1.14.  No Claims Against Mortgagee ................................
SECTION 1.15.  Fixture Filing .............................................
SECTION 1.16.  Notice Regarding Special Flood Hazards......................

                                 ARTICLE II

                           Defaults and Remedies

SECTION 2.01.  Events of Default...........................................
SECTION 2.02.  Demand for Payment..........................................
SECTION 2.03.  Rights To Take Possession, Operate and
                  Apply Revenues...........................................
SECTION 2.04.  Right To Cure Mortgagor's Failure to
                  Perform..................................................
SECTION 2.05.  Right to a Receiver.........................................
SECTION 2.06.  Foreclosure and Sale........................................
SECTION 2.07.  Other Remedies..............................................
SECTION 2.08.  Application of Sale Proceeds and
                  Rents....................................................
SECTION 2.09.  Mortgagor as Tenant Holding Over............................
SECTION 2.10.  Waiver of Appraisement, Valuation, Stay,
                  Extension and Redemption Laws............................
SECTION 2.11.  Discontinuance of Proceedings...............................
SECTION 2.12.  Suits To Protect the Mortgaged
                  Property.................................................
SECTION 2.13.  Filing Proofs of Claim......................................
SECTION 2.14.  Possession by Mortgagee.....................................
SECTION 2.15.  Waiver......................................................
SECTION 2.16.  Remedies Cumulative.........................................

                                ARTICLE III

                               Miscellaneous

SECTION 3.01.  Partial Invalidity..........................................
SECTION 3.02.  Notices.....................................................
SECTION 3.03.  Successors and Assigns......................................
SECTION 3.04.  Satisfaction and Cancelation................................
SECTION 3.05.  Definitions.................................................
SECTION 3.06.  Multisite Real Estate Transaction...........................

                                 ARTICLE IV

                           Particular Provisions


SECTION 4.01.  Applicable Law; Certain Particular
                           Provisions......................................

Exhibit A       Description of Land
Exhibit B       Premises Located in a Special Flood Hazard Area
Appendix A      Local Law Provisions
Appendix B      Definitions Annex





                  THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
         SECURITY AGREEMENT AND FINANCING STATEMENT dated as of June
         [ ], 2000 (this "Mortgage"), by [RITE AID SUBSIDIARY], a [ ], having an office at 30 Hunter Lane, Camp Hill, Pennsylvania 17011 (the "Mortgagor"), to CITICORP USA, INC., a Delaware corporation, having an office at 399 Park Avenue, New York, NY 10043( the "Mortgagee") as Senior Collateral Agent for the benefit of the Senior Secured Parties.

                              WITNESSETH THAT:

         Capitalized terms used but not defined in this Mortgage have the meanings given to them in the Definitions Annex annexed hereto as Appendix B.

         Reference is made to the Senior Credit Agreement dated as of even date herewith (as amended, replaced or refinanced from time to time, the "Senior Credit Agreement"), among Rite Aid Corporation, a Delaware corporation (the "Borrower"), the banks from time to time party thereto, Citicorp USA, Inc., as Senior Administrative Agent and Senior Collateral Agent and Heller Financial, Inc. and Fleet Retail Finance, Inc. as Syndication Agents.

         Pursuant to the terms of, and subject to the conditions specified in, the Senior Credit Agreement, (i) the Senior Banks have agreed to make certain term and revolving loans to the Borrower, (ii) one or more Senior Banks (the "Swingline Banks") have agreed to make swingline loans to the Borrower on an uncommitted basis (the "Swingline Loans" - together with the loans referenced in clause (i), above, the "Senior Loans") and (iii) one or more Senior Banks (the "Issuing Banks") have agreed to issue letters of credit (the "Letters of Credit") for the account of the Borrower.

         Reference is made to certain letter of credit applications, reimbursement agreements and other documents (the "Independent Standby LC Documents") pursuant to which Mellon Bank, N.A. and Citibank, N.A. (the "Independent Standby L/C Parties") have issued and may in the future issue certain standby letters of credit (the "Independent Standby Letters of Credit") for the account of the Borrower.

         Mortgagor is a wholly owned subsidiary of the Borrower and will derive substantial benefit from the making of the Senior Loans by the Senior Banks and the issuance of the Letters of Credit by the Issuing Banks. In order to induce the Senior Banks to make the Senior Loans and the Issuing Banks to issue Letters of Credit, the Mortgagor has agreed to guarantee the due and punctual payment of the Senior Bank Obligations and the Independent Standby L/C Obligations (together, the "Senior Obligations") pursuant to the terms of the senior subsidiary guarantee agreement dated as of even date herewith (the "Senior Subsidiary Guarantee Agreement") made by Mortgagor and certain other Subsidiaries of Borrower (each, a "Subsidiary Guarantor") in favor of Mortgagee in its capacity as Senior Collateral Agent for the benefit of the Senior Bank Parties and the Independent Standby L/C Parties (together, the "Senior Secured Parties").

         The sum of the principal amount of the Senior Loans and the Letters of Credit from time to time outstanding and secured hereby shall not exceed $1,000,000,000. The aggregate amount of Independent Standby Letters of Credit from time to time outstanding and secured hereby shall not exceed $34,000,000.

         The obligations of the Senior Banks to make Senior Loans and of the Issuing Banks to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage in the form hereof to secure the guarantee of the Senior Obligations contained in the Senior Subsidiary Guarantee Agreement.

         Pursuant to the requirements of the Senior Credit Agreement and the Senior Subsidiary Guarantee Agreement, the Mortgagor therefore grants this Mortgage to create a lien on and a security interest in the Mortgaged Property (as defined herein) to secure the payment and performance of the Senior Obligations. The Senior Credit Agreement also requires the granting by other Subsidiary Guarantors of mortgages, deeds of trust and deeds to secure debt (the "Other Mortgages") that create liens on and security interests in certain parcels of real property (each, a "Mortgaged Property") other than the Mortgaged Property to secure the payment and performance of the Senior Obligations.


                              Granting Clauses

         NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Senior Obligations for the benefit of the Senior Secured Parties, Mortgagor hereby grants, conveys, mortgages, assigns and pledges to the Mortgagee and its successors and assigns forever, a security interest in, all the following described property (the "Mortgaged Property") whether now owned or held or hereafter acquired:

                  (1) the land more particularly described on Exhibit A hereto (the "Land"), together with all rights appurtenant thereto which may, by their terms or as a matter of law, be conveyed or assigned along with the Land, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the "Premises");

                  (2) all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the "Improvements");

                  (3) all apparatus, appliances, building materials, equipment, fittings, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof owned by Mortgagor and now or at any time hereafter affixed to the Improvements or the Premises, including all pumps, tanks, machinery, equipment, lifts, fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, communications, partitions, lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor) and all other items of tangible personal property of any kind affixed to the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the "Fixtures");

                  (4) all general intangibles owned by Mortgagor and relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the "Permits, Plans and Warranties");

                  (5) all now or hereafter existing leases or licenses
         (under which Mortgagor is landlord or licensor) and subleases
         (under which Mortgagor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, "Leases"), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder ("Rents");

                  (6) all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims ("Proceeds"), including Proceeds of insurance maintained by the Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Mortgagor covering any interest in the Mortgaged Property or required by the Senior Credit Agreement; and

                  (7) all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Fixtures, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.

         TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Senior Secured Parties, forever, subject only to the Permitted Encumbrances (as hereinafter defined) and to satisfaction and cancelation as provided in
Section 3.04.


                                 ARTICLE I

           Representations, Warranties and Covenants of Mortgagor

         Mortgagor agrees, covenants, represents and/or warrants as follows:

         SECTION 1.01.  Title.  (a)  Mortgagor has good and marketable title to:

         (i) an indefeasible fee estate in the Land and Improvements; and

         (ii) all of the Fixtures;

subject only to (A) liens, pledges, charges and other encumbrances which are identified in Section 4.16(a) of the Senior Credit Agreement and (B) minor defects in title that do not interfere with the ability of Mortgagor or any other subsidiary of the Borrower to conduct its business as presently conducted or to utilize the Mortgaged Property for its intended purpose (collectively, the "Permitted Encumbrances").

         (b) There are no Leases affecting the Land or the Improvements except as disclosed in the Senior Credit Agreement.

         (c) Mortgagor is not obligated under, and the Mortgaged Property is not bound by or subject to, any right, of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

         (d) The granting of this Mortgage is within Mortgagor's corporate powers and has been duly authorized by all necessary corporate, and, if required, stockholder action. This Mortgage has been duly executed and delivered by Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         (e) This Mortgage, when duly recorded in the appropriate public records and when financing statements are duly filed in the appropriate public records, will create a valid, perfected and enforceable first-priority lien upon and security interest in all the Mortgaged Property subject only to the Permitted Encumbrances. As of the date hereof, there are no defenses or offsets to this Mortgage that will be asserted by Mortgagor or its affiliates (or any third party defense or offset now known to Mortgagor or its affiliates) or to any of the Senior Obligations secured hereby for so long as any portion of the Senior Obligations remains outstanding. Mortgagor will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage against the claims of all persons and parties except those having rights under Permitted Encumbrances, to the extent of those rights.

         SECTION 1.02. Senior Credit Agreement; Senior Subsidiary Guarantee Agreement; Certain Amounts. (a) This Mortgage is given pursuant to the Senior Credit Agreement and the Senior Subsidiary Guarantee Agreement. Each and every term and provision of the Senior Credit Agreement and the Senior Subsidiary Guarantee Agreement (excluding the governing law provisions thereof), including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties thereto shall be considered as if a part of this Mortgage.

         (b) If Mortgagee exercises any of its rights or remedies under this Mortgage, or if any actions or proceedings (including any bankruptcy, insolvency or reorganization proceedings) are commenced in which Mortgagee is made a party and is obliged to defend or uphold or enforce this Mortgage or the rights of Mortgagee hereunder or the terms of any Lease, or if a condemnation proceeding is instituted affecting the Mortgaged Property, Mortgagor will pay all reasonable sums, including reasonable attorneys' fees and disbursements, incurred by Mortgagee related to the exercise of any remedy or right of Mortgagee pursuant hereto and the reasonable expenses of any such action or proceeding together with all statutory or other costs, disbursements and allowances, interest thereon from the date of demand for payment thereof at the lesser of (i) the rate specified in
Section 2.07(b) of the Senior Credit Agreement and (ii) the rate which, together with all fees, charges and other amounts which are treated as interest on such amounts under applicable law, constitutes the maximum lawful rate which may be contracted for, charged, taken, received or reserved by Mortgagee in accordance with applicable law (the "Default Interest Rate"), and such sums and the interest thereon shall, to the extent permissible by law, be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the recording of this Mortgage and shall be secured by this Mortgage to the extent permitted by law. Any payment of amounts due under this Mortgage not made on or before the due date for such payments shall accrue interest daily without notice from the due date until paid at the Default Interest Rate, and such interest at the Default Interest Rate shall be paid by Mortgagor to Mortgagee within 10 days after Mortgagor's receipt of notice from the Mortgagee that it is due.

         SECTION 1.03. Payment of Taxes, Liens and Charges. (a) Except to the extent they are being contested in the manner permitted by the Senior Credit Agreement, Mortgagor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto (i) all taxes and assessments (general and special), water and sewer rents and/or charges, public or private impositions, levies, dues, permit, inspection and license fees, vault charges, service charges, public or private common area charges or maintenance charges, utility charges of every kind and nature which may become liens on the Mortgaged Property with priority over the lien of this Mortgage and (ii) all other material public or private charges, whether created or evidenced by recorded or unrecorded documents or of a like or different nature, imposed upon or assessed against the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use, operation or possession thereof.

         (b) In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Mortgagee, either directly or indirectly, on this Mortgage or any of the Senior Loan Documents, or requiring an amount of taxes to be withheld or deducted therefrom, Mortgagor will promptly notify Mortgagee of such event. In such event, (A) Mortgagor shall at the request of Mortgagee, execute an instrument or agreement which obligates Mortgagor to make such additional payments as may be necessary to place Mortgagor and the Senior Secured Parties in the same economic position they would have been in with respect to the Senior Loans and other Senior Obligations if such law, order, rule or regulation had not been passed and (B) Mortgagor shall make such additional payments.

         (c) At any time that an Event of Default (as hereinafter defined) shall occur and be continuing, or if required by any law applicable to Mortgagor or to Mortgagee, Mortgagee shall have the right to direct Mortgagor to make an initial deposit on account of real estate taxes and assessments, insurance premiums and common area charges, levied against or payable in respect of the Mortgaged Property in advance and thereafter on a quarterly basis, each such deposit to be equal to one-quarter of any such annual charges estimated in a reasonable manner by Mortgagee in order to accumulate with Mortgagee sufficient funds to pay such taxes, assessments, insurance premiums and charges. Any such deposits held by Mortgagee shall be returned to Mortgagor within 30 days after this Mortgage is released or satisfied as provided in Section 3.04.

         SECTION 1.04. Payment of Closing Costs. Mortgagor shall pay all reasonable costs incurred by or on behalf of the Mortgagee in connection with, relating to or arising out of the preparation, execution and recording of this Mortgage, including title company charges, inspection costs, recording fees and taxes, attorneys', engineers' and consultants' fees and disbursements and all other, similar expenses of every kind.

         SECTION 1.05. Plans; Alterations and Waste; Repairs. (a) To the extent the same exist on the date hereof or are obtained in connection with future permitted alterations, Mortgagor shall maintain a complete set of final plans, specifications, blueprints and drawings for the Mortgaged Property either at the Mortgaged Property or in a particular office at the headquarters of Mortgagor to which Mortgagee shall have access upon reasonable advance notice and at reasonable times.

         (b)  Mortgagor shall not:

         (i) demolish or remove all or any material portion of the Improvements;

         (ii) commit any waste on the Mortgaged Property or make any alterations to the Mortgaged Property which would materially diminish the utility of Mortgaged Property in the conduct of the business of the Mortgagor or its affiliates as conducted thereon on the date hereof;

         (iii) change the use of the Mortgaged Property or take any other action with respect to the Mortgaged Property if it would materially increase the risk of fire or any other hazard or violate the terms of any insurance policy required by Section 1.06 hereof;

without the consent of the Mortgagee in each instance, such consent not to be unreasonably withheld or delayed.

         (c) Mortgagor will keep and maintain the Improvements and the Fixtures in good repair, working order and condition, reasonable wear and tear excepted.

         SECTION 1.06. Insurance. Mortgagor will purchase and maintain liability insurance, insurance on the Improvements and Fixtures and other insurance in accordance with the terms of the Senior Credit Agreement.

         SECTION 1.07. Casualty; Condemnation/Eminent Domain. Mortgagor shall give Mortgagee prompt written notice of any casualty or other damage to the Mortgaged Property or any proceeding for the taking of the Mortgaged Property or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding. The proceeds received by or on behalf of the Mortgagor in respect of any such casualty, damage or taking shall constitute trust funds held by the Mortgagor for the benefit of the Senior Secured Parties to be applied in accordance with the terms of the Senior Credit Agreement.

         SECTION 1.08. Assignment of Leases and Rents. (a) Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Mortgagor of the Senior Obligations. Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any other Lease or their respective Rents to anyone other than Mortgagee.

         (b) Without Mortgagee's prior written consent, which shall not be unreasonably withheld or delayed, Mortgagor will not enter into, modify, amend, terminate or consent to the cancelation or surrender of any Lease.

         (c) Subject to Section 1.08(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor's right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.08(d), an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein. Subject to Section 1.08(d), Mortgagee may in Mortgagor's name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.

         (d) So long as an Event of Default shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.08(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of such tenant's successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee. Each tenant or any of such tenant's successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.

         (e) Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property. In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.

         (f) Mortgagor shall furnish to Mortgagee, within 45 days after a request by Mortgagee to do so (but no more frequently than twice annually), a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals or license fees payable thereunder.

         SECTION 1.09. Restrictions on Transfers and Encumbrances. Except as expressly permitted by the Senior Credit Agreement or this Mortgage, Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charges or any form of encumbrance upon any interest in or any part of the Mortgaged Property, or be divested of its title to the Mortgaged Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof.

         SECTION 1.10. Security Agreement. This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a "Security Agreement" within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located ("UCC"). Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the state in which the Premises are located to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property. Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence. Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder and under the Security Agreement.

         SECTION 1.11. Filing and Recording. Mortgagor will cause this Mortgage, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Fixtures or any instrument of further assurance.

         SECTION 1.12. Further Assurances. Upon demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for the better conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, Mortgagor will also execute and deliver and hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the lien hereof upon the Fixtures and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

         SECTION 1.13. Additions to Mortgaged Property. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.

         SECTION 1.14. No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.

         SECTION 1.15. Fixture Filing. Certain portions of the Mortgaged Property are or will become "fixtures" (as that term is defined in the UCC) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such portions of the Mortgaged Property that are or become fixtures. The addresses of the Mortgagor, as debtor, and Mortgagee, as secured party, are set forth in the first page of this Mortgage.

         SECTION 1.16. Notice Regarding Special Flood Hazards. Mortgagee has informed Mortgagor, and Mortgagor hereby acknowledges that it realizes, that the Premises listed on Exhibit B is in an area identified by the Director of the Federal Emergency Management Agency as a "special flood hazard area" described in 12 C.F.R. ss.22.2, and Mortgagor hereby acknowledges that it has received, prior to the making of the Senior Loans and the incurrence of indebtedness constituting part of the Senior Obligations, the notice regarding Federal disaster relief assistance referred to in the Appendix to 12 C.F.R. Part 22.


                                 ARTICLE II

                           Defaults and Remedies

         SECTION 2.01. Events of Default. Any event of default under the Senior Credit Agreement (as such term is defined therein, an "Event of Default") shall constitute an Event of Default under this Mortgage.

         SECTION 2.02. Demand for Payment. If an Event of Default shall occur and be continuing, then, requirement of protest, demand or notice of Mortgagee, Mortgagor will pay to Mortgagee all amounts due hereunder and under the Senior Credit Agreement and such further amount as shall be sufficient to cover the costs and expenses of collection, including attorneys' fees, disbursements and expenses incurred by Mortgagee, and Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

         SECTION 2.03. Rights To Take Possession, Operate and Apply Revenues. (a) If an Event of Default shall occur and be continuing, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent not prohibited by applicable law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, and exclude Mortgagor and its agents and employees wholly therefrom.

         (b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor will pay to Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee's attorneys and agents with interest thereon at the Default Interest Rate; and all such expenses and compensation shall, until paid, be secured by this Mortgage.

         (c) Upon every such entry or taking of possession, Mortgagee may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property, (iii) insure or keep the Mortgaged Property insured, (iv) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same, or
(v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or determined by Mortgagee to be in its best interest and Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received as provided in
Section 2.08.

         (d) Whenever, before any sale of the Mortgaged Property under
Section 2.06, all Senior Obligations that are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

         SECTION 2.04. Right To Cure Mortgagor's Failure to Perform. Should Mortgagor fail in the payment, performance or observance of any term, covenant or condition set forth in this Mortgage or the Senior Credit Agreement (with respect to the Mortgaged Property) for 10 days after notice of such failure from Mortgagee (in the case of a monetary default) or 20 days after notice of such failure from Mortgagee (in the case of a non-monetary default), Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be repaid by Mortgagor to Mortgagee with interest thereon at the Default Interest Rate from the date incurred within 10 days after demand made by Mortgagee. Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.

         SECTION 2.05. Right to a Receiver. If an Event of Default shall occur and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver (which may be Mortgagee or an employee of Mortgagee) to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. Mortgagor shall pay to Mortgagee upon demand all reasonable expenses, including receiver's fees, reasonable attorney's fees and disbursements, costs and agent's compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Interest Rate.

         SECTION 2.06. Foreclosure and Sale. (a) If an Event of Default shall occur and be continuing, Mortgagee may elect to sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of foreclosure or of sale granted to Mortgagee by applicable law or this Mortgage. In such case, Mortgagee may commence a civil action to foreclose this Mortgage, or it may proceed and sell the Mortgaged Property to satisfy any Senior Obligation. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale. Without further notice, Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Any person, including Mortgagor or Mortgagee or any designee or affiliate thereof, may purchase at such sale.

         (b) The Mortgaged Property may be sold subject to unpaid taxes and Permitted Encumbrances, and, after deducting all costs, fees and expenses of Mortgagee (including costs of evidence of title in connection with the sale), Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08.

         (c) Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Senior Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.

         (d) If an Event of Default shall occur and be continuing, Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Senior Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other Senior Loan Document or any other right, or (ii) to pursue any other remedy available to Mortgagee, all as Mortgagee shall determine most effectual for such purposes.

         SECTION 2.07. Other Remedies. (a) In case an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.

         (b) In connection with a sale of the Mortgaged Property or any Fixtures and the application of the proceeds of sale as provided in Section 2.08, Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Senior Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Senior Obligations remaining unpaid, with interest.

         SECTION 2.08. Application of Sale Proceeds and Rents. After any foreclosure sale of all or any portion of the Mortgaged Property, Mortgagee shall receive and apply the proceeds of the sale together with any Rents that may have been collected and any other sums that may then be held by Mortgagee under this Mortgage as follows:

                  FIRST, to the payment of the costs and expenses of such sale, including compensation to Mortgagee's attorneys and agents, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the Default Interest Rate on all advances made by Mortgagee, including all taxes, assessments (or other charges) (except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold) and the cost of removing any liens or encumbrances (except any liens or encumbrances subject to which the Mortgaged Property was sold);

                  SECOND, to the Mortgagee for the distribution to the Senior Secured Parties for the satisfaction of the Senior Obligations owed to the Senior Secured Parties;

                  THIRD, to the holder of any subordinate mortgage encumbering the Mortgaged Property entitled to receive such proceeds; and

                  FOURTH, to the Mortgagor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. In the event of any inconsistency between this Section 2.08 and the Collateral Trust and Intercreditor Agreement, the Collateral Trust and Intercreditor Agreement shall control. Nothing in this Mortgage shall be interpreted to make the Mortgagee an agent of the Second Priority Debt Parties. Upon any sale of the Mortgaged Property by the Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.

         SECTION 2.09. Mortgagor as Tenant Holding Over. If Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by Mortgagee, at Mortgagee's election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

         SECTION 2.10. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor waives, to the extent not prohibited by law,
(i) the benefit of all laws now existing or that hereafter may be enacted
(x) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Senior Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (ii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and
(iii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Senior Obligations and marshaling in the event of foreclosure of this Mortgage.

         SECTION 2.11. Discontinuance of Proceedings. In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

         SECTION 2.12. Suits To Protect the Mortgaged Property. Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and
(c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.

         SECTION 2.13. Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Senior Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

         SECTION 2.14. Possession by Mortgagee. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.

         SECTION 2.15. Waiver. (a) No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver by Mortgagee to or of any breach or Event of Default by Mortgagor in the performance of the Senior Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Senior Obligations by Mortgagor hereunder. No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.

         (b) Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Senior Loan Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Mortgagee's lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

         SECTION 2.16. Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.


                                ARTICLE III

                               Miscellaneous

         SECTION 3.01. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

         SECTION 3.02. Notices. All notices requests, demands and other communications hereunder shall be in writing and given to Mortgagor in accordance with the terms of the Senior Credit Agreement at the address set forth on the first page of this Mortgage and to the Mortgagee as provided in the Senior Credit Agreement.

         SECTION 3.03. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.

         SECTION 3.04. Satisfaction and Cancelation. (a) The conveyance to Mortgagee of the Mortgaged Property as security created and consummated by this Mortgage shall be null and void when all the Senior Obligations have been indefeasibly paid in full in accordance with the terms of the Loan Documents and the Senior Banks have no further commitment to make Senior Loans under the Senior Credit Agreement, no Letters of Credit are outstanding and the Issuing Bank has no further obligation to issue Letters of Credit under the Senior Credit Agreement.

         (b) Upon a sale or financing by Mortgagor of all or any portion of the Mortgaged Property that is permitted by the Senior Credit Agreement and the application of the Net Proceeds of such sale or financing in accordance with the Senior Credit Agreement, the lien of this Mortgage shall be released from the applicable portion of the Mortgaged Property. Mortgagor shall give the Mortgagee reasonable written notice of any sale or financing of the Mortgaged Property prior to the closing of such sale or financing.

         (c) In connection with any termination or release pursuant to paragraph (a), the Mortgage shall be marked "satisfied" by the Mortgagee, and this Mortgage shall be canceled of record at the request and at the expense of the Mortgagor. Mortgagee shall execute any documents reasonably requested by Mortgagor to accomplish the foregoing or to accomplish any release contemplated by this Section 3.04 and Mortgagor will pay all costs and expenses, including reasonable attorneys' fees, disbursements and other charges, incurred by Mortgagee in connection with the preparation and execution of such documents.

         SECTION 3.05. Definitions. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "including" shall mean "including but not limited to"; (b) "provisions" shall mean "provisions, terms, covenants and/or conditions"; (c) "lien" shall mean "lien, charge, encumbrance, security interest, mortgage or deed of trust"; (d) "obligation" shall mean "obligation, duty, covenant and/or condition"; and
(e) "any of the Mortgaged Property" shall mean "the Mortgaged Property or any part thereof or interest therein". Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act that is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property, except to the extent that a Lease executed prior to the date hereof expressly permits such act without the consent of the Mortgagor or the holder of any mortgage. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest. Subject to express provisions to the contrary contained in this Mortgage, Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder. To the extent that this Mortgage provides that any particular consent, approval, acceptance or satisfaction is subject to the terms of the Senior Credit Agreement, it shall be granted or withheld as provided in the Senior Credit Agreement.

         SECTION 3.06. Multisite Real Estate Transaction. Mortgagor acknowledges that this Mortgage is one of a number of Other Mortgages that secure the Senior Obligations. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Senior Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Loan Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Senior Obligations secured or of any of the collateral security therefor, including the Other Mortgages and other Loan Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Loan Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee's rights and remedies under any or all of the Other Mortgages and other Loan Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and other Loan Documents or any of Mortgagee's rights and remedies thereunder. Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Senior Loan Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.


                                 ARTICLE IV

                           Particular Provisions

         This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:

         SECTION 4.01. Applicable Law; Certain Particular Provisions. This Mortgage shall be governed by and construed in accordance with the internal law of the State in which the Mortgaged Property is located without regard to principles of conflicts of laws and Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in such state, except that the internal laws of the State of New York (without regard to principles of conflicts of laws) shall govern (i) those terms and conditions contained in the Senior Credit Agreement and/or the Senior Subsidiary Guarantee Agreement which are incorporated by reference herein and (ii) the resolution of issues arising under the Senior Credit Agreement and/or the Senior Subsidiary Guarantee Agreement to the extent that such resolution is necessary to the interpretation of this Mortgage. The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in Appendix A, the terms and provisions set forth in Appendix A shall govern and control.

         [The balance of this page intentionally left blank.]







         IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered to Mortgagee by Mortgagor on the date of the acknowledgment attached hereto.


                                       [NAME OF Mortgagor], a [              ],

                                         by:
                                            __________________________________
                                             Name:
                                             Title:

Attest:

by:
   _______________________________
   Name:
   Title:

[Corporate Seal]







                       [LOCAL FORM OF ACKNOWLEDGMENT]








                                                                  Exhibit A
                                                                to Mortgage









                            Description of Land





                                                                   Exhibit B









                           Premises Located in a
                         Special Flood Hazard Area

                                   None.








                                                                  Appendix A
                                                                 to Mortgage





                            Local Law Provisions








                                                                Appendix B
                                                               to Mortgage


                             Definitions Annex

         This is the Definitions Annex referred to in the Senior Loan Documents (such term and each other capitalized term used herein as defined below, and if not defined herein, have the meanings assigned to such terms in the applicable Senior Loan Document or Second Priority Debt Document) and the Second Priority Debt Documents. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof and of each Senior Loan Document and Second Priority Debt Document containing restrictions or imposing conditions on the amendment, modification or supplementing of such agreement or contract.

         "Affiliate" means, when used with respect to a specified Person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Asset Sale" means any sale, transfer or other disposition (including pursuant to a Sale and Leaseback Transaction) of any property or asset of the Borrower or any Subsidiary (including any equity interest in a Subsidiary), other than a Permitted Disposition

         "Assignee" has the meaning ascribed to it in Section 9.06(c) of the Senior Credit Agreement.

         "Assignment and Acceptance Agreement" means an assignment and acceptance agreement in the form of Exhibit F to the Senior Credit Agreement.

         "Attributable Debt" means, as to any particular Capital Lease or Sale and Leaseback Transaction under which the Borrower or any Subsidiary is at the time liable, at any date as of which the amount thereof is to be determined (i) in the case of a transaction involving a Capital Lease, the amount on such date of the obligation thereunder that would appear on a balance sheet prepared as of such date in accordance with generally accepted accounting principles, or (ii) in the case of a Sale and Leaseback Transaction not involving a Capital Lease, the then present value of the minimum rental obligations under such Sale and Leaseback Transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor) computed by discounting the respective rental payments at the actual interest factor included in such payments or, if such interest factor cannot be readily determined, at the rate per annum that would be applicable to a Capital Lease of the Borrower having similar payment terms. The amount of any rental payment required to be made under any such Sale and Leaseback Transaction not involving a Capital Lease may exclude amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges, whether or not characterized as rent.

         "Bank" means each bank listed on the signature pages of the Senior Credit Agreement, each Assignee which becomes a Bank pursuant to Section 9.06(c) of the Senior Credit Agreement, and their respective successors. Unless the context clearly indicates otherwise, the term "Bank" shall include the Swingline Banks.

         "Bankruptcy Proceeding" means any proceeding under Title 11 of the U.S. Code or any other Federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

         "Basket Asset Sale" means any sale or disposition (including a Sale and Leaseback Transaction not involving any Mortgaged Property) of office locations, stores or other personal or real property (including any improvements thereon), whether or not constituting Mortgaged Property, or leasehold interest therein for fair value in the ordinary course of business consistent with past practice and not inconsistent with the Borrower's business plan delivered to the Representatives on the Closing Date, provided, however, that, (i) the aggregate consideration received therefor (including the fair market value of any non-cash consideration) shall not exceed $75,000,000 in any fiscal year (calculated without regard to Sale and Leaseback Transactions permitted by Section 5.14(a), (b) and
(c) of the Senior Credit Facility as in effect on the Closing Date) and
(ii) at least 75% of such consideration shall consist of cash.

         "Borrower" means Rite Aid.

         "Business Day" means any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Euro-Dollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Lease" means any lease of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's balance sheet.

         "Capital Markets Transaction" means the receipt by the Borrower or a Subsidiary of proceeds of an issuance in the public or private capital markets of long-term debt securities, of equity securities or of equity-linked (e.g., trust preferred) securities (other than any proceeds in respect of the issuance of Exchange Notes to SPV and the disposition of such Exchange Notes pursuant to the Forward Commitment Agreement).

         "Casualty/Condemnation" means any event that gives rise to Casualty/Condemnation Proceeds.

         "Casualty/Condemnation Proceeds" means

                  (a) any insurance proceeds under any insurance policies or otherwise with respect to any casualty or other insured damage to any assets of the Borrower or its Subsidiaries, and

                  (b) any proceeds received by the Borrower or any Subsidiary of any action or proceeding for the taking of any assets of the Borrower or its Subsidiaries, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any similar public improvement or condemnation proceeding, less, in each case (i) any fees, commissions and expenses (including the costs of adjustment and condemnation proceedings) and other costs paid or incurred by the Borrower or any Subsidiary in connection therewith, (ii) income taxes reasonably estimated to be payable as a result of any gain recognized in connection with the receipt of such payment or proceeds and
(iii) payment of the outstanding amount of any Debt (or Attributable Debt), other than the Secured Obligations, together with premium or penalty, if any, and interest thereon (or comparable obligations in respect of Attributable Debt), that is secured by a Lien on (or if Attributable Debt, the lease of) the stock or assets in question and that has priority over both the Senior Lien and the Second Priority Lien and is to be repaid as a result of receipt of such payments or proceeds; provided, however, that no such proceeds shall constitute Casualty/Condemnation Proceeds to the extent that such proceeds are (A) reinvested in other like fixed or capital assets within 180 days of the Casualty/Condemnation that gave rise to such proceeds or (B) committed to be reinvested in other like fixed or capital assets within 180 days of such Casualty/Condemnation, with diligent pursuit of such reinvestment, and reinvested in such assets within 365 days of such Casualty/Condemnation.

         "Citibank" means Citibank, N.A.

         "Citibank Standby L/C Documents" means the reimbursement agreements, letter of credit applications and other documents relating to the Citibank Standby Letters of Credit.

         "Citibank Standby L/C Obligations" means (a) each payment, including payments in respect of reimbursements and cash collateralization, required to be made by Rite Aid under the Citibank Standby L/C Documents in respect of Citibank Standby Letters of Credit in an aggregate amount at any time outstanding not in excess of (i) $8,000,000 minus (ii) the cumulative amount of proceeds of Collateral applied to such obligations as the result of the exercise of remedies under the Senior Collateral Documents and (b) all other monetary obligations, including fees, costs, expenses and indemnities (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of Rite Aid or any Obligor under the Citibank Standby L/C Documents to the extent attributable to the Citibank Standby Letters of Credit referred to in clause (a).

         "Citibank Standby Letters of Credit" means the standby letters of credit issued for the account of the Borrower by Citibank outstanding on the Closing Date in an aggregate face amount of approximately $8,000,000, together with any standby letter of credit (other than any letter of credit issued under the Senior Credit Facility) hereafter issued by Citibank for the account of any Obligor, provided that the Citibank Standby Letters of Credit shall be limited to an amount at any time outstanding not in excess of (i) $8,000,000 minus (ii) the cumulative amount of proceeds of Collateral applied as the result of the exercise of remedies under the Senior Collateral Documents to reimbursement and cash collateralization obligations in respect of Citibank Standby Letters of Credit.

         "Closing Date" means the date on which the Senior Credit Facility, the amendments and restatements giving rise to the Existing Facilities and the exchange offer and other transactions giving rise to the Exchange Notes become effective.

         "Collateral" means the Senior Collateral and the Second Priority Collateral.

         "Collateral Documents" means (a) the Senior Collateral Documents and (b) the Second Priority Collateral Documents.

         "Collateral Trust and Intercreditor Agreement" means the
Collateral Trust and Intercreditor Agreement, dated as of June 12, 2000, among Rite Aid, the Subsidiary Guarantors, the Second Priority Collateral Trustee, the Senior Collateral Agent and each Second Priority
Representative.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person.

         "Debt Facility" means any of the Senior Credit Facility, the Existing Facilities, the Synthetic Lease Facilities and the Exchange Note Indenture.

         "Default Rate" means a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the sum of (a) the rate of interest publicly announced by Citibank in New York, New York, from time to time as its "base rate", plus (b) 2.00%.

         "Designated Asset Disposition" means any sale, transfer or other disposition of Exchange Debt First Priority Collateral other than a Permitted Disposition.

         "Domestic Subsidiary" means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "Drugstore.com Common Stock" means the common stock of Drugstore.com, Inc., a Delaware corporation, owned by Rite Aid.

         "Drugstore.com Pledge Agreement" means the Drugstore.com Pledge Agreement dated as of October 25, 1999 and amended and restated as of June 12, 2000, between the Borrower and Morgan Guaranty Trust Company of New York, as agent thereunder.

         "Exchange Debt Facility" means the Exchange Debt Facility dated as of June 12, 2000 among Rite Aid Corporation, the banks party thereto and Morgan Guaranty Trust Company of New York, as administrative agent.

         "Exchange Debt Facility Documents" means the collective reference to the "Loan Documents" as defined in the Exchange Debt Facility.

         "Exchange Debt First Priority Collateral" means the prescription files of Rite Aid's Subsidiaries and the proceeds thereof.

         "Exchange Debt First Priority Collateral Documents" means the collective reference to the "First Priority Collateral Documents", as defined in the Exchange Debt Facility.

         "Exchange Debt Obligations" means (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any loans made under the Exchange Debt Facility, (ii) all other amounts payable by the Borrower to the Exchange Debt Parties under the Exchange Debt Facility Documents, and (iii) any renewals or extensions of any of the foregoing; provided, however, that the principal amount of indebtedness included in the Exchange Debt Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "Exchange Debt Parties" means all parties to the Exchange Debt Facility Documents other than the Obligors or any Affiliate thereof, the Senior Bank Parties and the Representatives, but including the administrative agent under the Exchange Debt Facility and the beneficiaries of each indemnification obligation undertaken by Rite Aid or any other Obligor under any Exchange Debt Facility Document.

         "Exchange Note Documents" means the Exchange Notes and the Exchange Note Indenture, Exchange and Registration Rights Agreement among the State Street Bank and Trust, as trustee, Rite Aid and the Subsidiary Guarantors, and the Forward Commitment Agreement.

         "Exchange Note Indenture" means the Indenture dated as of June 12, 2000, among Rite Aid, the Subsidiary Guarantors and State Street Bank and Trust Company, as trustee, relating to the Exchange Notes.

         "Exchange Note Obligations" means (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on the Exchange Notes, (ii) all other amounts payable by the Borrower to the Exchange Note Parties under the Exchange Note Documents, and (iii) any renewals or extensions of any of the foregoing.

         "Exchange Note Parties" means all parties to the Exchange Note Documents and the holders from time to time of the Exchange Notes, in each case other than the Obligors or any Affiliate thereof, the Senior Bank Parties and the Representatives, but including the trustee under the Exchange Note Indentures and the beneficiaries of each indemnification obligation undertaken by Rite Aid or any other Obligor under any Exchange Note Document.

         "Exchange Notes" means the 10.50% Senior Secured Notes Due 2002 of Rite Aid (i) issued in exchange for certain 5.50% Notes Due 2000 of Rite Aid and 6.70% Notes Due 2001 of Rite Aid or (ii) issued on the Closing Date to SPV and to be transferred to SSB, JPM and their respective transferees and assignees pursuant to the Forward Commitment Agreement.

         "Existing Facilities" means

                  (a) the PCS Facility;

                  (b) the RCF Facility;

                  (c) the Finco Facility; and

                  (d) the Exchange Debt Facility.

         "Existing Facilities Documents" means the collective reference to
(i) the PCS Facility Documents, (ii) the RCF Facility Documents, (iii) the Finco Facility Documents and (iv) the Exchange Debt Facility Documents.

         "Existing Facility Obligations" means the PCS Facility
Obligations, the RCF Facility Obligations, the Finco Facility Obligations and the Exchange Debt Obligations.

         "Existing Facility Parties" means the PCS Facility Parties, the RCF Facility Parties, the Finco Facility Parties and the Exchange Debt Parties.

         "Finco Facility" means the Amendment No. 3 to Note Agreement, Amendment No. 4 to Guaranty Agreement, Amendment No. 1 to Put Agreement (the "Omnibus Agreement") dated as of June 12, 2000, relating to the Adjustable Rate Senior Secured Notes due August 15, 2002 originally issued by Finco, Inc. and guaranteed by Rite Aid pursuant to separate Note Agreements dated as of September 30, 1996.

         "Finco Facility Documents" means the (i) Guaranty Agreement dated as of September 30, 1996 pursuant to which Rite Aid guaranteed the obligations of Finco, Inc. under the Finco Facility; (ii) Put Agreement dated as of September 30, 1996 entered into by Rite Aid, and (iii) Security Agreement dated as of September 30, 1996 entered into by Finco, Inc. and The Prudential Insurance Company of America as the Security Agent on behalf of the Finco Facility Parties, in each case as amended through the Closing Date.

         "Finco Facility Obligations" means (i) all outstanding principal amounts under the Finco Facility Documents, (ii) all interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on the principal amounts pursuant to clause
(i) of this definition, (iii) any renewals or extensions of any of the foregoing and (iv) any and all other amounts payable by the Borrower in respect of the Finco Facility Documents; provided, however, that the principal amount of indebtedness included in the Finco Facility Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "Finco Facility Parties" means The Prudential Insurance Company of America and Pruco Life Insurance Company and their successors and assigns as noteholders and purchasers under the Finco Facility Documents and The Prudential Insurance Company of America, as Security Agent under the Finco Facility Documents and its successor or assignee.

         "Forward Commitment Agreement" means the Forward Commitment Agreement dated June 12, 2000, among Rite Aid, SPV, SSB and JPM.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Indentures" mean, collectively, (a) the Indenture dated as of December 21, 1998, between Rite Aid and Harris Trust and Savings Bank, as trustee, (b) the Indenture dated as of August 1, 1993, between Rite Aid and Morgan Guaranty Trust Company of New York, as trustee, (c) the Indenture dated as September 10, 1997, between Rite Aid and Harris Trust and Savings Bank, as trustee and (d) the Indenture dated as of September 22, 1998, between Rite Aid and Harris Trust and Savings Bank, as trustee.

         "Independent Standby L/C Documents" means the Citibank Standby L/C Documents and the Mellon Standby L/C Documents.

         "Independent Standby L/C Obligations" means the Citibank Standby L/C Obligations and the Mellon Standby L/C Obligations.

         "Independent Standby L/C Parties" means Citibank and Mellon Bank in their capacities as issuers of Independent Standby Letters of Credit.

         "Independent Standby Letters of Credit" means the Citibank Standby Letters of Credit and the Mellon Standby Letters of Credit.

         "Instructing Group" means, until the Senior Obligation Payment Date, the Majority Senior Parties, and thereafter the Second Priority Instructing Group.

         "Issuing Bank" is defined in Section 2.17 (i) of the Senior Credit Agreement, and shall include Citicorp USA, Inc., Fleet National Bank, and with respect to the Existing Trade Letters of Credit pursuant to Section
2.17 of the Senior Credit Agreement, Mellon Bank.

         "JPM" means J.P. Morgan Securities, Inc.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Majority Senior Parties" means the Majority Banks, as defined in the Senior Credit Facility, or with respect to any waiver, amendment or request, Senior Banks having such amount of unused Revolving Credit Commitments, Revolving Credit Exposure, unused Term Loan Commitments and outstanding Term Loans as may be required under the Senior Credit Facility to approve the same.

         "Mellon Bank" means Mellon Bank, N.A.

         "Mellon Standby L/C Documents" mean the reimbursement agreements, letter of credit applications and other documents relating to the Mellon Standby Letters of Credit.

         "Mellon Standby L/C Obligations" means (a) each payment, including payments in respect of reimbursements and cash collateralization, required to be made by Rite Aid under the Mellon Standby L/C Documents in respect of Mellon Standby Letters of Credit in an aggregate amount at any time outstanding not in excess of (i) $26,000,000 minus (ii) the cumulative amount of proceeds of Collateral applied to such obligations as the result of the exercise of remedies under the Senior Collateral Documents and (b) all other monetary obligations, including fees, costs, expenses and indemnities (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable as a claim in such proceeding) of Rite Aid under the Mellon Standby L/C Documents to the extent attributable to the Mellon Standby Letters of Credit referred to in clause (a).

         "Mellon Standby Letters of Credit" means the standby letters of credit issued for the account of the Borrower by Mellon Bank outstanding on the Closing Date in an aggregate face amount of $26,000,000, together with any standby letter of credit (other than any letter of credit issued under the Senior Credit Facility) hereafter issued by Mellon Bank for the account of any Obligor provided that the Mellon Standby Letters of Credit shall be limited to an amount at any time outstanding not in excess of (i) $26,000,000 minus (ii) the cumulative amount of proceeds of Collateral applied as the result of the exercise of remedies under the Senior Collateral Documents to reimbursement and cash collateralization obligations in respect of Mellon Standby Letters of Credit.

         "Moody's" means Moody's Investors Service, Inc., or any successor to its business of rating debt securities.

         "Net Cash Proceeds" means,

                  (a) with respect to any sale, transfer or other disposition of any property or asset (a "Disposition"), an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Disposition (including, when received, any cash proceeds received in respect of any noncash proceeds of any Disposition), less (I) the sum of

                           (i) reasonable costs and expenses paid or incurred
                  in connection with such transaction, including, without limitation, any underwriting brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses (including title and recording expenses, associated therewith), payments of unassumed liabilities relating to the assets sold and any severance and termination costs;

                           (ii) the amount of any Debt (or Attributable
                  Debt), together with premium or penalty, if any, and accrued interest thereon (or comparable obligations in respect of Attributable Debt) secured by a Lien on (or if Attributable Debt, the lease of) any asset disposed of in such Disposition and discharged from the proceeds thereof, but only to the extent such Lien has priority over the Senior Lien, the Second Priority Lien and the Liens under the Exchange Debt First Priority Collateral Documents;

                           (iii) any taxes actually paid or to be payable
                  by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Disposition;

                           (iv) the portion of such cash proceeds which the
                  Borrower determines in good faith and reasonably should be reserved for post-closing adjustments, including, without limitation, indemnification payments and purchase price adjustments, provided, that on the date that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Disposition exceeds the actual post-closing adjustments payable by the Borrower or any of the Subsidiary Guarantors shall constitute Net Cash Proceeds on such date; and

                           (v) in the case of a PCS Divestiture the sum of
                  (1) the PCS Incremental Investment as of the date of consummation of such disposition plus (2) the aggregate Net Cash Proceeds of PCS Dispositions in the form of Sale and Leaseback Transactions theretofore applied to prepayments of the PCS Facility; and

         plus (II) in the case of a PCS Divestiture, the PCS Investment Reduction as of the date of consummation of such transaction;

                  (b) with respect to any Capital Markets Transaction, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Capital Markets Transaction, less any reasonable transaction costs; including investment banking and underwriting fees, discounts and commissions and any other expenses (including legal fees and expenses) reasonably incurred by such Person in respect of such Capital Markets Transaction; and

                  (c) with respect to receipt of Casualty/Condemnation Proceeds, the amount thereof.

         "Obligors" means Rite Aid, the Subsidiary Guarantors and any other Person who is liable for any of the Secured Obligations.

         "paid in full" means paid in full in cash.

         "PCS" means PCS Holding Corporation, a Delaware corporation, and its successors.

         "PCS Common Stock" means the common stock of PCS owned by Rite
Aid.

         "PCS Disposition" means (i) any sale or other disposition of capital stock of PCS (or of any non-cash proceeds thereof), (ii) any sale, lease or other disposition (including a Casualty/Condemnation) by PCS or any of its Subsidiaries of any asset, other than (y) dispositions of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment, in each case in the ordinary course of business, and (z) dispositions to PCS or a wholly-owned Subsidiary of PCS or (iii) any sale, lease or other disposition (including a Casualty/Condemnation) of PCS Land.

         "PCS Divestiture" means a PCS Disposition as a result of which the business of PCS is no longer conducted by a Consolidated Subsidiary of the Borrower.

         "PCS/Drugstore Pledged Collateral" means the capital stock of PCS and Drugstore.com pledged by Rite Aid under the PCS Pledge Agreement and the Drugstore.com Pledge Agreement and all income and profits thereon, dividends and other payments and distributions with respect thereto and all proceeds of the foregoing subject to a Lien under such agreements.

         "PCS Excluded Assets" means (i) any Collateral consisting of assets of PCS or a Subsidiary of PCS, other than PCS Linked Accounts, (ii) PCS Land and (iii) any proceeds of clauses (i) and (ii). For purposes of
Article IV of the Collateral Trust and Intercreditor Agreement, any proceeds of enforcement of the Senior Subsidiary Guarantee Agreement or the Second Priority Guarantee Agreement against PCS or a Subsidiary of PCS (other than with respect to the PCS Linked Accounts and the proceeds thereof) shall be deemed to be proceeds of Collateral consisting of PCS Excluded Assets.

         "PCS Facility" means the PCS Facility dated as of June 12, 2000, among Rite Aid, the banks party thereto and Morgan Guaranty Trust Company of New York, as administrative agent.

         "PCS Facility Documents" means the "Loan Documents" as defined in the PCS Facility.

         "PCS Facility Obligations" means (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any loan made under the PCS Facility, (ii) all other amounts payable by the Borrower under the PCS Facility Documents and (iii) any renewals or extensions of any of the foregoing; provided, however, that the principal amount of indebtedness included in the PCS Facility Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "PCS Facility Parties" means the parties to the PCS Facility Documents other than the Obligors, the Senior Bank Parties and the Representatives, but including the administrative agent under the PCS Facility and the beneficiaries of each indemnification obligation by Rite Aid or any other Obligor under any PCS Facility Documents.

         "PCS Incremental Investment" means, at any date, the amount, if any, by which the inter-company payable owing by Rite Aid Hdqtrs. Corp. to PCS at such date is less than such amount as at the Closing Date. The Borrower shall promptly notify each of the Representatives following the Closing Date of such latter amount.

         "PCS Investment Reduction" means, at any date, the excess, if any, of (i) the amount, if any, by which the intercompany payable owing by Rite Aid Hdqtrs. Corp. to PCS at such date is greater than such amount as at May 27, 2000, over (ii) the cumulative PCS EBITDA, as defined in the Senior Credit Facility, for the period from May 27, 2000, to such date.

         "PCS Land" means the real property described as N.W. 96th Street and Mountainview Road, Scottsdale, Arizona, together with any improvements thereon.

         "PCS Linked Accounts" means any accounts receivable owed to PCS by third party insurers in respect of claims generated by other Subsidiaries of Rite Aid and giving rise to related accounts payable owed by PCS to such other Subsidiaries of Rite Aid.

         "PCS Pledge Agreement" means the PCS Pledge Agreement dated as of October 25, 1999 and amended and restated as of June 12, 2000, between the Borrower and Morgan Guaranty Trust Company of New York, as agent thereunder.

         "Permitted Disposition" means any of the following:

                  (i) dispositions of inventory at retail, cash, cash equivalents and other cash managing investments and obsolete, unused, uneconomic or unnecessary equipment, in each case in the ordinary course of business;

                  (ii) a disposition to a Subsidiary Guarantor, provided, that (A) if the property subject to such disposition constitutes Collateral immediately before giving effect to such disposition, such property continues to constitute Collateral subject to the Senior Lien and the Second Priority Lien, and (B) no dispositions of property will be made to or by PCS or its Subsidiaries except in the ordinary course of business consistent with past practice;

                  (iii) a sale or discount, in each case without recourse and in the ordinary course of business, of overdue Accounts (as defined in the Senior Credit Facility) arising in the ordinary course of business, but only to the extent such Accounts are no longer Eligible Accounts Receivable (as defined in the Senior Credit Facility) and such sale or discount is in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

                  (iv)  Basket Asset Sales; and

                  (v) any disposition of Exchange Notes by SPV to SSB or JPM (or their respective successors, assigns and affiliates), pursuant to the Forward Commitment Agreement as in effect on the Closing Date.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "RCF Facility" means the RCF Facility dated as of June 12, 2000, among Rite Aid, the banks party thereto and Morgan Guaranty Trust Company of New York, as administrative agent.

         "RCF Facility Documents" means the "Loan Documents" as defined in the RCF Facility.

         "RCF Facility Obligations" means (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any loan made under the RCF Facility, (ii) all other amounts payable by the Borrower to the RCF Facility Parties under the RCF Facility Documents and (iii) any renewals or extensions of any of the foregoing; provided, however, that the principal amount of indebtedness included in the RCF Facility Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "RCF Facility Parties" means the parties to the RCF Facility Documents other than the Obligors.

         "Reduction" means, when applied to any Debt Facility, (i) the permanent repayment of outstanding loans (or obligations in respect of Attributable Debt) under such Debt Facility, (ii) the permanent reduction of outstanding lending commitments under such Debt Facility or (iii) the permanent cash collateralization of outstanding letters of credit under such facility (together with the termination of any lending commitments utilized by such letters of credit).

         "Reduction Event" is (i) a PCS Disposition, (ii) a Capital Markets Transaction, (iii) a Designated Asset Disposition, (iv) a Senior Collateral Disposition, (v) other Asset Sales or (vi) receipt of other
Casualty/Condemnation Proceeds.

         "Related Exchange Debt" means, with respect to any of the Existing Facilities (other than the Exchange Debt Facility), Debt under the Exchange Debt Facility issued in exchange for Debt under such Existing Facility.

         "Related Exchange Debt Obligation" shall mean Exchange Debt Obligations in respect of Related Exchange Debt.

         "Representatives" means each of the Senior Collateral Agent and the Second Priority Representatives.

         "Required Prepayment Amount" has the meaning assigned to such term in the Senior Credit Facility, as in effect on the Closing Date.

         "Revolving Credit Commitment" means, with respect to each Bank, the commitment of such Bank to make Revolving Loans as set forth in Annex 1 of the Senior Credit Agreement, or in the Assignment and Acceptance Agreement pursuant to which such Bank assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.08 of the Senior Credit Agreement, and (b) reduced or increased from time to time pursuant to assignments by or to such Bank pursuant to Section 9.06 of the Senior Credit Agreement.

         "Revolving Loans" means the revolving loans made by the Banks to the Borrower pursuant to Section 2.01(b) of the Senior Credit Agreement.

         "Rite Aid" means Rite Aid Corporation, a Delaware corporation, and its successors.

         "Rite Aid Hdqtrs. Corp." means Rite Aid Hdqtrs. Corp., a Delaware corporation and a Wholly-Owned Consolidated Subsidiary of the Borrower.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

         "Sale and Leaseback Transaction" means the sale or transfer by the Borrower or any Subsidiary of any office building (including its headquarters), distribution center, manufacturing plant, warehouse, Store or equipment now or hereafter owned by the Borrower or any Subsidiary with the intention that the Borrower or any Subsidiary take back a lease thereof.

         "Second Priority Collateral" means all the "Second Priority Collateral" as defined in any Second Priority Collateral Documents and shall also include the Mortgaged Properties and the proceeds thereof, but shall not in any event include the PCS/Drugstore Pledged Collateral or the Exchange Debt First Priority Collateral.

         "Second Priority Collateral Documents" means the Second Priority Mortgages, the Second Priority Subsidiary Security Agreement, the Second Priority Subsidiary Guarantee Agreement, the Second Priority Indemnity, Subrogation and Contribution Agreement, the Collateral Trust and Intercreditor Agreement and each of the mortgages, security agreements and other instruments and documents executed and delivered by any Subsidiary Guarantor pursuant to any of the foregoing for purposes of providing collateral security or credit support for any Second Priority Debt Obligation or obligation under the Second Priority Subsidiary Guarantee Agreement but specifically excluding the Drugstore.com Pledge Agreement, the Exchange Debt First Priority Collateral Documents and the PCS Pledge Agreement.

         "Second Priority Collateral Trustee" means Wilmington Trust Company, in its capacity as collateral trustee under the Collateral Trust and Intercreditor Agreement and the Second Priority Collateral Documents, and its successors.

         "Second Priority Debt Documents" means the Existing Facility Documents, the Exchange Note Documents, the Synthetic Lease Documents and the Second Priority Collateral Documents.

         "Second Priority Debt Obligations" means the collective reference to the Exchange Debt Obligations, the Exchange Note Obligations, the Synthetic Lease Obligations, the PCS Facility Obligations, the RCF Facility Obligations and the Finco Facility Obligations.

         "Second Priority Debt Parties" means the Existing Facility Parties, the Exchange Note Parties, the Synthetic Lease Parties and the Second Priority Collateral Trustee.

         "Second Priority Facilities" means the Exchange Debt Facility, the Exchange Note Indenture, the Synthetic Lease Facilities, the PCS Facility, the RCF Facility and the Finco Facility.

         "Second Priority Indemnity, Subrogation and Contribution
Agreement" means the Second Priority Indemnity, Subrogation and
Contribution Agreement, dated as of June 12, 2000, among Rite Aid, the Subsidiary Guarantors and the Second Priority Collateral Trustee.

         "Second Priority Instructing Group" means Second Priority Representatives with respect to Second Priority Facilities under which at least a majority of the then aggregate amount of Second Priority Debt Obligations are outstanding.

         "Second Priority Lien" means the Liens on the Second Priority Collateral in favor of the Second Priority Debt Parties under the Second Priority Collateral Documents.

         "Second Priority Mortgages" means the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents which create a Lien in favor of the Second Priority Collateral Trustee for the benefit of the Second Priority Debt Parties, delivered pursuant to the Second Priority Debt Documents, each substantially in the form of Exhibit [ ] to the RCF Facility, with such changes as are approved by the Senior Collateral Agent and the Second Priority Representatives.

         "Second Priority Representative" means, in respect of each Second Priority Facility, the trustee under the Exchange Note Indenture and the administrative agent, security agent or agent under each other Second Priority Facility and each of their successors in such capacities.

         "Second Priority Subsidiary Guarantee Agreement" means the Second Priority Subsidiary Guarantee Agreement, dated as of June 12, 2000, made by the Subsidiary Guarantors (including any additional Subsidiary Guarantor becoming party thereto after the Closing Date) in favor of the Second Priority Collateral Trustee for the benefit of the Second Priority Debt Parties.

         "Second Priority Subsidiary Security Agreement" means the Second Priority Subsidiary Security Agreement, dated as of June 12, 2000, made by the Subsidiary Guarantors (including any additional Subsidiary Guarantor becoming party thereto after the Closing Date) in favor of the Second Priority Collateral Trustee for the benefit of the Second Priority Debt Parties.

         "Secured Obligations" means the Senior Obligations and the Second Priority Debt Obligations.

         "Senior Bank" means a "Bank" as defined in the Senior Credit
Facility.

         "Senior Bank Obligations" means (i) the principal of each loan made under the Senior Credit Facility, (ii) all reimbursement and cash collateralization obligations in respect of letters of credit issued under the Senior Credit Facility, (iii) all monetary obligations of the Borrower or any Subsidiary under each Senior Interest Rate Agreement entered into with any counterparty that was a Senior Bank (or an Affiliate thereof) at the time such Senior Interest Rate Agreement was entered into, (iv) all interest on the loans, letter of credit reimbursement, fees and other obligations under the Senior Credit Facility or such Senior Interest Rate Agreements (including, without limitation any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower or any Subsidiary Guarantor, whether or not allowed or allowable as a claim in such proceeding), (v) all other amounts payable by the Borrower under the Senior Loan Documents and (vi) all increases, renewals, extensions and refinancings of the foregoing; provided, however, that the principal amount of the indebtedness under the Senior Credit Facility included in the Senior Bank Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "Senior Bank Parties" means each party to the Senior Credit Facility other than any Obligor, each counterparty to a Senior Interest Rate Agreement, the beneficiaries of each indemnification obligation undertaken by Rite Aid or any other Obligor under any Senior Loan Document, and the successors and permitted assigns of each of the foregoing.

         "Senior Collateral" means all the "Senior Collateral" as defined in any Senior Collateral Document and shall also include the Mortgaged Properties and the proceeds thereof, but shall not in any event include the PCS/Drugstore Pledged Collateral and the Exchange Debt First Priority Collateral.

         "Senior Collateral Agent" means Citicorp USA, Inc., in its capacity as Senior Collateral Agent under the Senior Collateral Documents, and its successors.

         "Senior Collateral Disposition" means (i) any sale, transfer or other disposition of Senior Collateral (including of any property or assets that would constitute Senior Collateral but for the release of the Senior Lien with respect thereto in connection with such sale, transfer or other disposition), other than a PCS Disposition, or a Permitted Disposition or
(ii) a Casualty/Condemnation with respect to Senior Collateral (other than PCS Excluded Assets).

         "Senior Collateral Documents" means the Senior Mortgages, the Senior Subsidiary Security Agreement, the Senior Subsidiary Guarantee Agreement, the Senior Indemnity, Subrogation and Contribution Agreement, the Collateral Trust and Intercreditor Agreement and each of the mortgages, security agreements and other instruments and documents executed and delivered by any Subsidiary Guarantor pursuant to any of the foregoing or pursuant to the Senior Credit Facility or for purposes of providing collateral security or credit support for any Senior Obligation or obligation under the Senior Subsidiary Guarantee Agreement.

         "Senior Credit Facility" means the Senior Credit Agreement, dated as of June 12, 2000, among Rite Aid, as Borrower, the Senior Banks, the Swingline Banks, the Issuing Banks, the Senior Administrative Agent, the Senior Collateral Agent and the Syndication Agents.

         "Senior Indemnity, Subrogation and Contribution Agreement" means the Senior Indemnity, Subrogation and Contribution Agreement, dated as of June 12, 2000 among Rite Aid, the Subsidiary Guarantors (including Subsidiary Guarantors becoming party thereto after the Closing Date) and the Senior Collateral Agent.

         "Senior Interest Rate Agreement" means any Interest Rate Agreement entered into with Rite Aid or any Subsidiary, if the applicable counterparty was a Senior Bank or an Affiliate thereof at the time the Interest Rate Agreement was entered into.

         "Senior Lien" means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

         "Senior Loan Documents" means the Senior Credit Facility, the Notes referred to in the Senior Credit Facility, each Senior Interest Rate Agreement, and the Senior Collateral Documents.

         "Senior Mortgages" means the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to the Senior Credit Facility, each substantially in the form of Exhibit J to the Senior Credit Facility, with such changes as are approved by the Senior Collateral Agent.

         "Senior Obligation Payment Date" means the date on which (i) the Senior Obligations have been paid in full, (ii) all lending commitments under the Senior Credit Facility have been terminated and (iii) there are no outstanding Independent Standby Letters of Credit or letters of credit issued under the Senior Credit Facility other than such as have been fully cash collateralized under documents and arrangements satisfactory to the issuer of such letters of credit.

         "Senior Obligations" means (a) the Senior Bank Obligations and (b) the Independent Standby L/C Obligations.

         "Senior Secured Parties" means (a) the Senior Bank Parties and (b) the Independent Standby L/C Parties.

         "Senior Subsidiary Guarantee Agreement" means the Senior
Subsidiary Guarantee Agreement, made by the Subsidiary Guarantors
(including Subsidiary Guarantors that become parties thereto after the Closing Date) in favor of the Senior Collateral Agent for the benefit of the Senior Secured Parties.

         "Senior Subsidiary Security Agreement" means the Senior Subsidiary Security Agreement, made by the Subsidiary Guarantors (including Subsidiary Guarantors that become parties thereto after the Closing Date) in favor of the Senior Collateral Agent for the benefit of the Senior Secured Parties.

         "SPV" means Fiona One Corp., a Delaware corporation and a wholly-owned Subsidiary of Rite Aid which is organized for the sole purpose of acquiring Exchange Notes on the Closing Date from Rite Aid and selling such Exchange Notes to SSB and JPM in accordance with the Forward
Commitment Agreement.

         "SSB" means Salomon Smith Barney Inc.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "Subsidiary Guarantor" means each Subsidiary that is party to the Senior Subsidiary Guarantee Agreement, the Second Priority Subsidiary Guarantee Agreement or any other Senior Collateral Document or Second Priority Collateral Document.

         "Synthetic Lease" means a lease which is treated as an operating lease under generally accepted accounting principles but as ownership of the leased asset by the lessee for purposes of the Internal Revenue Code.

         "Synthetic Lease Documents" means [the documents governing the Synthetic Leases].

         "Synthetic Lease Facilities" means certain synthetic leases entered into by the Subsidiary Guarantors and guaranteed by Rite Aid having an aggregate discounted present value of approximately $214,000,000, as amended and restated as of the Closing Date.

         "Synthetic Lease Obligations" means all rent and supplemental rent, all fees and all other expenses or amounts payable by any Obligors to any Synthetic Lease Parties under any Synthetic Lease Document; provided, however, that the aggregate amount of the Synthetic Lease Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "Synthetic Lease Parties" means all parties to the Synthetic Lease Documents other than the Obligors.

         "Temporary Cash Investment" means any investment by any Person in
(i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such investment matures within one year from the date of acquisition thereof by such Person or (v) money market mutual funds at least 90% the assets of which are held in investments referred to in clauses (i) through (iv) above (except that the maturities of certain investments held by any such money market funds may exceed one year so long as the dollar-weighted average life of the investments of such money market mutual fund is less than one year).

         "Term Loans" means the term loans made by the Banks to the Borrower pursuant Section 2.01(a) of the Senior Credit Agreement.

         "Term Loan Commitments" means with respect to each Bank, the commitment of such Bank to make Term Loans as set forth on Annex 1 of the Senior Credit Agreement, or in the Assignment and Acceptance pursuant to which such Bank assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.08 of the Senior Credit Commitment and (b) reduced or increased from time to time pursuant to assignments by or to such Bank pursuant to Section 9.06 of the Senior Credit Commitment.

         "Uniform Commercial Code" or "UCC" means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.





                                                                   EXHIBIT K


                                            [FORM OF] SECOND PRIORITY
                                    SUBSIDIARY GUARANTEE AGREEMENT dated as
                                    of June 12, 2000, among each of the
                                    subsidiaries listed on Schedule I
                                    hereto (each such subsidiary
                                    individually, a "Subsidiary Guarantor"
                                    and collectively, the "Subsidiary
                                    Guarantors") of RITE AID CORPORATION, a
                                    Delaware corporation (the "Borrower"),
                                    and WILMINGTON TRUST COMPANY, a
                                    Delaware banking corporation, as
                                    collateral trustee (in such capacity,
                                    the "Second Priority Collateral
                                    Trustee") for the holders from time to
                                    time of the Second Priority Debt
                                    Obligations.


      See Exhibit 10.9 of Form 8-K.




                                                               EXHIBIT L



          [FORM OF] SECOND PRIORITY SUBSIDIARY SECURITY AGREEMENT


     See Exhibit 10.10 of Form 8-K.




                                                                   EXHIBIT M



                                    [FORM OF] SECOND PRIORITY INDEMNITY,
                              SUBROGATION and CONTRIBUTION AGREEMENT dated as of JUNE 12, 2000, among RITE AID CORPORATION, a Delaware corporation (the "Borrower"), each Subsidiary of the Borrower listed on Schedule I hereto (the "Subsidiary Guarantors") and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as collateral trustee (in such capacity, the "Second Priority Collateral Trustee") for the holders from time to time of the Second Priority Debt Obligations.


     See Exhibit 10.11 of Form 8-K.




                                                                    EXHIBIT N



=============================================================================



                                 [FORM OF]


         SECOND PRIORITY MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                 SECURITY AGREEMENT AND FINANCING STATEMENT



                                    FROM



                                    [ ]

                          AS SUBSIDIARY GUARANTOR,
                               THE MORTGAGOR,


                                     TO


                         WILMINGTON TRUST COMPANY,

        AS COLLATERAL TRUSTEE FOR THE SECOND PRIORITY DEBT PARTIES,
                               THE MORTGAGEE,

                  ----------------------------------------


                                   DATED:

                                 PREMISES:

                  ----------------------------------------



===========================================================================


     See Exhibit 10.15 of Form 8-K.